File No. 024-12322

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

PRELIMINARY OFFERING CIRCULAR	SUBJECT TO COMPLETION	DATED APRIL 18, 2024

HUMBL, Inc.

101 W. Broadway, Suite 1450

San Diego, CA 92101

UP TO 3,333,333,333 SHARES OF COMMON STOCK

HUMBL, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”), is offering up to 3,333,333,333 shares of our common stock (the “Offering”) based on an assumed public offering price of $0.0006 for an Offering amount of up to $2,000,000 (the “Maximum Offering”) on a best efforts basis. We anticipate that the public offering price per share will be between $0.0003 and $0.0009 per share of common stock, and we have used the midpoint of the range to determine the aggregate offering price for this Offering Circular. There is no required minimum number of securities or amount of proceeds that must be sold as a condition to completion of the Offering.

Provided that the Offering Statement has been qualified by the Securities and Exchange Commission (the “Commission”), upon the receipt of investors’ subscriptions and acceptance of such subscriptions by us, we may hold closings. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, and other uses as more specifically set forth in this Offering Circular. (See “Use of Proceeds.”) There is no escrow agent for this Offering. If a closing never occurs, any proceeds from the Offering will be promptly returned to investors without deduction or interest. (See “Plan of Distribution.”)

We expect to commence the sale of our common stock within two business days after the Offering Statement of which this Offering Circular is a part has been qualified by the Commission (the “Qualification Date”). The Offering will terminate upon the earliest of (i) the date at which the Maximum Offering set forth above has been sold; (ii) three years from the Qualification Date; or (iii) the date this Offering is earlier terminated by us in our sole discretion (the “Offering Period”). At least every 12 months after the Qualification Date, we will file a post-qualification amendment to include our recent financial statements. The common stock being offered in an amount that is reasonably expected to be offered and sold within two years from the Qualification Date and may not be sold more than three years from the Qualification Date.

The minimum purchase requirement per investor is $20,000 (or approximately 33,333,333 shares of common stock based on an assumed offering price of $0.0006 per share, the midpoint of the price range); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Our common stock is currently listed on OTC Pink Current Information by OTC Markets Group, Inc. (“OTC Pink”) with the stock symbol “HMBL.” On April 17, 2024, the closing bid price for our common stock as reported on the OTC Pink was $0.0007 per share. We plan to apply to up list our common stock to a national securities exchange in the future. However, we cannot provide any assurance that our application will be completed and/or accepted by any such national securities exchange.

Currently, our officers and directors own approximately 40.57% of our voting stock. After the Offering, assuming all of the shares being offered are sold, our officers and directors will hold 35.56% of the voting power of our outstanding common stock (based on an assumed offering price of $0.0006 per share, the midpoint of the public offering price range).

Investing in our common stock involves a high degree of risk. (See “Risk Factors” beginning on page 8.)

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. (See “Plan of Distribution—Investment Limitations.”) Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The securities described in this Offering Circular (the “Offering Circular”) may not be sold until qualified by the Commission. This Offering Circular is not an offer to sell, nor solicitation of an offer to buy, any of our securities in any state or other jurisdiction in which such sale is prohibited. This Offering Circular follows the disclosure format prescribed by Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

For more information concerning the procedures of the Offering, please refer to “Plan of Distribution” beginning on page 55.

The date of this Offering Circular is April 18, 2024.

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ABOUT THIS OFFERING STATEMENT

As used in this Offering Circular, unless the context otherwise requires or indicates, references to the “Company,” “we,” “our,” “ourselves,” and “us” refer to HUMBL, Inc. and our subsidiaries, HUMBL Blockchain Services, Inc., Ixaya Business SA de CV, and HUMBL Chile SpA.

You should rely only on the information contained in this Offering Circular prepared by us or on our behalf that we have referred you to. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give you. This Offering Circular is an offer to sell only the shares offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. We are offering to sell and seeking offers to buy our common stock only in jurisdictions where offers and sales are permitted. We are not making an offer of these securities in any state, country, or other jurisdiction where the offer is not permitted. You should not assume that the information in this Offering Circular is accurate as of any date other than the date of the applicable document regardless of its time of delivery or the time of any sales of our common stock. Our business, financial condition, results of operations and cash flows may have changed since the date of the applicable document.

This Offering Circular describes the specific details regarding this Offering and the terms and conditions of our common stock being offered hereby and the risks of investing in our common stock. For additional information, please see the section entitled “Where You Can Find More Information.”

You should not interpret the contents of this Offering Circular to be legal, tax advice, business, or financial advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial, and other issues that you should consider before investing in our common stock.

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MARKET AND INDUSTRY DATA

This Offering Circular includes industry and trade association data, forecasts, and information that we have prepared based, in part, upon data, forecasts, and information obtained from independent trade associations, industry publications and surveys, government agencies, and other independent information publicly available to us. Statements as to our market position are based on market data currently available to us. Industry publications, surveys, and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe these sources are reliable, we have not independently verified the information obtained from these sources. Some data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources.

We believe our internal research is reliable, even though such research has not been verified by any independent sources. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this Offering Circular.

In addition, forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements in this Offering Circular. Trademarks used in this Offering Circular are the property of their respective owners, although for presentational convenience we may not use the ® or the ™ symbols to identify such trademarks. In addition, certain market and industry data has been obtained from publicly available industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. We have not independently verified the data obtained from these sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this Offering Circular.

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OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular, but it does not contain all of the information that you may consider important in making your investment decision. Therefore, you should read this entire Offering Circular carefully, including, in particular, the “Risk Factors” section of this Offering Circular.

Our Company

HUMBL, Inc. (“we,” “us,” “our,” “HUMBL,” or the “Company”) is a digital wallet and web platform company. Our products are designed to help consumers, business, and government clients use technology in ways that improve the speed, cost and transparency of digital commerce. HUMBL is built on fully verified profiles (KYC / KYB), helping eliminate the fake profiles, bots, and merchandise that have plagued larger marketplace and social media platforms.

Operations

We are organized into two divisions: a) HUMBL – Consumer division, and b) HUMBL – Commercial division (HBS). Through these two divisions, we offer our core products and services of a) digital wallet and b) web platform.

HUMBL – A Digital Commerce Platform

HUMBL delivers a digital wallet and web platform as our core services. HUMBL provides customers with the ability to connect with consumers and merchants that have all been fully verified, eliminating fake profiles, ratings and reviews.

1.	HUMBL Wallet
2.	HUMBL.com – Web Platform
3.	HUMBL Commercial Services

HUMBL Wallet

The HUMBL Wallet is a 4.9 star application that is available for download on major app stores. The HUMBL Wallet is the centerpiece of the consumer experience on the HUMBL platform. The HUMBL Wallet consolidates a variety of services for customers in one place—including a search engine, social media, marketplace, and digital payments—and helps us to verify customers and merchants

HUMBL Web Platform

i.	HUMBL Search Engine

The HUMBL Search Engine is available via the HUMBL Wallet and the HUMBL web platform. The HUMBL Search Engine allows customers to search for articles, news, images, videos, and more. The search engine also serves as a discovery layer for consumers to search for verified merchandise and tickets.

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ii.	HUMBL Tickets

HUMBL provides primary and secondary (resale) tickets. The ticketing content provided on HUMBL Tickets spans across major live music, sports, festivals, and events in multiple countries. HUMBL Tickets advertises its services primarily across social media, including its own HUMBL Social platform.

iii.	HUMBL Authentics

The HUMBL Marketplace was designed to pair authenticated buyers and sellers in verified, digital commerce. HUMBL Authentics currently works with clients such as professional athletes, brands, and marketing and talent agencies, to provide sports merchandise ranging from autographed jerseys, bats, balls, helmets, photos, and more.

HUMBL Authentics mitigates forgeries by pairing physical merchandise with digital certificates of registration. Merchandise is made available on the HUMBL platform and is verified, registered, and cataloged on the blockchain.

We are a software platform and do not act as a broker, financial institution, or creditor for digital collectibles. We facilitate transactions between the buyer and seller in the auction/sale process, but we are not a party to any agreement between the buyer and seller or between any users.

iv.	HUMBL Social Media

HUMBL Social is one of the world’s first user-verified social media platforms in the world. The social media platform is available via web browser and the HUMBL Wallet. The goal of HUMBL Social is to provide real people, real profiles, and real merchants with a place to connect on the worldwide web. HUMBL Social supports only verified user profiles, to ensure authenticity of the platform and enhance consumer protection.

HUMBL - Commercial Division (HBS)

Our digital wallet and website can also be used as a white label or “Powered by HUMBL” solution for commercial clients, including for the government and for stadiums, arenas, and leagues.

History and Development of the Company

We were formed under the name Ponca Acquisition Corporation in Nevada on May 3, 2000, as a “blank check” development stage company. Following a series of name changes and changes in the focus of our business, on November 18, 2008, we filed Form 15 with the SEC to terminate our registration with the SEC.

On March 12, 2009, we redomiciled to Oklahoma and on March 16, 2009, changed our name from IWT Tesoro Corporation to Tesoro Distributors, Inc. Tesoro Enterprises, Inc., an Oklahoma corporation, was incorporated on November 12, 2009, as a subsidiary of Tesoro Distributors, Inc. On March 11, 2010, we changed our name to Tesoro Enterprises, Inc. and received a new symbol of “TSNP” following FINRA review of our name and symbol change request.

On November 30, 2020, we changed our domicile to Delaware. On December 3, 2020, we merged with HUMBL LLC to conduct the business of HUMBL LLC through a reverse merger. On February 26, 2021, FINRA announced the change of our name from Tesoro Enterprise, Inc. to HUMBL, Inc. and the change of our trading symbol from “TSNP” to “HMBL,” effective March 26, 2021.

Recent Updates

HUMBL is strongly focused on: a) digital wallet, b) web platform, c) “Powered by” white label services. As our platform grew, we wanted to re-focus our priorities and therefore eliminated previous features or offerings from our platform, as follows:

1.	Elimination of Digital Assets

-	HUMBL no longer carries any digital assets or NFTs on its balance sheet.
-	HUMBL no longer offers any purchase, sale or swaps of digital assets or NFTs through our product lines.
-	HUMBL no longer provides third party referrals to Wyre, or similar, for the custody of digital assets or yield programs.

2.	Elimination of Non-Digital Wallet and Web Platform Services

HUMBL no longer plans to service the United States Air Force contract from our commercial division through the acquisition of BizSecure, as we are prioritizing our digital wallet and web platform.

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Summary Risk Factors

An investment in our securities involves risks. You should consider carefully the risks discussed below and described more fully along with other risks under “Risk Factors” in this Offering Circular before investing in our securities.

●	This is a highly speculative investment.

●	We have inadequate capital and need additional financing to accomplish our business and strategic plans. The terms of subsequent financings, if any, may adversely impact your investment. If we fail to obtain the capital necessary to fund our operations, we may be required to cease or curtail our operations.

●	Our executive officers and directors will control us and they have discretionary authority over the use of proceeds.

●	Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

●	We may be subject to risks related to the protection and enforcement of our intellectual property rights, and third parties may enforce their intellectual property rights against us.

●	We may acquire other assets or businesses, or form collaborations or make investments in other companies or technologies that could harm our operating results, dilute our stockholders’ ownership, increase our debt or cause us to incur significant expense.

●	Our international operations expose us to a number of risks.

●	We may not be able to compete successfully against existing or future competitors including larger, well-established and well-financed mobile app companies.

●	Our voting stock is controlled by insiders.

●	If we do not meet the listing standards of a national securities exchange and if our application is not approved by a national securities exchange, our investors’ ability to make transactions in our securities will be limited, and we will be subject to additional trading restrictions.

Corporate Information

Our principal executive offices are located at 101 W. Broadway, Suite 1450, San Diego, California 92101.

Our main telephone number is 786-738-9012. Our website is www.humbl.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this Offering Circular.

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THE OFFERING

Common stock offered by us	Up to 3,333,333,333 shares (the “Maximum Offering”) (based on an assumed offering price of $0.0006 per share, the midpoint of the public offering price range).

Common stock outstanding immediately prior to this offering	12,961,676,233 shares.

Common stock to be outstanding after this Offering	27,013,439,566 shares (assuming we sell the Maximum Offering amount).

Use of proceeds	We expect to receive net proceeds from this Offering of approximately $1,820,000.00 (assuming estimated offering expenses of $180,000 and assuming we sell the Maximum Offering amount). We intend to use the net proceeds from this Offering for platform development; sales and marketing; working capital; customer service; and ticketing hardware. (See “Use of Proceeds.”)

Dividend policy	We currently intend to retain our future earnings, if any, to finance the development and expansion of our business. The determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, and such other factors as our board of directors deems relevant in its discretion. (See “Dividend Policy.”)

Risk factors	Investing in our common stock involves a high degree of risk. (See “Risk Factors.”)

Listing	Our common stock is quoted for trading on the OTC Pink under the symbol “HMBL.” As of April 17, 2024, the closing bid price for our common stock as reported on OTC Pink was $0.0007 per share. In the future, we plan to apply to up list our common stock to a national securities exchange. However, no assurance can be given that our application will be completed and/or approved.

Except as otherwise indicated, all information in this Offering Circular is based on 12,961,676,233 shares outstanding as of the date of this Offering Circular, and:

●	assumes that we sell the Maximum Offering amount;

●	excludes 20,000,000 shares of our common stock reserved for future issuance in connection with awards under our 2021 Stock Incentive Plan (our “2021 Stock Option Plan”) (pursuant to which we have issued to our employees, officers, and directors options exercisable for 3,660,000 shares of common stock as of the date of this Offering Circular); and

●	excludes 371,913 shares of our outstanding Series B Preferred Stock which is convertible to up to 3,719,130,000 shares of common stock, subject to certain volume restrictions;

●	excludes 1,101,509,804 warrants exercisable with a weighted average exercise price of $0.03 as of the date of this Offering Circular; and

●	excludes 3,350,000 restricted stock units exercisable with a weighted average exercise price of $0.17 as of the date of this Offering Circular.

(See “Description of Capital Stock.”)

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SUMMARY FINANCIAL INFORMATION

The following information represents selected audited financial information for our Company for the years ended December 31, 2023 and 2022. The historical financial data presented below is not necessarily indicative of our financial results in future periods. You should read the summary consolidated financial information in conjunction with the audited consolidated financial statements and the accompanying notes included elsewhere in this Offering Circular and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

The following table sets forth the summary operations for the years ended December 31, 2023 and 2022:

	For the Years Ended
	December 31, 2023	December 31, 2022

Revenues	$1,005,856	$454,080
Cost of Revenues	$443,348	$181,287
Gross Profit	$562,508	$272,793
Development Costs	$188,930	$2,363,225
Professional Fees	$2,770,689	$4,280,249
Settlement	$806,400	$3,752,400
Stock-based compensation	$6,173,243	$11,866,772
Impairment - inventory	$797,089	$-
Impairment – intangible assets including goodwill	$-	$7,246,260
Impairment – digital assets	$151,409	$1,606,784
General and Administrative Expenses	$3,059,698	$6,893,781
Interest Expense	$(850,591)	$(1,553,003)
Loss on sale of fixed assets	$-	$(57,318)
Amortization of Debt Discounts	$(375,371)	$(1,672,940)
Change in fair value of derivative liabilities	$43,951	$-
Derivative expense	$(95,866)	$-
Gain on Sale of Digital Assets	$24	$297,895
Loss on conversion of convertible notes payable	$(2,896,068)	$(753,858)
Provision for Income Taxes	$-	$-
Net Loss from Continuing Operations	$(17,558,871)	$(41,475,902)

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RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered highly speculative. Before making an investment decision, you should carefully consider the following risk factors, which address the material risks concerning our business and an investment in our common stock, together with the other information contained in this Offering Circular. If any of the risks discussed in this Offering Circular occur, our business, prospects, liquidity, financial condition, and results of operations could be materially and adversely affected. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Concerning Forward-Looking Statements.”

Risks Related to Our Financial Position

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern. If we do not continue as a going concern, investors could lose their entire investment.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern. We have an accumulated deficit of $(103,241,196) as of December 31, 2023 as well as a net income (loss) of $(4,022,449) and $(48,567,938) for the year ended December 31, 2023 and 2022, respectively. We may never achieve profitability. If we do not generate sufficient revenues, do not achieve profitability and do not have other sources of financing for our business, we may have to curtail or cease our development plans and operations, which could cause investors to lose the entire amount of their investment.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of December 31, 2023 have been prepared under the assumption that we will continue as a going concern for the next 12 months. Our independent registered public accounting firm included in its opinion for the year ended December 31, 2023 an explanatory paragraph referring to our recurring losses from operations and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to develop profitable operations and to obtain additional funding sources. Our financial statements as of December 31, 2023 did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our auditors, and our potential inability to continue as a going concern, in future years could materially adversely affect our share price and our ability to raise new capital or enter into strategic alliances.

If we do not begin to generate significant revenues, we will still need to raise additional capital to meet our long-term business requirements. Any such capital raising may be costly or difficult to obtain and would likely dilute current stockholders’ ownership interests. If we are unable to secure additional financing in the future, we will not be able to continue as a going concern.

If we do not begin to generate significant revenues from our operations we will need additional capital, which may not be available on reasonable terms or at all. The raising of additional capital will dilute current stockholders’ ownership interests. We may need to raise additional funds through public or private debt or equity financings to meet various objectives including, but not limited to:

●	maintaining enough working capital to run our business;
●	pursuing growth opportunities, including more rapid expansion;
●	acquiring complementary businesses and technologies;
●	making capital improvements to improve our infrastructure;
●	responding to competitive pressures;
●	complying with regulatory requirements for advertising or taxation; and
●	maintaining compliance with applicable laws.

Any additional capital raised through the sale of equity or equity-linked securities may dilute current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of those securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect that is different from or in addition to that reflected in the capitalization described in this report.

Further, any additional debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

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We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our level of marketing efforts to expand the number of customers and merchants using our products and acquisition of suitable target companies and could cause our business plan to fail.

We will need substantial additional funding to increase our customer base and pursue our acquisition of companies and business units that meet our desired standards. There are no assurances that future funding will be available on favorable terms or at all. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations. If we are unable to raise capital when needed or on attractive terms, we could be forced to reduce our efforts to enlist more customers and merchants to use our technology and to delay, reduce or eliminate our acquisition strategy. Any of these events could significantly harm our business, financial condition, and prospects.

If we fail to obtain the capital necessary to fund our operations, we may be required to cease or curtail our operations.

Although we expect the net proceeds of this offering to be sufficient to satisfy our capital requirements for a period of 12 months from the date of this Offering Circular, we believe that we will need to raise substantial additional capital to fund our continuing operations. Our business or operations may change in a manner that would consume available funds more rapidly than anticipated and substantial additional funding may be required to maintain operations, fund expansion, develop new or enhanced products, acquire complementary products or businesses, or otherwise respond to competitive pressures and opportunities, such as a change in the regulatory environment. In addition, we may need to accelerate the growth of our sales capabilities and distribution beyond what is currently envisioned, and this would require additional capital. However, we may not be able to secure funding when we need it or on favorable terms. If we cannot raise adequate funds to satisfy our capital requirements, we may have to cease or curtail our operations.

Even if we can raise additional funding, we may be required to do so on terms that are dilutive to you.

The capital markets have been unpredictable in the past. In addition, it is generally difficult for early-stage companies to raise capital under current market conditions. The amount of capital that a company such as ours is able to raise often depends on variables that are beyond our control. As a result, we may not be able to secure financing on terms attractive to us, or at all. If we are able to consummate a financing arrangement, the amount raised may not be sufficient to meet our future needs. If adequate funds are not available on acceptable terms, or at all, our business, including our results of operations, financial condition and our continued viability will be materially adversely affected.

We anticipate our operating expenses will increase, and we may never achieve profitability.

As a result of some or all of these factors in combination, we anticipate that we will incur significant financial losses in the foreseeable future. There is limited history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our business will attract customers and investors. If we are unable to address these risks, there is a high probability that our business will fail.

We have a history of net losses and anticipate increasing operating expenses in the future, and may not be able to achieve and, if achieved, maintain profitability.

We have operated at a net loss since our inception. We may not achieve or maintain profitability in the future. Because the market for our products and services is rapidly evolving, it is difficult for us to predict our future results of operations or the limits of our market opportunity. We expect our operating expenses to significantly increase over the next several years as we hire additional personnel, expand our partnerships, operations and infrastructure, and continue to enhance our products and services and develop and expand their features, integrations, and capabilities. We also intend to continue to build and enhance our platforms through both internal research and development and possible pursuing acquisitions that can contribute to the capabilities of our platforms. If our revenue does not increase to offset the expected increases in our operating expenses, we may not be profitable in future periods. In future periods, our revenue growth could slow or our revenue could decline for a number of reasons, including any failure to increase the number of companies wanting to advertise on our platform or grow the size of our engagements with new and existing customers, a decrease in the growth of our overall market, our failure, for any reason, to continue to capitalize on growth opportunities, slowing demand for our products, additional regulatory burdens, or increasing competition. As a result, our past financial performance may not be indicative of our future performance.

Access to financing sources may not be available on favorable terms, or at all, especially in light of current market conditions, which could adversely affect our ability to maximize our returns.

In the event we need to seek third-party sources of financing, we will depend, in part, on:

●	general market conditions;

●	the market’s perception of our growth potential;

●	our current and expected future earnings;

●	our cash flow; and

●	the market price per share of our common stock.

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Recently, domestic financial markets have experienced unusual volatility, uncertainty, and a tightening of liquidity in both the investment grade debt and equity capital markets. Credit spreads for major sources of capital widened significantly during the U.S. credit crisis as investors demanded a higher risk premium. Given the current volatility and weakness in the capital and credit markets, potential lenders may be unwilling or unable to provide us with financing that is attractive to us or may charge us prohibitively high fees in order to obtain financing. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure additional financing on reasonable terms, if at all.

Depending on market conditions at the relevant time, we may have to rely more heavily on additional equity financings or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities, and other purposes. We may not have access to such equity or debt capital on favorable terms at the desired times, or at all.

These broad market fluctuations may adversely affect the market price of our common stock. Financial markets have historically, at times, experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values, or prospects of such companies.

Accordingly, the market price of our common stock may decline even if our operating results, underlying asset values, or prospects have not changed. Additionally, these factors as well as other related factors may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in the price and volume of our common stock will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted and the trading price of our common stock may be materially adversely affected.

We use estimates, opinions, and assumptions that may be speculative.

No representation or warranty can be given that the estimates, opinions, or assumptions made herein will prove to be accurate. Any such estimates, opinions, or assumptions should be considered speculative and are qualified in their entirety by the information and risks disclosed in this Offering Circular. The assumptions and facts upon which any estimates or opinions herein are based are subject to variations that may arise as future events occur. There is no assurance that actual events will correspond with the assumptions. Potential investors are advised to consult with their tax and business advisors concerning the validity and reasonableness of the factual, accounting, and tax assumptions. Neither our officers and directors nor any other person or entity makes any representation or warranty as to our potential future profitability.

Changes in accounting rules, assumptions, and/or judgments could materially and adversely affect us.

Accounting rules and interpretations for certain aspects of our operations are highly complex and involve significant assumptions and judgment. These complexities could lead to a delay in the preparation and dissemination of our financial statements. Furthermore, changes in accounting rules and interpretations or in our accounting assumptions and/or judgments, such as asset impairments, could significantly impact our financial statements. In some cases, we could be required to apply a new or revised standard retroactively, resulting in restating prior period financial statements. Any of these circumstances could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

Risks Related to our Products, Services, and Intellectual Property

We are subject to cyber security risks and risks of data loss or other security breaches.

Our business involves the storage and transmission of users’ proprietary information, and security breaches could expose us to a risk of loss or misuse of this information, and to resulting claims, fines, and litigation. We have been subjected to a variety of cyber-attacks, which have increased in number and variety over time. We believe our systems are probed by potential hackers virtually 24/7, and we expect the problem will continue to grow worse over time. Cyber-attacks may target us, our customers, our suppliers, banks, credit card processors, delivery services, e-commerce in general or the communication infrastructure on which we depend. Any compromise of our security could result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, and a loss of confidence in our security measures, any of which could have a material adverse effect on our financial results and business. Moreover, any insurance coverage we may carry may be inadequate to cover the expenses and other potential financial exposure we could face as a result of a cyber-attack or data breach.

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We rely on third-party systems to conduct our business and relationships with payment processors, advertisers, third party sellers of our mobile apps, and our revenues and market share may decrease if these third-party relationship and systems are unavailable in the future or if they no longer offer quality performance.

We rely on third-party computer systems and third-party service providers to host our website and to advertise and deliver the products sold on our website to customers. We also rely on third-party licenses for components of the software underlying our technology platform. Any interruption in our ability to obtain the products or services of these or other third parties or deterioration in their performance could impair the timing and quality of our own service. If our service providers fail to deliver high-quality services in a timely manner to our customers, our services will not meet the expectations of our customers and our reputation and brand will be damaged. Furthermore, if our arrangements with any of these third parties are terminated, we may not find an alternate source of systems support on a timely basis or on terms as advantageous to us. In addition, our contracts or arrangements with suppliers do not provide for the continuation of particular pricing practices, for the availability of any specific services and generally may be terminated by either party. If we are unable to develop and maintain relationships with these third-party suppliers that will allow us to obtain sufficient levels of service on acceptable commercial terms, such inability could harm our business, prospects, financial condition and results of operations.

Any failure to protect our future intellectual property rights could impair our ability to protect our technology and our brand.

We expect to rely upon a combination of trademark and trade secret laws, as well as license and other contractual provisions, to protect our intellectual property and other proprietary rights. These laws, procedures and restrictions provide only limited protection and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated. To the extent that our intellectual property and other proprietary rights are not adequately protected, third parties may gain access to our proprietary information, develop and market solutions similar to ours or use trademarks similar to ours, each of which could materially harm our business. The failure to adequately protect our intellectual property and other proprietary rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to risks related to the protection and enforcement of our intellectual property rights, and third parties may enforce their intellectual property rights against us.

The ownership and protection of our intellectual property rights is a significant aspect of our future success. We rely on patent applications, trade secrets, trademarks, service marks technical know-how and other proprietary information (collectively, “Intellectual Property”) to maintain our competitive position. We try to protect our Intellectual Property by seeking registered protection where possible, developing and implementing standard operating procedures to protect Intellectual Property and entering into agreements with parties that have access to our Intellectual Property, such as our employees and consultants, to protect confidentiality and ownership.

It is possible that we may fail to identify Intellectual Property, fail to protect or enforce our Intellectual Property, inadvertently disclose such Intellectual Property or fail to register rights in relation to such Intellectual Property.

In relation to our agreements with parties that have access to our Intellectual Property, any of these parties may breach those agreements, and we may not have adequate remedies for any specific breach. In relation to our security measures, such security measures may be breached, and we may not have adequate remedies for any such breach. In addition, certain of our Intellectual Property, which has not yet been applied for or registered, may otherwise become known to or be independently developed by competitors or may already be the subject of applications for intellectual property registrations filed by our competitors, which could have a material adverse effect on our business, financial condition and results of operations.

We cannot provide any assurance that our Intellectual Property will not be disclosed in violation of agreements or that competitors will not otherwise gain access to our Intellectual Property or independently develop and file applications for intellectual property rights that adversely affect our Intellectual Property rights. Unauthorized parties may attempt to copy, reverse engineer, or otherwise obtain and use our Intellectual Property. Identifying and policing the unauthorized use of our current or future Intellectual Property rights could be difficult, expensive, time-consuming and unpredictable, as may be enforcing these rights against unauthorized use by others. We may be unable to effectively monitor and evaluate the products being distributed by our competitors and the processes used to produce such products. Additionally, if the steps taken to identify and protect our Intellectual Property rights are deemed inadequate, we may have insufficient recourse against third parties for enforcement of our Intellectual Property rights.

In any infringement proceeding, some or all of our Intellectual Property rights or arrangements or agreements seeking to protect the same for our benefit may be found invalid, unenforceable, or anti-competitive. An adverse result in any litigation or defense proceedings could put one or more of our Intellectual Property rights at risk of being invalidated or interpreted narrowly and could put existing intellectual property applications at risk of not being issued. Any or all of these events could have a material adverse effect on our business, financial condition and results of operations.

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Additionally, other parties may claim that our products or services infringe on their proprietary rights or other intellectual property rights. Parties making claims against us may obtain injunctive or other equitable relief, which may have an adverse impact on our business. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, legal fees, result in injunctions, temporary restraining orders and/or require the payment of damages. In addition, we may need to obtain licenses from third parties who allege that we have infringed on their lawful rights. However, such licenses may not be available on terms acceptable to us, if at all. In addition, we may not be able to obtain licenses on terms that are favorable to us, or at all, or other rights with respect to intellectual property that we do not own.

Risks Related to our Business

We may acquire other assets or businesses, or form collaborations or make investments in other companies or technologies that could harm our operating results, dilute our stockholders’ ownership, increase our debt or cause us to incur significant expense.

As part of our business strategy, we may pursue acquisitions of businesses and assets or enter into strategic alliances and collaborations, to initiate and then expand our operations. We may not identify or complete these transactions in a timely manner, on a cost-effective basis, or at all, and we may not realize the anticipated benefits of any such transaction, any of which could have a detrimental effect on our financial condition, results of operations and cash flows. We have limited experience with acquiring other companies and assets and limited experience with forming strategic alliances and collaborations. We may not be able to find suitable acquisition candidates, and if we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing business and we may incur additional debt or assume unknown or contingent liabilities in connection therewith. Integration of an acquired company or assets may also disrupt ongoing operations, require the hiring of additional personnel and the implementation of additional internal systems and infrastructure, especially the acquisition of commercial assets, and require management resources that would otherwise focus on developing our existing business. We may not be able to find suitable strategic alliance or collaboration partners or identify other investment opportunities, and we may experience losses related to any such investments.

To finance any acquisitions or collaborations, we may choose to issue debt or equity securities as consideration. Any such issuance of securities would dilute the ownership of our stockholders. If the price of our common stock is low or volatile, we may not be able to acquire other assets or companies or fund a transaction using our stock as consideration. Alternatively, it may be necessary for us to raise additional funds for acquisitions through public or private financings. Additional funds may not be available on terms that are favorable to us, or at all.

We intend to make acquisitions that could disrupt our operations and adversely impact our business and operating results.

We intend to attempt to acquire complementary e-commerce businesses and to support the transition and integration of acquired operations with our ongoing business as a part of our growth strategy. Other than as disclosed herein, we currently have no binding commitments or agreements with respect to any such acquisitions and there can be no assurance that we will eventually consummate any acquisitions. The process of integrating acquired assets into our operations may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for the ongoing development of our business. In addition, we have limited experience in performing acquisitions and managing growth. There can be no assurance that the anticipated benefits of any acquisition will be realized. In addition, future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which could materially and adversely affect our operating results and financial position. In addition, acquisitions also involve other risks, including risks inherent in entering markets in which we have no or limited prior experience and the potential loss of key employees.

If we fail to manage our growth effectively, our business, financial condition, results of operations and prospects could be materially and adversely affected.

As of the date of this Offering Circular, we have ten full-time employees, along with a number of independent contractors and subsidiary employees. As our growth plans proceed and development and commercialization plans and strategies develop, we expect to need additional development, managerial, operational, sales, marketing, financial, accounting, legal, and other resources. In addition, we may enter into new markets as we seek to expand globally the adoption of our products and services.

The potentially rapid growth we may experience in our business, both organically and inorganically, may place significant demands on our operational infrastructure. As usage of our products and services grows, we will need to devote additional resources to improving and maintaining our infrastructure. In addition, we will need to appropriately scale our internal business systems and our services organization to serve our growing customer base. Any failure of or delay in these efforts could lead to impaired system performance and reduced customer satisfaction, resulting in decreased sales to customers, lower dollar-based net retention rates, which would hurt our revenue growth and our reputation. Even if we are successful in our expansion efforts, they will be expensive and complex, and require the dedication of significant management time and attention. We could also face inefficiencies or service disruptions as a result of our efforts to scale our internal infrastructure. We cannot be sure that the expansion of and improvements to our internal infrastructure will be effectively implemented on a timely basis, if at all, and such failures could harm our business, financial condition, and results of operations.

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If we are unable to attract new customers, retain existing customers, expand our products and services offerings with existing customers, or identify areas of higher growth, our revenue growth and profitability will be harmed.

Our success depends on our ability to acquire new customers, retain existing customers, expand our engagements with existing customers, and identify areas of higher growth, and to do so in a cost-effective manner. We have made significant investments related to customer acquisition and retention, expect to continue to spend significant amounts on these efforts in future periods, and cannot guarantee that the revenue from new or existing customers will ultimately exceed the costs of these investments.

Additionally, if we fail to deliver a quality user experience, or if customers do not perceive the products and services we offer to be of high value and quality, we may be unable to acquire or retain customers. Additionally, if we are unable to acquire or retain customers to a level that where our revenues will exceed our losses from the user side, , we may be unable to achieve our operational objectives. Consequently, our prices may increase, or may not decrease to levels sufficient to generate customers’ interest, our revenue may decrease, our margins may decline, and we may not achieve or maintain profitability. As a result, our business, financial condition, and results of operations may be materially and adversely affected.

Our international operations expose us to a number of risks.

We expect that our current limited international activities will grow significantly. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages or otherwise succeed. It can be costly to establish, develop, and maintain international operations and promote our brand internationally. Our international operations may not become profitable on a sustained basis.

In addition to risks described elsewhere in this section, our international sales and operations are subject to a number of risks, including:

●	local economic and political conditions;

●	government regulation (such as regulation of our product and service offerings and of competition); restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs); nationalization; and restrictions on foreign ownership;

●	restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;

●	business licensing or certification requirements, such as for imports, exports, web services, and electronic devices;

●	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;

●	limited fulfillment and technology infrastructure;

●	shorter payable and longer receivable cycles and the resultant negative impact on cash flow;

●	laws and regulations regarding privacy, data protection, data security, network security, consumer protection, payments, advertising, and restrictions on pricing or discounts;

●	lower levels of use of the Internet;

●	lower levels of consumer spending and fewer opportunities for growth compared to the United States;

●	lower levels of credit card usage and increased payment risk;

●	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;

●	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;

●	laws and policies of the United States and other jurisdictions affecting trade, foreign investment, loans, and taxes; and

●	geopolitical events, including war and terrorism.

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We have an evolving business model with still untested growth initiatives.

We have an evolving business model and intend to implement new strategies to grow our business in the future. Among other strategies for organic growth, we intend to recruit country partners to sell and distribute our technologies. There can be no assurance that we will be successful in developing new product categories or in entering new specialty markets or in implementing any other growth strategies. Similarly, there can be no assurance that we already have or will be able to obtain or retain any employees, consultants or other resources with any specialized skills or relationships to successfully implement our strategies in the future.

Our expansion into new products, services, technologies, and geographic regions subjects us to additional risks.

We may have limited or no experience in our newer markets, and our customers may not adopt our product or service offerings. These offerings, which can present new and difficult technology challenges, may subject us to claims if customers of these offerings experience service disruptions or failures or other quality issues. In addition, profitability, if any, in our newer activities may not meet our expectations, and we may not be successful enough in these newer activities to recoup our investments in them. Failure to realize the benefits of amounts we invest in new technologies, products, or services could result in the value of those investments being written down or written off.

We may not be able to compete successfully against existing or future competitors including larger, well-established and well-financed mobile app companies.

Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. In addition, some of our competitors may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing and devote substantially more resources to systems development than we do. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. We cannot provide assurance that we will be able to compete successfully against existing or future competitors.

Our business depends on effective marketing, including marketing via email and social networking messaging, and we intend to increase our spending on marketing and branding, which may adversely affect our financial results.

We depend on effective marketing to attract customers and merchants. We depend on email and social networking messaging to promote our site and offerings and to generate a substantial portion of our revenues. If we are unable to develop, implement and maintain effective and efficient cost-effective advertising and marketing programs, it would have a material adverse effect on our financial results and business. Further, as part of our growth strategies, we intend to increase our spending on marketing and branding initiatives significantly, which may adversely affect our financial results. There is no assurance that any increase in our marketing or branding expenditures will result in increased market shares or will ultimately have a positive effect on our financial results.

Use of social media may adversely impact our reputation.

There has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that allow individuals access to a broad audience of consumers and other interested persons. Consumers value readily available information concerning retailers, manufacturers, and their goods and services and often act on such information without further investigation, authentication and without regard to its accuracy. The availability of information on social media platforms and devices is virtually immediate as is its impact. Social media platforms and devices immediately publish the content their subscribers and participants post, often without filters or checks on accuracy of the content posted. The opportunity for dissemination of information, including inaccurate information, is seemingly limitless and readily available. Information concerning our Company may be posted on such platforms and devices at any time. Information posted may be adverse to our interests, may be inaccurate, and may harm our performance, prospects or business. The harm may be immediate without affording us an opportunity for redress or correction. Such platforms also could be used for the dissemination of trade secret information or otherwise compromise valuable Company assets, all of which could harm our business, prospects, financial condition and results of operations.

If we fail to protect and maintain our brand, our ability to attract and retain customers will be impaired, our reputation may be harmed, and our business, financial condition, results of operations and prospects may suffer.

We believe that maintaining and promoting our brand in a cost-effective manner is critical to expanding our base of customers. Maintaining, promoting, and positioning our brand and the reputation of our businesses will depend on our ability to provide useful, reliable information, products, and services.

We may introduce, or make changes to, features, products, services, privacy practices, or terms of service that customers do not like, which may materially and adversely affect our brand. Our brand promotion activities may not generate customer awareness or increase revenue, and even if they do, any increase in revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand or if we incur excessive expenses in this effort, our business could be materially and adversely harmed.

Harm to our brands can arise from many sources, including failure by us or our partners and service providers to maintain security measures, satisfy expectations of service and quality, inadequate protection or misuse of information with respect to customers’ affairs or strategies, personally identifiable information, compliance failures and claims, regulatory inquiries and enforcement, rumors, litigation and other claims, misconduct by our partners, employees or other counterparties, any of which could lead to a tarnished reputation and loss of customers.

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Any negative publicity about our industry or our Company, the quality and reliability of our products and services, our compliance and risk management processes, changes to our products and services, our ability to effectively manage and resolve customer complaints, our privacy, data protection, and information security practices, litigation, regulatory licensing and infrastructure, and the experience of our customers with our products or services could adversely affect our reputation and the confidence in and use of our products and services. If we do not successfully maintain a strong and trusted brand, our business, financial condition, and results of operations could be materially and adversely affected.

Risks Related to Our Organization and Structure

Our plans for expansion cannot be implemented if we lose our key personnel or cannot recruit additional personnel.

We depend substantially on the continued services, specialized knowledge and performance of our senior management, particularly Brian Foote, our President and CEO, Jeffrey Hinshaw, our COO and CFO. While we have employment agreements with these executives, those employment agreements do not prevent such employees from terminating their employment with us at any time. As a result, these executives may elect to pursue other opportunities at any time. If either of these individuals choose to leave our Company, we may lose a significant number of supplier relationships and operating expertise which they have developed over many years and which would be difficult to replace. The loss of the services of any executive officer or other key employee could hurt our business.

In addition, as our business expands, we will need to add new information technology and engineering personnel to maintain and expand our website and systems and customer support personnel to serve our growing customer base. If we are unable to hire and successfully train employees or contractors in these areas, users of our website may have negative experiences and we may lose customers, which would diminish the value of our brand and harm our business. The market for recruiting qualified information technology and other personnel is extremely competitive, and we may experience difficulties in attracting and retaining employees. Should we fail to retain or attract qualified personnel, we may not be able to compete successfully or implement our plans for expansion.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our common stock.

As a fully reporting company under Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”), we may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and its ability to obtain or retain listing of our shares of common stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

Our common stock is controlled by insiders.

Our officers and directors beneficially own approximately 40.57% of our voting stock through their ownership of common stock and Series A and B preferred shares and will continue to own approximately 35.56% of our voting stock following this Offering (assuming we raise the Maximum Offering). Such concentrated control may adversely affect the price of our common stock. Investors who acquire common stock may have no effective voice in our management. Sales by our insiders or affiliates along with any other market transactions, could negatively affect the market price of our common stock.

Our President and CEO, Brian Foote, may have voting control of our capital stock and, as a result, owners of our common stock may be unable to influence management and exercise control over our business.

Our largest stockholder, Brian Foote, our President and CEO, controls approximately 37.65% of the voting power of our capital stock principally through his ownership of Series A and Series B preferred stock, and assuming we raise the Maximum Offering, will continue to own approximately 33.01 % of our voting stock. Brian Foote is the beneficial owner of 7,000,000 shares of Series A preferred stock which has the voting power of 1,000 shares of our common stock for each share of Series A preferred stock and 190,459 shares of Series B preferred stock, each such share having the voting power of 10,000 shares of our common stock. As a result, he is able to: elect or defeat the election of our directors, amend or prevent amendment to our certificates of incorporation or bylaws, effect or prevent a merger, sale of assets or other corporate transaction, and control the outcome of any other matter submitted to the stockholders for vote. Accordingly, other stockholders may be unable to influence management and exercise control over our business.

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We may change our operational policies and business and growth strategies without stockholder consent which may subject us to different and more significant risks in the future.

Our board of directors determines our operational policies and business and growth strategies. Our board of directors may make changes to, or approve transactions that deviate from, those policies, guidelines, and strategies without a vote of, or notice to, our shareholders. This could result in us conducting operational matters, making investments, or pursuing different business or growth strategies than those contemplated in this Offering Circular. Under any of these circumstances, we may expose ourselves to different and more significant risks in the future, which could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations.

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company, we incur significant legal, accounting and other expenses. The obligations of being a public company in the United States require significant expenditures and places significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures and internal control over financial reporting among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

Failure to maintain effective internal control over our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) could cause our financial reports to be inaccurate.

We are required pursuant to Section 404 of the Sarbanes-Oxley Act to maintain internal control over financial reporting and to assess and report on the effectiveness of those controls. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Although we prepare our financial statements in accordance with accounting principles generally accepted in the United States, our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. If we fail to implement any required improvements to our disclosure controls and procedures, we may be obligated to report control deficiencies which may cause us to become subject to regulatory sanction or investigation. Further, these outcomes could damage investor confidence in the accuracy and reliability of our financial statements.

Delaware law, our Certificate of Incorporation and our Bylaws provides for the indemnification of our officers and directors at our expense, and correspondingly limits their liability, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Certificate of Incorporation and Bylaws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Delaware or other applicable law. These provisions eliminate the liability of our directors and our shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Delaware law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

Some provisions of our charter documents and Delaware law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our stockholders and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if doing so would benefit our stockholders, or remove our current management. These include provisions that:

● permit our Board of Directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as it may designate, of which we have designated 7,000,000 Series A preferred stock with 1,000 votes per share, all of which are held by Brian Foote, our CEO; designated 570,000 Series B preferred stock with 10,000 votes per share, 371,913 of which are issued and outstanding; and designated 20,000 Series C preferred stock 12,230 of which are issued and outstanding;

● provide that all vacancies on our Board of Directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

● not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election;

● provide that special meetings of our stockholders may be called by a majority of the Board of Directors; and

● provide that our Board of Directors is expressly authorized to make, alter, or repeal the bylaws.

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These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors, who are responsible for appointing the members of our management. Any provision of our articles of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

Our bylaws include a forum selection clause, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us, remove current management or to be acquired by a third party.

Our bylaws require that, unless we consent in writing to the selection of an alternative forum, either (i) the Court of Chancery of the State of Delaware is to be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or our bylaws or (d) any action or proceeding asserting a claim governed by the internal affairs doctrine or (ii) the federal district court in the State of Delaware will be the exclusive forum for a cause of action arising under the Securities Act and the Exchange Act. In addition, our bylaws could make it more difficult for a third party to acquire us or to remove current management through provisions that preclude cumulative voting in the election of directors and that allow our bylaws to be adopted, amended or repealed by our board of directors.

This exclusive forum provision will apply to other state and federal law claims including actions arising under the Securities Act (although our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder). Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions. This forum selection provision in our bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us. It is also possible that, notwithstanding the forum selection clause included in our bylaws, a court could rule that such a provision is inapplicable or unenforceable.

Acts of war or terrorism may seriously harm our business.

Acts of war, any outbreak or escalation of hostilities between the United States and any foreign power, or acts of terrorism may cause disruption to the U.S. economy and cause economic changes that we cannot anticipate.

Risks Related to this Offering and Ownership of our Common Stock

This is a highly speculative investment.

There is no guaranteed return on this investment. Our business is speculative and there is no assurance that we will satisfy any of our business goals. Because an investment in our shares involves a high degree of risk, no assurance can be given that you will realize any return on your investment, or that you will not lose your entire investment altogether.

We have discretionary authority over the use of proceeds.

We plan to use the net proceeds from this Offering for the purposes set forth under “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which we deem to be in our best interests in order to address changed circumstances or opportunities. As a result of the foregoing, we will have discretion with respect to the use of the proceeds of this or any offering and may apply the proceeds in ways with which you do not agree. Investors must depend upon our management’s judgment as to the use of proceeds. If we fail to apply these funds effectively, our business, results of operations, and financial condition may be materially and adversely affected. Investors will not participate in these decisions and must evaluate the consequent risk.

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Future sales and issuances of our securities could result in dilution of the percentage ownership of our shareholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders.

We currently do not intend to pay dividends on our common stock.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, to finance the development and expansion of our business. The determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, and such other factors as our board of directors deems relevant in its discretion. Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them, or at all for an indefinite period of time, except as permitted under the Securities Act and the applicable securities laws of any other jurisdiction.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

●	actual or anticipated variations in our operating results;
●	announcements of developments by us or our competitors;
●	regulatory actions regarding our products;
●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
●	adoption of new accounting standards affecting our industry;
●	additions or departures of key personnel;
●	introduction of new products by us or our competitors;
●	sales of our common stock or other securities in the open market; and
●	other events or factors, many of which are beyond our control such as the continuation of disruptions due to COVID-19.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such a company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of its management’s attention and resources, which could harm our business and financial condition.

Because our Offering does not have a minimum Offering amount, investors will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals and we may not raise enough funds to continue operations.

Because our Offering lacks a minimum Offering amount and because we will not establish an escrow account in connection with this Offering, no minimum amount of funds are assured, and we may only receive proceeds sufficient to fund operations for a short amount of time. Investors may be in a position where they have invested in us, but we are unable to fulfill our objectives because of a lack of interest in this Offering. We may then have to cease operations, and investors could then lose their entire investment. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan.

Costs and expenses of being a reporting company under the Exchange Act may be burdensome and prevent us from achieving profitability.

As a public company, we are subject to the reporting requirements of the Exchange Act and parts of the Sarbanes-Oxley Act. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

Our common stock is a “Penny Stock” and subject to specific rules governing their sale to investors.

Under SEC Rule 15g-9, our common stock is a “penny stock,” which is defined as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks; and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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To approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person; and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination; and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for our shareholders to sell shares of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because we became public by means of a merger, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we became public through a merger with a publicly traded company. Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf in the future.

If we do not meet the listing standards of a national securities exchange our investors’ ability to make transactions in our securities will be limited, and we will be subject to additional trading restrictions.

Our securities currently are traded over-the-counter on OTC Pink and are not qualified to be listed on a national securities exchange, such as NASDAQ or the NYSE. Accordingly, we face significant material adverse consequences, including:

● a limited availability of market quotations for our securities;

● reduced liquidity with respect to our securities;

● our shares of common stock are currently classified as “penny stock” which requires brokers trading in our shares of common stock to adhere to more stringent rules, resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

● a limited amount of news and analyst coverage for our Company; and

● a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since our Common Stock is traded on OTC Pink, our common stock is a covered security. Although the states are preempted from regulating the sale of our securities, the federal statute allows the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer traded over-the-counter, our common stock would not be a covered security and we would be subject to regulation in each state in which we offer our securities.

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Future offerings of debt securities, which would rank senior to our common stock upon our bankruptcy liquidation, and future offerings of equity securities that may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources by making offerings of debt securities or additional offerings of equity securities. Upon bankruptcy or liquidation, holders of our debt securities and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common stock, or both. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments or both that could limit our ability to pay dividends or make liquidating distributions to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control. As a result, we cannot predict or estimate the amount, timing, or nature of our future offerings, and purchasers of our common stock in this Offering bear the risk of our future offerings reducing the market price of our common stock and diluting their ownership interest in us.

Our financial results fluctuate and may be difficult to forecast, and this may cause a decline in the trading price of our stock.

Our revenues, expenses and operating results are difficult to predict given our limited history of current operations. We expect that our operating results will continue to fluctuate in the future due to a number of factors, some of which are beyond our control. These factors include, but are not limited to:

●	our ability to increase our brand awareness;
●	our ability to attract new customers;
●	our ability to increase our customer base;
●	the amount and timing of costs relating to the expansion of our operations, including sales and marketing expenditures;
●	our ability to introduce new mobile payment offerings or customer services in a competitive environment;
●	technical difficulties consumers might encounter in using our mobile apps; and
●	our ability to manage third-party outsourced operations;

Due to all of these factors, our operating results may fall below the expectations of investors, which could cause a decline in the trading price of our common stock.

Market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over inflation, energy costs, geopolitical issues, the U.S. mortgage market and a declining real estate market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and share price. Additional factors that may affect the demand for products and services include, but are not limited to: changes in laws and regulations effecting the digital and ecommerce industry; the nature and extent of competition from other companies; and changes in general economic, political and market conditions in or any of the regions in which we conduct our business.

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CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Various statements contained in this Offering Circular, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income, and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this Offering Circular speak only as of the date of this Offering Circular, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements:

●	changes in assumptions used to make industry forecasts;
●	continued volatility and uncertainty in the credit markets and broader financial markets;
●	our future operating results and financial condition;
●	our business operations;
●	changes in our business and investment strategy;
●	availability, terms, and deployment of capital;
●	changes in, or the failure or inability to comply with, governmental laws and regulations;
●	the degree and nature of our competition;
●	general volatility of the capital markets and the lack of a public market for shares of our common stock;
●	availability of qualified personnel and our ability to retain our key personnel;
●	our financial performance;
●	our expected use of the proceeds from this Offering; and
●	additional factors discussed under the sections captioned “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this Offering Circular and are subject to risks and uncertainties. We discuss many of these risks in greater detail under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should read this Offering Circular and the documents that we reference in this Offering Circular and have filed as exhibits to the Offering Statement of which this Offering Circular forms a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this Offering Circular relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this Offering Circular or to conform such statements to actual results or revised expectations, except as required by law.

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USE OF PROCEEDS

We expect to receive net proceeds from this Offering of approximately $1,820,000.00, after deducting fees and estimated offering expenses of $180,000.

	Amount	Percentage
Net proceeds to us(1)	$1,820,000.00	100%

Use of proceeds:
Platform Development	$910,000	50%
Sales and Marketing	$546,000	30%
Working Capital	$182,000	10%
Customer Service	$91,000	5%
Ticketing Hardware	$91,000	5%

Total	1,820,000.00	100%

(1)	Assuming we sell the Maximum Offering amount.

Platform Development – We intend to use approximately half of the proceeds from this Offering to fund the continued technological development of our platform. That includes hiring additional developers to continue development of our ticketing platform and our HUMBL Wallet product.

Sales and Marketing – We intend to use a significant portion of the proceeds for the sales and marketing of our products and services to consumers.

Working Capital – We will use a portion of the proceeds of this Offering for working capital and general corporate purposes, including for the payment of our legal and audit expenses related to public company compliance.

Customer Services – We intend to use a portion of the proceeds to increase our customer services related to the expansion of our ticketing platform.

Ticketing Hardware – We intend to use a portion of the proceeds to purchase scanners and other ticketing hardware to be used at stadiums and other event venues.

The expected use of net proceeds from this offering represents management’s estimates based upon current business and economic conditions. We cannot predict with certainty all of the particular uses for the proceeds of this offering or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. We reserve the right to use the net proceeds we receive in the offering in any manner we consider to be appropriate. Although we do not contemplate changes in the proposed use of proceeds, to the extent we find that adjustment is required for other uses by reason of existing business conditions, the use of proceeds may be adjusted. The actual use of the proceeds of this offering could differ materially from those outlined above as a result of several factors including those set forth under “Risk Factors” and elsewhere in this Offering Circular.

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CAPITALIZATION

The following table sets forth our capitalization as of the date of December 31, 2023:

●	on an actual basis; and

●	as adjusted to give effect to net proceeds of $1,820,000.00 from the sale of our common stock in this Offering (based on an assumed offering price of $0.0006 per share, the midpoint of the public offering price range), after the payment of fees and estimated Offering expenses of $180,000 and assuming we sell the Maximum Offering.

This table should be read in conjunction with the sections captioned “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes thereto included elsewhere in this Offering Circular.

	Actual (as of December 31, 2023)	Pro Forma As Adjusted

Cash	368,480	2,084,480
Debt	5,628,078	5,628,078
Stockholders’ equity (deficit):
Common stock, par value $0.00001, 12,500,000 shares authorized, 11,263,429,223 outstanding and 27,013,439,566 pro forma as adjusted as of December 31, 2023	112,634	270,134
Series A Preferred stock, par value $0.00001, 7,000,000 shares authorized, 7,000,000 outstanding as of December 31, 2023	70	70
Series B Preferred stock, par value $0.00001, 570,000 shares authorized, 379,875 shares outstanding as of December 31, 2023	4	4
Series C Preferred stock, par value $0.00001, 20,000 shares authorized, 12,280 shares outstanding as of December 31, 2023
Additional paid-in capital	99,124,893	100,627,393
Accumulated deficit	(103,241,196)	(103,241,196)
Accumulated other comprehensive income (loss)	(124,144)	(124,144)
Total shareholders’ equity (deficit)	(4,125,739)	(2,465,739)
Total capitalization	(1,502,339)	(3,162,339)

The outstanding share information in the table above is based on 11,263,429,223 shares of our common stock outstanding as of December 31, 2023, and:

●	assumes that we sell the Maximum Offering amount;

●	excludes 20,000,000 shares of our common stock reserved for future issuance in connection with awards under our 2021 Stock Incentive Plan (our “2021 Stock Option Plan”) (pursuant to which we have issued to our employees, officers, and directors options exercisable for 3,660,000 shares of common stock as of the date of this Offering Circular); and

●	excludes 371,843 shares of our outstanding Series B Preferred Stock which is convertible to up to 3,718,430,000 shares of common stock, subject to certain volume restrictions.

●	excludes 1,101,509,804 warrants exercisable with a weighted average exercise price of $0.03 as of the date of this Offering Circular; and

●	excludes 3,350,000 restricted stock units exercisable with a weighted average exercise price of $0.17 as of the date of this Offering Circular.

(See “Description of Capital Stock.”)

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DIVIDEND POLICY

We currently intend to retain our future earnings, if any, to finance the development and expansion of our business. The determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, and such other factors as our board of directors deems relevant in its sole discretion. Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them, if at all. (See “Risk Factors—Risks Related to this Offering and Ownership of our Common Stock—We currently do not intend to pay dividends on our common stock.”)

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following in conjunction with the sections of this Offering Circular entitled “Risk Factors,” “Cautionary Note Concerning Forward-Looking Statements,” and “Our Business” and our historical financial statements and related notes thereto included elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

General

Our executive offices are located at 101 W. Broadway, Suite 1450, San Diego, California 92101, telephone (786) 738-9012. Our corporate website address is www.humbl.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this Offering Circular.

Overview

We are a Web 3, digital commerce platform that was built to connect consumers, businesses and governments in the digital economy. We provide simple tools and packaging for complex new technologies such as blockchain, in the same way that previous cycles of e-commerce and the cloud were more simply packaged by companies such as Facebook, Apple, Amazon and Netflix over the past several decades. Through our product offerings, we are looking to simplify and package the digital economy for consumers, corporations and government.

Our goal is to provide ready built tools, and platforms for consumers and merchants to seamlessly participate in the digital economy. HUMBL is built on a patent-pending, decentralized technology stack that utilizes both core and partner technologies, to provide faster connections to the digital economy and each other.

We are organized into two divisions: a) HUMBL Consumer and b) HUMBL Commercial. These two divisions incorporate and expand our core products and services. Though, prior to 2023, the majority of our operations were focused on the Consumer division.

HUMBL is a digital wallet and web platform company. Our products are designed to help consumers, business and government clients use technology in ways that improve the speed, cost, and transparency of digital commerce.

HUMBL is built on fully verified profiles (KYC / KYB), helping eliminate the fake profiles, bots, and merchandise that have plagued larger marketplace and social media platforms.

HUMBL is organized into two divisions: a) HUMBL – Consumer division, and b) HUMBL – Commercial division (HBS). Through these two divisions, we offer our core products and services of a) digital wallet and b) web platform.

We provides customers with the ability to connect with consumers and merchants that have all been fully verified, eliminating fake profiles, ratings and reviews.

We are deeply focused on the following product lines:

1.	HUMBL Wallet
2.	HUMBL.com – Web Platform
3.	HBS – White Label (“Powered by HUMBL”)

HUMBL, through its digital wallet and web platform, provides consumers with a search engine, social media, marketplace, and ticketing as core services. These core services can also be white labeled for commercial clients such as major sports leagues, stadiums, arenas, and government clients.

Corporate History

We were incorporated in the state of Oklahoma on November 12, 2009 and redomiciled on November 30, 2020 to the state of Delaware.

On December 3, 2020, HUMBL, LLC (“HUMBL LLC”) merged into the Company in what is accounted for as a reverse merger. Under the terms of the Merger Agreement, HUMBL LLC exchanged 100% of their membership interests for 552,029 shares of newly created Series B Preferred Stock. The Series B Preferred shares were issued to the respective members of HUMBL LLC following the approval by FINRA of a one-for-four reverse stock split of the common shares and the increase in the authorized common shares to 7,450,000,000 shares, and 10,000,000 preferred shares.

After the reverse merger was completed, HUMBL LLC ceased doing business, and all operations were conducted under Tesoro Enterprises, Inc. which later changed its name to HUMBL, Inc. (“HUMBL” or the “Company”).

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On June 3, 2021 we acquired Tickeri, Inc. (“Tickeri”), following which Tickeri became a subsidiary of HUMBL. On January 31, 2023, we sold Tickeri back to the former owners and reflected the loss on disposal in the Consolidated Statement of Operations.

On June 30, 2021, we acquired Monster Creative, LLC (“Monster”). Monster is a Hollywood production studio that specializes in producing movie trailers and other related content. As part of the acquisition we entered into certain debt instruments with the founders of Monster that are in default as they were due December 31, 2022. On June 30, 2023, we sold Monster back to one of its former owners. (See “Our Business—Recent Financings and Material Agreements—Monster Divestiture.”)

On February 12, 2022, we entered into an asset purchase agreement with BizSecure, Inc. (“BizSecure”). We determined this was an acquisition of a business pursuant to the guidance provided in both ASC 805 and Rule 11-01(d) of Regulation S-X. BizSecure is not considered a significant subsidiary under Regulation S-X Rule 1-02(w).

On March 3, 2022, we acquired Ixaya Business SA de CV, a Mexican corporation (“Ixaya”), under a Stock Purchase Agreement (“Ixaya SPA”). We accounted for this acquisition as a business combination under ASC 805, and Ixaya is not considered a significant subsidiary under Regulation S-X Rule 1-02(w).

On November 2, 2022, we acquired BM Authentics (“BM”), a provider of sports merchandise ranging from autographed jerseys, bats, balls, helmets, and photos.

Results of Operations for the Years Ended December 31, 2023 and 2022

The following table sets forth the summary operations for the years ended December 31, 2023 and 2022:

	For the Years Ended
	December 31, 2023	December 31, 2022

Revenues	$1,005,856	$454,080
Cost of Revenues	$443,348	$181,287
Gross Profit	$562,508	$272,793
Development Costs	$188,930	$2,363,225
Professional Fees	$2,770,689	$4,280,249
Settlement	$806,400	$3,752,400
Stock-based compensation	$6,173,243	$11,866,772
Impairment - inventory	$797,089	$-
Impairment – intangible assets including goodwill	$-	$7,246,260
Impairment – digital assets	$151,409	$1,606,784
General and Administrative Expenses	$3,059,698	$6,893,781
Interest Expense	$(850,591)	$(1,553,003)
Loss on sale of fixed assets	$-	$(57,318)
Amortization of Debt Discounts	$(375,371)	$(1,672,940)
Change in fair value of derivative liabilities	$43,951	$-
Derivative expense	$(95,866)	$-
Gain on Sale of Digital Assets	$24	$297,895
Loss on conversion of convertible notes payable	$(2,896,068)	$(753,858)
Provision for Income Taxes	$-	$-
Net Loss from Continuing Operations	$(17,558,871)	$(41,475,902)

Revenues

Revenues for the year ended December 31, 2023 were $1,005,856 as compared to $454,080 for the year ended December 31, 2022, an increase of $551,776. The increase was due in large part to the sales of merchandise from our marketplace which included items from BM Authentics and from services rendered from our Mexican subsidiary, Ixaya.

Cost of Revenues and Gross Profit

Cost of revenues for the year ended December 31, 2023 were $443,348 as compared to $181,287 for the year ended December 31, 2022, an increase of $262,061. The increase was primarily due to increases in our marketplace for BM Authentics and our cost of labor for Ixaya.

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Operating Expenses

Operating expenses for the year ended December 31, 2023 were $13,947,458 as compared to $38,009,471 for the year ended December 31, 2022, a decrease of $24,062,013. Operating expenses consists of development costs, professional fees, general and administrative expenses, and non-cash charges for impairment expenses and stock-based compensation as fully described below. We expect our development costs and professional fees to continue to decrease in the next 12 months as we look to scale back on outside contract labor. Our non-cash charges have already declined from levels in 2022 as our stock-based compensation will be reduced and we have already impaired most of our intangible assets and all of our goodwill.

Development Costs

Development costs consisting of salaried and outsourced technical consultants for the year ended December 31, 2023 were $188,930 compared with $2,363,225 for the year ended December 31, 2022. The decrease of development costs related to the launch of various projects such as the HUMBL Wallet and Social in 2022.

Professional Fees

Professional fees consisting of contracted individuals and companies, legal, audit and accounting costs for the year ended December 31, 2023 were $2,770,689 compared to $4,280,249 for the year ended December 31, 2022. The decrease in professional fees were related to professional fees incurred in regulatory filings and OTC compliance as well as consultant costs in 2022 versus 2023. We expect that these costs will continue decreasing during 2024.

Settlement

We incurred $806,400 in settlement expenses for the year ended December 31, 2023 and $3,752,400 in settlement expenses for the year ended December 31, 2022 related to agreements with individuals for liabilities incurred.

Stock-Based Compensation

We incurred $6,173,243 in stock-based compensation expenses for the year ended December 31, 2023 compared to $11,866,772 for the year ended December 31, 2022 related to agreements with consultants, advisors, and directors for services rendered. We expect our stock-based compensation expenses to decline in the next 12 months due to the vesting terms of such grants. The awards provided were valued in accordance with ASC 718 at fair value.

Impairment of Intangible Assets including Goodwill and Digital Assets and Inventory

We incurred $7,246,260 in non-cash charges related to impairment of intangible assets including goodwill in 2022, and $151,409 and $1,606,784 in impairment of our digital assets in the year ended December 31, 2023 and 2022. The intangible asset impairment relates to the impairment on goodwill incurred in the Ixaya acquisition. The impairment of digital assets was based on the valuation changes in the digital assets we held. Effective June 30, 2023, we held no digital assets. We impaired $797,089 in 2023 related to our inventory as a one-time adjustment.

General and Administrative

General and administrative expenses for the year ended December 31, 2023 were $3,059,698 compared with $6,893,781 for the year ended December 31, 2022. The decrease in general and administrative expenses of $3,834,083 is related to the following approximate reductions in expenses as follows: salaries and wages ($1,900,000); advertising and business development expenses ($460,000); travel and conferences ($240,000); penalties ($700,000); recruitment ($60,000); insurance ($60,000); rent ($36,000); security ($125,000); and all other general and administrative costs (approximately $253,000).

Other Income (Expense)

In the year ended December 31, 2023 we incurred $4,173,921 in other expenses, compared to $3,739,224 in other expenses in the year ended December 31, 2022, an increase of $484,697. The other expenses relate to amortization of discounts of $375,371 and $1,672,940, respectively for the 2023 and 2022 periods, as well as interest expense of $850,591 and $1,553,003, respectively. Gain on sale of digital assets were $24 and $297,895, and a loss on conversion of convertible notes payable were $2,896,068 and $753,858 for 2023 and 2022, respectively. In the year ended December 31, 2023, we had $95,866 in derivative expenses and a change in the fair value of derivative liabilities of $43,951 related to convertible notes entered into during this period. We had a loss of $57,318 on sale of fixed assets in the year ended December 31, 2022. We expect to incur additional other income (expense) in the next 12 months related to our debt.

Net Loss from Continuing Operations

Net loss from operations from continuing operations for the year ended December 31, 2023 was ($17,558,871) as compared to a net loss of ($41,475,902) for the year ended December 31, 2022. The $24,026,556 decrease in the net loss was due to the changes noted herein.

Segment Reporting

We follow the provisions of ASC 280-10 Disclosures about Segments of an Enterprise and Related Information. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making operating decisions.

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The following represents segment reporting for continuing operations only:

Year Ended December 31, 2022	Consumer	Commercial	Total
Segmented operating revenues	$150,363	$303,717	$454,080
Cost of revenues	83,176	98,111	181,287
Gross profit	67,187	205,606	272,793
Total operating expenses net of depreciation, amortization and impairment	26,658,877	1,841,342	28,500,219
Depreciation, amortization and impairment	1,472,649	8,036,603	9,509,252
Other expenses (income)	3,766,929	(27,705)	3,739,224
(Loss) from continuing operations	$(31,831,268)	$(9,644,634)	$(41,475,902)

Segmented assets as of December 31, 2022
Property and equipment, net	$20,549	$-	$20,549
Intangible assets	$261,713	$541,667	$803,380
Intangible assets – digital assets	$6,609	$147,823	$154,432
Capital expenditures	$8,510	$-	$8,510

Year Ended December 31, 2023	Consumer	Commercial	Total
Segmented operating revenues	$373,505	$632,351	$1,005,856
Cost of revenues	288,267	155,081	443,348
Gross profit	85,238	477,270	562,508
Total operating expenses net of depreciation, amortization and impairment	11,401,320	1,459,060	12,860,380
Depreciation, amortization and impairment	939,301	147,777	1,087,078
Other expenses (income)	4,168,841	5,080	4,173,921
(Loss) from continuing operations	$(16,424,224)	$(1,134,647)	$(17,558,871)

Segmented assets as of December 31, 2023
Property and equipment, net	$12,526	$-	$12,526
Intangible assets	$243,379	$411,667	$655,046
Capital expenditures	$-	$-	$-

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Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

During the past two years, we devoted a substantial amount of capital to build out our platform and as a result our working capital deficit and accumulated deficit have increased significantly. In addition, we have incurred significant debt from both unrelated and related parties to assist in supporting our operations.

As of December 31, 2023, we had $368,480 in cash. During the last two years, we built our platform and grew our operations by acquiring companies to support what we consolidated into HUMBL.com. The acquisitions increased our debt and our common shares issued as we spent very little cash in these acquisitions. The impact of supply chain issues, challenges in the cryptocurrency market, and recent bank failures have had a minimal impact on the Company’s operations.

We had a working capital deficit of $4,690,800 and $27,408,687 as of December 31, 2023 and 2022, respectively. The majority of our current liabilities is in the form of long-term debt and notes payable, and accounts payable and accrued expenses. The decrease in working capital is the direct result of the settlement with Tickeri and Monster resulting in over $11,400,000 in reductions of notes payable, accrued interest, and accrued expenses. This reduction was offset by some increases in accounts payable as we continue the development of our mobile wallet. A majority of our operating expenses in the past two years was the result of non-cash charges such as impairment of intangible assets including goodwill, settlement, and stock-based compensation. Our actual monthly cash burn is approximately $345,000 per month and as our core products come online, this is likely to decrease upon our technology being completed. In the year ended December 31, 2023, we received net proceeds of approximately $3,260,365 from various debt financings and received $1,365,050 in purchases of common and preferred stock and warrants. However, as a result of the operating losses and working capital deficit, management has determined that there is substantial doubt about our ability to continue as a going concern.

In January 2023 and June 2023, we recognized a gain on disposal of $13,685,645 when we settled all claims with the former owners of Tickeri and Monster and sold them back their companies.

Net cash used in operating activities was $4,118,487 and $11,689,245 for the years ended December 31, 2023 and 2022, respectively. The $7,570,758 decrease in net cash used in operating activities was primarily a result of the change in the net loss and the non-cash charges impacting our net loss from 2022 to 2023, such as the gain on disposal of Tickeri and Monster, impairment of intangible assets including goodwill and increases in our stock-based compensation. Additionally, our changes in assets and liabilities decreased by approximately $760,000.

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Net cash used in investing activities was $677,341 for the year ended December 31, 2022 related to purchases of fixed assets of $8,510; cash paid, net of amounts received in the acquisition of Ixaya of $148,675; cash paid in the acquisition of BM Authentics of $110,000; purchases of a non-fungible token of $406,040; and domain names of $275,020; as well as proceeds received from the sale of fixed assets of $270,904. We had no activities from investing activities in 2023.

Cash provided by financing activities was $4,003,716 and $10,004,096 for the years ended December 31, 2023 and 2022, respectively. In the year ended December 31, 2022, we raised $2,000,000 from the exercise of warrants and proceeds from related party notes in the amount of $8,700,000, $207,500 from convertible notes, $1,190,000 from sales of our common stock, and a contribution of capital of $406,040 (as well as non-cash contribution of capital of $500,000) by our CEO as well as repayments of notes payable, related party notes, amounts due to seller and bank loans of $2,449,444 and the purchase of treasury shares of $50,000 that was subsequently retired. In the year ended December 31, 2023, we received proceeds from related party notes payable of $1,075,365, a contribution of capital from our CEO of $50,000, $260,000 from notes payable, $1,925,000 from convertible notes payable and $1,365,050 from sales of our common and preferred stock. We repaid a total of $671,699 in all of our related and non-related party debt.

Since the date of the reverse merger in December 2020 we have financed our operations through sales of common and preferred stock and the issuance of debt.

We expect that the consolidation of our platform into HUMBL.com as well as our arrangement with the AFL will bring about revenue producing operations to improve our liquidity moving forward. However, going forward, the effect of our industry on the capital markets may limit our ability to raise additional capital on the terms acceptable to us at the time we need it, if at all.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period. Our consolidated financial statements do not include any adjustments that may result from the outcome of the uncertainties.

Off-Balance Sheet Arrangements

As of December 31, 2023 and December 31, 2022, we had no off-balance sheet arrangements.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for permanent and temporary differences related to income taxes, liabilities to accrue, estimates of the fair value of goodwill and determination of the fair value of stock awards. Actual results could differ from those estimates.

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Inventory

Inventory is valued at the lower of cost or net realizable value, with cost determined using the first-in first-out method. The carrying value of inventory is evaluated periodically for excess quantities and obsolescence. Management evaluates quantities on hand and physical condition as these characteristics may be impacted by anticipated customer demand for current products. The allowance is adjusted based on such evaluation, with a corresponding provision included in cost of sales.

Fair Value of Financial Instruments

ASC 825 Financial Instruments requires us to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for our financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued liabilities, and amounts payable to related parties, approximate fair value because of the short-term maturity of those instruments. We do not utilize derivative instruments.

Revenue Recognition

We account for a contract with a customer that is within the scope of this topic only when the five steps of revenue recognition under ASC 606 are met. They are evaluated and further supported by applicable guidance in ASC 606.

We account for revenues based on the verticals in which they were earned, the three principal verticals being (1) HUMBL Wallet, (2) HUMBL Marketplace, and (3) HBS – Commercial division. See “Revenue Recognition” in Note 2 of our Financial Statements.

We plan to drive our revenues through the following channels:

HUMBL Wallet

●	We plan to drive consumer acquisition primarily through the digital wallet. Consumers can be monetized inside a digital wallet through the delivery of search advertising, social media advertising, loyalty advertising, credit card payment transactions, ticketing sales, certificates of authenticity and more.

HUMBL Web Platform

●	We have developed one of the first digital wallet and web platforms that are connected together. This means that any verified customers using the HUMBL.com web platform, are also connected to a digital wallet for consumer and merchant transactions.

●	The HUMBL.com platform can be used to drive search advertising, social media advertising, loyalty advertising, credit card payment transactions, ticketing sales, certificates of authenticity, authentic merchandise purchases and more.

HBS Commercial Services (“Powered by HUMBL”)

●	We also package our digital wallet and web platform for white-labeling by clients.

●	Government – We have secured approval to build a digital wallet for the County of Santa Cruz, California. This digital wallet will be built in a modular way, that can be replicated for other cities, counties, states and national government transactions and record keeping in areas such as licensing, renewals and certificates. Once built, we plan to offer these digital wallets for government in exchange for flat fee, a percentage of transactions, or a mix of both.

●	Stadiums, Arenas and Leagues – We have secured approval to serve as the “Official Technology Platform” of the Arena Football League (AFL), which is currently comprised of 16 teams through the 2028 season. We plan to deliver digital wallet and web platform services, with the goal of maximizing ticket revenues, merchandise sales and advertising programs across league digital properties. We plan to be paid a percentage on every ticket sold by the league, with annual escalators through the end of the 2028 season. We plan to replicate this model across other teams, sports leagues, stadiums, arenas and festivals.

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OUR BUSINESS

Our Company

HUMBL, Inc. (“we,” “us,” “our,” “HUMBL,” or the “Company”) is a is a digital wallet and web platform company. Our products are designed to help consumers, business and government clients use technology in ways that improve the speed, cost and transparency of digital commerce. HUMBL is built on fully verified profiles (KYC / KYB), helping eliminate the fake profiles, bots, and merchandise that have plagued larger marketplace and social media platforms.

Operations

We are organized into two divisions: a) HUMBL – Consumer division, and b) HUMBL – Commercial division (HBS). Through these two divisions, we offer our core products and services of a) digital wallet and b) web platform.

HUMBL – A Digital Commerce Platform

HUMBL delivers a digital wallet and web platform as our core services. HUMBL provides customers with the ability to connect with consumers and merchants that have all been fully verified, eliminating fake profiles, ratings, and reviews.

1.	HUMBL Wallet
2.	HUMBL.com – Web Platform
3.	HUMBL Commercial Services

HUMBL Wallet

The HUMBL Wallet is a 4.9 star application that is available for download on major app stores. The HUMBL Wallet is the centerpiece of the consumer experience on the HUMBL platform. The HUMBL Wallet consolidates a variety of services for customers in one place and helps us to verify customers and merchants.

-	Search Engine
-	Social Media
-	Marketplace
-	Digital Payments

The HUMBL Wallet is self-custodied by the individual; ensuring that the user has full control over their online identity, digital assets and private keys.

The HUMBL Wallet is also connected to the BLOCKS Registry, a product registry that allows customers to authenticate and track physical and digital items.

HUMBL Wallet customers have the obligation to perform their own tax record keeping as well as backup of their private keys to ensure the recoverability, data security and storage of their digital assets.

The HUMBL Wallet is equipped with 2-factor authentication; as well as biometric security features, which are handled by the handset and its manufacturer. We do not store or have access to any biometric information related to our verified users.

The HUMBL Wallet uses third-party service providers such as SumSub, Clear, and Dejah to perform Know-Your-Customer / Know-Your-Business (“KYC/KYB”) authentication. We do not capture or store consumers’ information on our servers, except for their corresponding name, wallet address and email address for basic communications with the verified user. We do not resell our customers data.

The HUMBL Wallet is available in over 130 countries and is not available in any OFAC Countries. The HUMBL Wallet no longer allows customers to buy, sell, or swap digital assets.

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HUMBL Web Platform

i.	HUMBL Search Engine

The HUMBL Search Engine is available via the HUMBL Wallet and the HUMBL web platform. The HUMBL Search Engine allows customers to search for articles, news, images, videos and more. The search engine also serves as a discovery layer for consumers to search for verified merchandise and tickets.

ii.	HUMBL Tickets

Primary – HUMBL is now the Official Technology Platform of the Arena Football League (AFL) through the 2028 season, and will be offering AFL tickets for sale, along with other major arena ticketing partners such as Ticketmaster and Seat Geek.

Secondary – HUMBL Tickets offers secondary (resale) tickets to thousands of live events across North America. HUMBL Tickets inventory listings and ticket fulfillment are provided by Ticket Evolution and we earn a commission for each sale through our website.

The ticketing content provided on HUMBL Tickets spans across major live music, sports, festivals, and events in multiple countries. HUMBL Tickets advertises its services primarily across social media, including its own HUMBL Social platform.

iii.	HUMBL Authentics

HUMBL Authentics was designed to pair authenticated buyers and sellers in verified, digital commerce. HUMBL Authentics currently works with clients such as professional athletes, brands, and marketing and talent agencies to provide sports merchandise ranging from autographed jerseys, bats, balls, helmets, photos, and more.

HUMBL Authentics mitigates forgeries by pairing physical merchandise with digital certificates of registration. Merchandise is made available on the HUMBL platform and is verified, registered, and cataloged on the blockchain.

We are a software platform and do not act as a broker, financial institution, or creditor for digital collectibles. We facilitate transactions between the buyer and seller in the auction/sale process, but we are not a party to any agreement between the buyer and seller or between any users.

HUMBL no longer allows the purchase and sale of NFTs on its platform.

iv.	HUMBL Social

HUMBL Social is one of the world’s first user-verified social media platforms in the world. The social media platform is available via web browser and the HUMBL Wallet. The goal of HUMBL Social is to provide real people, real profiles, and real merchants with a place to connect on the worldwide web. HUMBL Social supports only verified user profiles, to ensure authenticity of the platform and enhance consumer protection.

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HUMBL – Commercial Division (HBS)

Our digital wallet and website can also be used as a white label or “Powered by HUMBL” solution for commercial clients.

-	Government – HUMBL is one of the first government-approved digital wallets in the State of California. We are currently in the middle of launching a pilot program with the County of Santa Cruz, California, that will deliver a digital wallet for Santa Cruz county citizens to help them interact more effectively with county government in areas of record keeping such as applications, permits and licensing.

-	Stadiums, Arenas and Leagues – HUMBL is now the “Official Technology Platform” of the Arena Football League (AFL) through the 2028 season. HUMBL will be providing a digital wallet, web platform, and ticketing services for all 16 teams of this sports league, alongside other major ticketing venue providers such as Ticketmaster and Seat Geek, depending on venue agreements.

Recent Updates

HUMBL is strongly focused on: a) digital wallet, b) web platform, c) “Powered by” white label services. As our platform grew, we wanted to re-focus our priorities and therefore eliminated previous features or offerings from our platform, as follows:

1.	Elimination of Digital Assets

-	HUMBL no longer carries any digital assets or NFTs on its balance sheet.
-	HUMBL no longer offers any purchase, sale or swaps of digital assets or NFTs through its product lines.
-	HUMBL no longer provides third party referrals to Wyre, or similar, for the custody of digital assets or yield programs.

2.	Elimination of Non-Digital Wallet and Web Platform Services

-	HUMBL no longer plans to service the United States Air Force contract from its commercial division through the acquisition of BizSecure, as it is prioritizing the digital wallet and web platform.

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Corporate Strategy

Our objective is to provide more seamless digital pairing experiences for consumers and merchants in the global economy. The key elements of our growth strategy are:

●	innovate and advance our platform;

●	drive growth by acquiring new customers;

●	drive increased usage within our existing customer base;

●	expand our global footprint;

●	expand data sharing across our global ecosystem;

●	grow and invest in our partner network;

●	expand our sales capabilities; and

●	develop additional revenue streams.

Significant Vendor Relationships

We have established contractual relationships with the following companies that we consider to be material to providing our core products:

We need in each country or region a payment processing company to allow the consumers to pay online the merchants using our software services. In the United States we have a Platform Connect Agreement and Services Agreement with Stripe, Inc. We have entered into the standard forms of agreements that these companies offer to companies such as ours that promote online purchase of goods and services.

We utilize SumSub, Clear and Dejah to provide KYC/KYB and user verification for our HUMBL Wallet and HUMBL Social platforms.

Competition

Each of our principal verticals is highly competitive. We currently face substantial competition from other service providers that offer digital wallets, search engines, ticketing, online marketplaces, social media platforms, and e-commerce websites. We compete primarily on the basis of availability of authentication, verified products, verified profiles, technology services and pricing.

HUMBL Wallet competes with Metamask and Coinbase. The HUMBL Search Engine competes with Google and Microsoft. HUMBL Tickets competes with SeatGeek and Ticketmaster. The HUMBL Marketplace competes with eBay. HUMBL Social competes with X (f/k/a Twitter).

Employees and Human Capital

As of the date of this Offering Circular, we have eight full time employees. None of our employees or personnel is represented by a labor union, and we consider our employee/personnel relations to be good. Competition for qualified personnel in our industry is intense, particularly for software development and other technical staff. Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing, and integrating our existing and new employees, advisors, and consultants.

Transfer Agent

Pacific Stock Transfer Company, located at 6725 Via Austi Pkwy., #300, Las Vegas, Nevada 89119 and telephone number of (702) 361-3033 is the registrar and transfer agent for our common stock.

Our Facilities

We currently sublease an office located at 101 W. Broadway, Suite 1450, San Diego, California 92101 at a monthly cost of $2,500. The term of the lease on our office is until February 1, 2024, and thereafter will be rented on a month-to-month basis. We do not own any real property.

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Our Intellectual Property

HUMBL owns, or has applied for, the trademarks for HUMBL, HUMBL Wallet, HUMBL Marketplace, and HUMBL Tickets.

Legal Proceedings

From time-to-time, we may be involved in litigation or be subject to claims arising out of our operations or content appearing on our websites in the normal course of business. Although the results of litigation and claims cannot be predicted with certainty, we currently believe that the final outcome of these ordinary course matters will not have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on our Company because of defense and settlement costs, diversion of management resources and other factors.

On May 19, 2022, we were named as a defendant in a putative shareholder derivative class action lawsuit filed in the United States District Court for the Southern District of California styled Matt Pasquinelli and Bryan Paysen v. HUMBL, LLC, Brian Foote, Jeffrey Hinshaw and George Sharp, Case No. 22CV0723 AJB BLM. The complaint alleges federal securities law violations by the Company, including false or misleading statements regarding our business and operations, that the HUMBL Pay App did not have the functionality that it promised to investors and that several international business partnerships had a low chance of contributing material revenues to our bottom line, and sales of unregistered securities through our BLOCK Exchange Traded Index products, which plaintiffs allege caused a decline in the market value of our shares of common stock. Plaintiffs seek unspecified monetary damages. On October 27, 2022, through our attorneys, we filed a motion to dismiss the complaint for failure to state a claim, which is presently pending for resolution before the court. On July 7, 2023, the United States District Court for the Southern District of California granted our Motion to Transfer Venue and transferred the case to the District Court of Delaware. On October 30, 2023, we filed a Motion to Dismiss the lawsuit with the District Court of Delaware which the parties have fully briefed and which motion is presently pending for resolution before the court. We intend to vigorously defend the actions of the defendants and contest what we believe are baseless claims.

On July 14, 2022, we were named as a defendant in a putative shareholder derivative class action lawsuit filed in the Delaware Chancery Court styled Mike Armstrong, derivatively on behalf of HUMBL, Inc. v. Brian Foote, Jeffrey Hinshaw, George Sharp, Michele Rivera, and William B. Hoagland (Case No. 2022-0620). This case alleges the same claims as the Pasquinelli litigation described above and also seeks unspecified monetary damages. The case is currently stayed by agreement of the parties. We intend to vigorously defend the actions of the defendants and contest what we believe are baseless claims.

On October 3, 2023, we signed a Securities Purchase Agreement (“SPA”) with Pacific Lion. Pursuant to the SPA, agreed to purchase $2,040,000 in Series C Preferred Stock. Pacific Lion has failed to purchase over $1,000,000 in Series C Preferred Stock that it agreed to purchase under the SPA and is currently in default under the SPA. In addition, Pacific Lion converted a portion of a note issued to a third party that it purportedly purchased from the third party but had not actually paid the purchase price for. We filed a lawsuit against Pacific Lion on March 13, 2024 to enforce our rights against Pacific Lion.

History and Development of the Company

We were formed under the name Ponca Acquisition Corporation in Nevada on May 3, 2000, as a “blank check” development stage company that indicated that our business plan was to engage in a merger or acquisition with an unidentified company or companies. Following a series of name changes and changes in the focus of our business, on November 18, 2008, we filed Form 15 with the SEC to terminate our registration with the SEC.

On March 12, 2009, we redomiciled to Oklahoma and on March 16, 2009, changed our name from IWT Tesoro Corporation to Tesoro Distributors, Inc. Tesoro Enterprises, Inc., an Oklahoma corporation, was incorporated on November 12, 2009, as a subsidiary of Tesoro Distributors, Inc. On March 11, 2010, we changed our name to Tesoro Enterprises, Inc. and received a new symbol of “TSNP” following FINRA review of our name and symbol change request.

Effective November 4, 2020, Henry J. Boucher, then President, CEO, and sole member and Chairman of the Board of Directors, on the one hand, and Brian Foote, on the other hand, entered into a Stock Purchase Agreement pursuant to which Henry J. Boucher sold his controlling interest of 7,000,000 shares of Series A preferred stock to Brian Foote in return for Brian Foote assigning a $40,000 promissory note from HUMBL LLC to Henry J. Boucher. Our Board of Directors, following the change of control, appointed Brian Foote, Jeff Hinshaw, and Michele Rivera to be the members of the Board following the resignation of Henry J. Boucher as our sole director.

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On November 30, 2020, we changed our domicile to Delaware. On December 3, 2020, we merged with HUMBL LLC to conduct the business of HUMBL LLC through a reverse merger. Under the terms of the merger, the members of HUMBL LLC exchanged their membership interests for 552,029 shares of our Series B Preferred Stock.

On December 23, 2020, we filed a Certificate of Amendment to our Certificate of Incorporation (“Amended Certificate”) to effect a 1:4 reverse split, change our name to HUMBL, Inc., increase our authorized common stock to 7,450,000,000 shares, reduce our authorized number of “blank check” preferred stock from 25 million to 10 million, and designate a Series B and Series C Preferred Stock.

On February 26, 2021, FINRA announced the change of our name from Tesoro Enterprise, Inc. to HUMBL, Inc. and the change of our trading symbol from “TSNP” to “HMBL,” effective March 26, 2021.

Recent Acquisitions

BM Authentics

On November 2, 2022, we entered into an Asset Purchase Agreement with Brian Meltzer and Robin Burns pursuant to which we purchased from the seller the assets of BM Authentics, a sports merchandise and memorabilia business, for 90,000,000 shares of restricted common stock and $110,000. We believe the acquisition of the assets of BM Authentics will help further efforts related to the authentication physical goods on the blockchain. HUMBL plans to pair physical merchandise, alongside HUMBL technologies such as the HUMBL wallet, search engine, tickets and NFTs, to deliver an integrated digital experience for customers. Brian Meltzer was hired by us to run the HUMBL Marketplace product line.

Available Information

Our website address is www.humbl.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this Offering Statement. We file electronically with the SEC our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make available on our website at www.humbl.com, free of charge, copies of these reports and other information as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

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MANAGEMENT

Directors and Executive Officers

Set forth below are the names, ages and positions of our directors and executive officers as of the date of this Offering Circular.

Name	Age	Position with the Company
Brian Foote	45	President, Chief Executive Officer, and Chairman of the Board
Jeffrey Hinshaw	37	Chief Operating Officer, Chief Financial Officer, and Director
Peter Schulte	66	Director

Biographical Information

Directors and Executive Officers

The following is a summary of certain biographical information concerning our current directors and our executive officers.

Brian Foote, President, Chief Executive Officer, and Chairman of the Board of Directors

Brian Foote has been our Chairman, President and Chief Executive Officer since November 24, 2020. Immediately prior to co-founding our predecessor entity HUMBL LLC in May 2019 (“HUMBL LLC”), Mr. Foote worked as a Strategic Consultant across a variety of projects at Epson from January 2011 to May 2019 including omnichannel marketing, sales and product launch strategies. From March 2005 to February 2011, Mr. Foote worked as a Senior VP of Sales and Marketing at The Wilkinson Group, a consulting group specializing in events and sponsorships. Mr. Foote has over 20 years of experience in sales, marketing and technology. He received his B.A. from the University of California at Los Angeles, his certifications in blockchain and social media from the Massachusetts Institute of Technology and is a graduate of the Yale Global Executive Leadership Program (Y-GELP). Brian has been featured on CNBC, Fox Business, and Forbes and has served as a speaker at global conferences such as the World Blockchain Summit. We believe that the broad business experience of Mr. Foote, including his experience with the daily operations of companies as well as with the challenges of growing companies, makes him qualified to be a member of our Board of Directors.

Jeffrey Hinshaw, Chief Operating Officer, Chief Financial Officer, and Director

Jeffrey Hinshaw has served as our Chief Operating Officer, Chief Financial Officer, Corporate Secretary and a member of our Board of Directors since November 24, 2020. Immediately prior to co-founding HUMBL LLC in May 2019, Mr. Hinshaw worked as an adjunct faculty member at San Diego State University. From July 2017 to November 2017, Mr. Hinshaw worked as a business analyst at Sempra Energy. From February 2015 to November 2018, Mr. Hinshaw worked as a strategic advisor to Balance Tracking Systems. From August 2012 to May 2014, Mr. Hinshaw worked as a graduate researcher in biomechanics at San Diego State University. We believe that this varied experience makes him qualified to be a member of our Board of Directors.

Peter Schulte, Director

Peter Schulte has served as a member of our Board of Directors since September 24, 2021. Mr. Schulte holds the position of Managing Partner and Co-founder of private equity firm CM Equity Partners. His past experience includes public and private debt and equity financing and M&A at Salomon Brothers Inc. and large systems marketing at IBM’s Data Processing Division. Mr. Schulte has also established two successful publicly traded companies: ICF International and ATS Corporation. Mr. Schulte currently serves as a member of the Board of Directors at Black ICE Holdings, Citizant, Inc., and JANUS Research Group, Inc. among others. Mr. Schulte is a graduate of Harvard College (AB) and also holds a Master’s degree in Public and Private Management (MPPM) from Yale University. We believe that Mr. Schulte’s public company and capital market experience makes him qualified to be a member of our Board of Directors.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Board Composition

Our board of directors consists of three directors, one of whom is independent. Our directors serve for one-year terms and until their successors are duly elected and qualified. There is no cumulative voting in the election of directors. Consequently, at each annual meeting, the successors to each of our directors will be elected by a plurality of the votes cast at that meeting.

When considering whether directors have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focuses primarily on the information discussed in each of the directors’ individual biographies as set forth above. With regard to Mr. Foote, the Board considered their day-to-day operational leadership of our Company and in-depth knowledge of our business and experience in corporate management that will assist our corporate governance.

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Director Independence

We are a “controlled company” under the NYSE American rules (“NYSE Rules”) and are not required to have a majority of our board of directors consist of “independent directors,” as defined under the NYSE Rules.

We use the NYSE Rules’ definition of “independence” to make this determination. The NYSE Rules provide that an “independent director” is a person other than an executive officer or employee of the company or any other individual having a relationship with which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company, or an immediate family member has been an executive officer of the company;
●	the director has received, or has an immediate family who is an executive officer of the company has received, any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exemptions, including, among other things, compensation received for board or board committee service, pension plan payments, or deferred compensation for prior service not contingent on continued service);
●	the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of an entity where any of the present executive officers of the company served on the compensation committee of such other entity; or
●	the director or an immediate family member of the director is a current executive officer of an organization that has made to or received from the company payments for which, in any of the last three fiscal years, exceeds the greater of 2% of such other company’s consolidated gross revenues or $1 million (subject to certain exceptions, including charitable contributions).

Under such definitions, our board of directors has undertaken a review of the independence of each director and will review the independence of any new directors based on information provided by each director concerning his background, employment, and affiliations, in order to make a determination of independence. Our board of directors has determined that there is one independent director on our board of directors.

Role of our Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly, or will have committees, such as the audit committee, compensation committee and the nominating and corporate governance committee, support the board of directors by addressing risks specific to its respective areas of oversight. In particular, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management takes to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our nominating and corporate governance committee provides oversight with respect to corporate governance and ethical conduct and will monitor the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct.

Committees of our Board of Directors

Audit Committee

Our audit committee consists of Peter Schulte and Jeffrey Hinshaw. The Board has determined that Mr. Schulte is financially literate and qualifies as an independent director under the NYSE Rules. Mr. Schulte will be the chairman of our audit committee and he qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our audit committee has adopted a written audit committee charter, viewable at https://humbl.com/auditcommittee, that provides that the functions of our audit committee include, among other things:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing our policies on risk assessment and risk management;

●	reviewing and approving related party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

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Compensation Committee

Our compensation committee is comprised of Peter Schulte and Brian Foote. Our board has determined that Mr. Schulte qualifies as an independent director under the NYSE Rules and a “non-employee director” for purposes of Section 16b-3 under the Exchange Act and does not have a material relationship with us that would affect his ability to be independent from management in connection with the duties of a compensation committee member. Mr. Schulte will be the chairman of our compensation committee.

Our compensation committee has adopted a written compensation committee charter, viewable at https://humbl.com/compensationcommittee, that provides that the functions of our compensation committee include, among other things:

●	reviewing and approving, or recommending to our board of directors for approval, the compensation of our executive officers and any compensatory arrangement with our executive officers;

●	reviewing and recommending to our board of directors for approval the compensation of our directors and any changes to their compensation;

●	reviewing and approving, or recommending to our board of directors for approval, and administering incentive compensation and equity incentive plans; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

None of our directors or executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our board of directors.

Nominating and Corporate Governance Committee

Our corporate governance committee is comprised of Peter Schulte and Jeffrey Hinshaw. Our board has determined that Mr. Schulte qualifies as an independent director under the NYSE Rules. Mr. Schulte is the chairman of our nominating and corporate governance committee.

Our nominating and corporate governance committee will have adopted a written nominating and corporate governance committee charter, viewable at https://humbl.com/nominatingandgovernance, that provides that the functions of our nominating and corporate governance committee include, among other things:

●	identifying, evaluating, and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

●	overseeing the evaluation and the performance of our board of directors and of individual directors;

●	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

●	overseeing our corporate governance practices;

●	contributing to succession planning; and

●	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Code of Business Conduct and Ethics

We have adopted a written code of ethics that applies to all of our directors, officers, and employees in accordance with the rules of OTC Markets and the SEC. We will post a copy of our code of ethics on our website, and intend to post amendments to this code, or any waivers of its requirements, as well.

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We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified above.

Limitations on Liabilities and Indemnification of Directors and Officers

HUMBL has had a directors’ and officers’ liability insurance policy in place since September 7, 2021. Our officers and directors have indemnification rights under applicable laws, and our certificate of incorporation and bylaws. (See “Description of Capital Stock—Limitations on Liability and Indemnification of Directors and Officers.”)

Director Compensation

Our directors have compensation arrangements. (See “Executive and Director Compensation.”)

Conflicts of Interest

We comply with applicable state law with respect to transactions (including business opportunities) involving potential conflicts. Applicable state corporate law requires that all transactions involving our Company and any director or executive officer (or other entities with which they are affiliated) are subject to full disclosure and approval of the majority of the disinterested independent members of our Board of Directors, approval of the majority of our stockholders or the determination that the contract or transaction is intrinsically fair to us. More particularly, our policy is to have any related party transaction (i.e., transactions involving a director, an officer or an affiliate of our Company) be approved solely by a majority of the disinterested independent directors serving on the Board of Directors. We expect to have at least three independent directors serving on the Board of Directors and intend to maintain a Board of Directors consisting of a majority of independent directors.

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EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers and what we believe are the most important factors relevant to an analysis of these policies and decisions. This section also describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers as of December 31, 2023 and 2022. Our two “named executive officers” for 2023 were Brian Foote and Jeff Hinshaw. The compensation of our other current executive officers is based on individual terms approved by our board of directors.

Our compensation committee oversees these compensation policies and, together with our board of directors, periodically evaluates the need for revisions to ensure our compensation program is competitive with the companies with which we compete for executive talent.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the board of directors in designing our executive compensation program are to:

●	attract, retain and motivate experienced and talented executives;

●	ensure executive compensation is aligned with our corporate strategies, research and development programs and business goals;

●	recognize the individual contributions of executives while fostering a shared commitment among executives by aligning their individual goals with our corporate goals;

●	promote the achievement of key strategic, development and operational performance measures by linking compensation to the achievement of measurable corporate and individual performance goals; and

●	align the interests of our executives with our stockholders by rewarding performance that leads to the creation of stockholder value.

Our board of directors and compensation committee have the responsibility of evaluating our executive compensation program with the goal of setting and maintaining compensation at levels that are justifiable based on each executive’s level of experience, performance, and responsibility and that the board believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, our executive compensation program will tie a substantial portion of each executive’s overall compensation to key strategic, financial, and operational goals. We expect to provide a portion of our executive compensation in the form of stock options and restricted stock that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer-term success of our Company as reflected in stock price appreciation.

Use of Compensation Consultants and Market Benchmarking

For purposes of determining total compensation and the primary components of compensation for our executive officers in 2023, we did not retain the services of a compensation consultant or use survey information or compensation data to engage in benchmarking. In the future, we expect that our compensation committee will consider publicly available compensation data for national and regional companies in the laser cleaning industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Even if we retain the services of an independent compensation consultant to provide additional comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally, our board of directors and compensation committee will ultimately make their own decisions about these matters.

Our annual cash bonus program is based upon the achievement of specified annual corporate and individual goals that will be established in advance by our board of directors or compensation committee. Our annual cash bonus program emphasizes pay-for-performance and is intended to closely align executive compensation with achievement of specified operating results as the amount is calculated on the basis of percentage of corporate goals achieved. The performance goals established by our compensation committee is based on the business strategy of the Company and the objective of building stockholder value. There are three steps to determine if and the extent to which an annual cash bonus is payable to a named executive officer. First, at the beginning of the year, our compensation committee will determine the target annual cash incentive award for the named executive officer based on a percentage of the officer’s annual base salary for that year. Second, the compensation committee establishes the specific performance goals, including both corporate and individual objectives, that must be met for the officer to receive the award. Third, shortly after the end of the year, the compensation committee will determine the extent to which these performance goals were met and the amount of the award. Our compensation committee works with our chief executive officer to develop corporate and individual goals that they believe can be reasonably achieved with hard work over the course of the year and will target total cash compensation, consisting of base salaries and target annual cash bonuses.

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Stock-Based Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. While we do not have any equity ownership guidelines for our executives, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity awards contributes to executive retention by providing an incentive for our executives to remain in our employ during the vesting period. Currently, our executives are eligible to participate in our 2021 Stock Option Plan. Our employees and executives are eligible to receive stock-based awards pursuant to our 2021 Stock Option Plan. Under our 2021 Stock Option Plan, executives are eligible to receive grants of stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock-based equity awards at the discretion of our board of directors.

Our employee equity awards are typically in the form of stock options. Because our executives profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives for our executives to achieve increases in the value of our stock over time. While we currently expect to continue to use stock options as the primary form of equity awards that we grant, we may in the future use alternative forms of equity awards, such as restricted stock and restricted stock units. To date, we have generally used equity awards to compensate our executive officers in the form of initial grants in connection with the commencement of employment. In the future, we also generally plan to grant equity awards on an annual basis to our executive officers. We may also make additional discretionary grants, typically in connection with the promotion of an employee, to reward an employee, for retention purposes or in other circumstances recommended by management.

In general, the equity awards that we expect to grant to our executives will vest with respect to 25% of the shares on the first anniversary of the grant date and with respect to the remaining shares in approximately equal quarterly installments through the fourth anniversary of the grant date. Vesting ceases upon termination of employment and exercise rights cease shortly after termination of employment. Prior to the exercise of a stock option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents.

We will grant stock options with exercise prices that are set at no less than the fair value of shares of our common stock on the date of grant as determined by our board of directors.

Benefits and Other Compensation

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We expect to maintain broad-based benefits that are provided to all employees, including health and dental insurance, life, and disability insurance, and a 401(k) plan. All of our executives will be eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

In certain circumstances, we may award cash signing bonuses or may reimburse relocation expenses when executives first join us. Whether a signing bonus is paid or relocation expenses are reimbursed, and the amount of either such benefit, is determined by our board of directors on a case-by-case basis based on the specific hiring circumstances and the recommendation of our chief executive officer.

Severance and Change in Control Benefits

We anticipate that we will enter into or amend certain employment agreements with certain of our executives to entitle them to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our Company.

We believe providing these benefits helps us compete for executive talent. Based on the substantial business experience of the members of our board of directors, we believe that our severance and change in control benefits are generally in line with severance packages offered to executives by companies at comparable stages of development in our industry and related industries.

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Risk Considerations in Our Compensation Program

Our board of directors is evaluating the philosophy and standards on which our compensation plans will be implemented across our Company. It is our belief that our compensation programs do not, and in the future will not, encourage inappropriate actions or risk taking by our executive officers. We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our Company. In addition, we do not believe that the mix and design of the components of our executive compensation program will encourage management to assume excessive risks. We believe that our current business process and planning cycle fosters the behaviors and controls that would mitigate the potential for adverse risk caused by the action of our executives. We believe that the following aspects of our executive compensation program that we plan to implement will mitigate the potential for adverse risk caused by the action of our executives:

●	annual establishment of corporate and individual objectives for our performance-based cash bonus programs for our executive officers, which we expect to be consistent with our annual operating and strategic plans, designed to achieve the proper risk/reward balance and not require excessive risk taking to achieve;

●	the mix between fixed and variable, annual and long-term and cash and equity compensation, which we expect to be designed to encourage strategies and actions that balance the Company’s short-term and long-term best interests; and

●	equity incentive awards that vest over a period of time, which we believe will encourage executives to take a long-term view of our business.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1,000,000 per person paid to a publicly traded company’s chief executive officer and three other most highly paid officers, other than the chief financial officer. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We will periodically review the potential consequences of Section 162(m), however, the board of directors may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interests of our stockholders.

We account for equity compensation paid to our employees in accordance with Financial Accounting Standards Board, or FASB, Accounting Standard Codification Topic 718, Compensation—Stock Compensation, or ASC 718, which requires us to measure and recognize compensation expense in our financial statements for all share-based payments based on an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued.

Executive and Director Compensation

Summary Compensation

The compensation for our executive officers and directors for the year ended December 31, 2022 and 2021, is as follows:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total
Brian Foote, President, CEO, and	2022	$1	-	-	-	$1
Chairman of the Board	2023	$1	-	-	-	$1
Jeffrey Hinshaw, COO, CFO,	2022	$90,000	-	-	-	$90,000
Secretary, and Director	2023	$120,000	-	-	-	$120,000
Peter Schulte, Director	2022	$250,000	-	-	-	$250,000
	2023	$-	-	-	-	$-
Michele Rivera, Former Director(1)	2022	$90,000	-	-	-	$90,000
	2023	$22,500	-	-	-	$250,000

(1)	Ms. Rivera resigned from the Board on June 9, 2023.

Employment and Advisory Agreements

On July 13, 2021, we entered into an employment agreement with Brian Foote, our Chairman, President, and CEO; Jeffrey Hinshaw, our CFO, COO, and Corporate Secretary. The employment agreements are all in the same form and provide that Mr. Foote will receive a salary of $1 and Mr. Hinshaw will receive a salary of $120,000 a year.

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Each of the above employment agreements provides for termination by us upon the death or disability (defined as three aggregate months of incapacity during any 365-consecutive day period) or upon conviction of a felony crime of moral turpitude or a material breach of his or her obligations to us. In the event the employment agreement is terminated by us without cause or the employee resigns for good reason, the terminated employee will be entitled to compensation for the balance of the term.

Each executive also entered into a confidentiality and invention assignment agreement in conjunction with his or her employment agreement which contains covenants prohibiting him or her from disclosure of confidential information regarding our Company at any time.

Equity Compensation Plan Information

On July 21, 2021, our Board of Directors and stockholders adopted our 2021 Stock Incentive Plan (the “2021 Stock Option Plan”). The purpose of the 2021 Stock Option Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship, and to stimulate an active interest of these persons in our development and financial success. Under the 2021 Stock Option Plan, we are authorized to issue up to 20,000,000 shares of Common Stock, including incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long-term incentive awards.

Administration. The 2021 Stock Option Plan is administered by the Board of Directors or the committee or committees as may be appointed by the Board of Directors from time to time (the “Administrator”). The Administrator determines the persons who are to receive awards, the types of awards to be granted, the number of shares subject to each such award and the terms and conditions of such awards. The Administrator also has the authority to interpret the provisions of the 2021 Stock Option Plan and of any awards granted there under and to modify awards granted under the 2021 Stock Option Plan. The Administrator may not, however, reduce the price of options or stock appreciation rights issued under the 2021 Stock Option Plan without prior approval of our shareholders.

Eligibility. The 2021 Stock Option Plan provides that awards may be granted to employees, officers, directors and consultants or of any parent, subsidiary or other affiliate as the Administrator may determine. A person may be granted more than one award under the 2021 Stock Option Plan.

Shares that are subject to issuance upon exercise of an option under the 2021 Stock Option Plan but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award granted under the 2021 Stock Option Plan but are forfeited or repurchased by us at the original issue price, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the 2021 Stock Option Plan.

Terms of Options and Stock Appreciation Rights. The Administrator determines many of the terms and conditions of each option and SAR granted under the 2021 Stock Option Plan, including whether the option is to be an incentive stock option or a non-qualified stock option, whether the SAR is a related SAR or a freestanding SAR, the number of shares subject to each option or SAR, and the exercise price of the option and the periods during which the option or SAR may be exercised. Each option and SAR is evidenced by a grant agreement in such form as the Administrator approves and is subject to the following conditions (as described in further detail in the 2021 Stock Option Plan):

(a) Vesting and Exercisability: Options, restricted shares and SARs become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Administrator in its discretion and as set forth in the related grant agreement. The term of each option is also set by the Administrator. However, a related SAR will be exercisable at the time or times, and only to the extent, that the option is exercisable and will not be transferable except to the extent that the option is transferable. A freestanding SAR will be exercisable as determined by the Administrator but in no event after 10 years from the date of grant.

(b) Exercise Price: Each grant agreement states the related option exercise price, which, in the case of SARs, may not be less than 100% of the fair market value of our shares of common stock on the date of the grant. The exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of shares of our common stock on the date of grant.

(c) Method of Exercise: The option exercise price is typically payable in cash, common stock or a combination of cash of common stock, as determined by the Administrator, but may also be payable, at the discretion of the Administrator, in a number of other forms of consideration.

(d) Recapitalization; Change of Control: The number of shares subject to any award, and the number of shares issuable under the 2021 Stock Option Plan, are subject to proportionate adjustment in the event of a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like. Except as otherwise provided in any written agreement between the participant and us in effect when a change in control occurs, in the event an acquiring company does not assume plan awards (i) all outstanding options and SARs shall become fully vested and exercisable; (ii) for performance-based awards, all performance goals or performance criteria shall be deemed achieved at target levels and all other terms and conditions met, with award payout prorated for the portion of the performance period completed as of the change in control and payment to occur within 45 days of the change in control; (iii) all restrictions and conditional applicable to any restricted stock award shall lapse; (iv) all restrictions and conditions applicable to any restricted stock units shall lapse and payment shall be made within 45 days of the change in control; and (v) all other awards shall be delivered or paid within 45 days of the change in control.

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(e) Other Provisions: The option grant and exercise agreements authorized under the 2021 Stock Option Plan, which may be different for each option, may contain such other provisions as the Administrator deems advisable, including without limitation, (i) restrictions upon the exercise of the option and (ii) a right of repurchase in favor of us to repurchase unvested shares held by an optionee upon termination of the optionee’s employment at the original purchase price.

Amendment and Termination of the 2021 Stock Option Plan. The Administrator, to the extent permitted by law, and with respect to any shares at the time not subject to awards, may suspend or discontinue the 2021 Stock Option Plan or amend the 2021 Stock Option Plan in any respect; provided that the Administrator may not, without approval of the stockholders, amend the 2021 Stock Option Plan in a manner that requires stockholder approval.

Grants of Plan-Based Awards in 2023

There were no grants of plan-based awards to our directors or named executive officers during the fiscal years ended December 31, 2023 and as of December 31, 2022.

Outstanding Equity Awards at December 31, 2023

There were no outstanding equity awards held by our directors or named executive officers as of December 31, 2023.

2023 Director Compensation

We currently do not have a formal non-employee director compensation policy. However, in the event we have non-employee directors we intend to reimburse them for their reasonable expenses incurred in connection with attending our board of directors and committee meetings, and we may in the future grant stock options and pay cash compensation to those non-employee directors.

Limitation of Liability and Indemnification

Our certificate of incorporation provides that we are authorized to provide indemnification and advancement of expenses to our directors, officers and other agents to the fullest extent permitted by Delaware General Corporation Law.

In addition, our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions; or
●	any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Our certificate of incorporation also provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Indemnification of Directors and Executive Officers

Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of our officers, directors, employees and agents against liabilities that they may incur in such capacities. Below is a summary of the circumstances in which such indemnification is provided.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to our best interests; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

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The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he or she was a party, he or she is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by us or in our right in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interests and must not have been adjudged liable to us, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on our behalf in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Delaware law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he or she is not entitled to be indemnified by us.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under our certificate of incorporation, by-laws, resolutions of our stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants us the power to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him or her in such capacity arising out of his or her status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.

At present, we do not maintain directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act; however, we are in the process of obtaining such insurance.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Director or Officer Involvement in Certain Legal Proceedings

Our directors and executive officers were not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten years.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our board of directors.

Director Independence

We have one member of our board of directors who is independent as defined under NYSE Rules. There are no family relationships among any of our directors or executive officers.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Sartorii, LLC (“Sartorii”) is an entity owned by our CEO, Brian Foote’s parents.

On November 15, 2022, we entered into a Line of Credit Agreement with Sartorii under which Sartorii agreed to lend up to $2,200,000 in principal amount through a series of draws not to exceed $440,000 per month and bearing annual interest of 5%. Each draw is documented and added to the outstanding balance of a promissory note (the “Note”) with principal and interest due two years from the date of the draw. The Note may be prepaid without any penalty and is unsecured. We have drawn down the entire $2,200,000 under the line of credit.

Since February 22, 2022, we have entered into six loan transactions with Sartorii, as follows:

On February 22, 2022, we issued a Promissory Note to Sartorii in the original principal amount of $3,000,000. The note is not convertible, bears interest at 4% per annum, and is due on February 22, 2025. This note was subsequently sold to another investor. $1,825,000 of the outstanding balance has been repaid through the issuance of common stock.

On March 30, 2022, we issued a Promissory Note to Sartorii in the original principal amount of $1,500,000. The note is not convertible, bears interest at 4% per annum, and is due on March 30, 2025. $350,000 of the outstanding balance of this note has been repaid through the issuance of common stock.

On July 6, 2022, we issued a Promissory Note to Sartorii in the original principal amount of $2,000,000. The note is not convertible, bears interest at 5%, and is due on July 26, 2025.

On March 23, 2023, we issued a Promissory Note to Sartorii in the original principal amount of $250,000. The note is not convertible, bears interest at 6% per annum, and is due on March 23, 2024.

On July 3, 2023, we issued a Promissory Note to Sartorii in the original principal amount of $200,000. The note is not convertible, bears interest at 6% per annum, and is due on July 3, 2024.

No payments were made on any of the Sartorii notes.

On October 23, 2023, we entered into an Exchange Agreement and an Investor Rights Agreement with Sartorii, pursuant to which we agreed to exchange all outstanding promissory notes issued to Sartorii for 8,775 shares of our Series C Preferred Stock. The aggregate outstanding balance of the promissory notes at the time of the exchange was approximately $6,500,000.

Policies and Procedures for Transactions with Related Persons

All future related party transactions will be voted upon by the disinterested board of directors. The audit committee of the board of directors is responsible for evaluating each related party transaction and making a recommendation to the disinterested members of the board of directors as to whether the transaction at issue is fair, reasonable and within our policy and whether it should be ratified and approved. The audit committee, in making its recommendation, will consider various factors, including the benefit of the transaction to us, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of our business, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The audit committee will review, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions.

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PRINCIPAL STOCKHOLDERS

Immediately prior to the completion of this Offering, there are 12,961,676,233 shares of our common stock outstanding as of the date of this Offering Circular. The following table sets forth the beneficial ownership of our common stock immediately prior to and immediately after the completion of this Offering (assuming that we raise the Maximum Offering) by:

●	each of our directors;
●	each of our named executive officers;
●	all of our directors and executive officers as a group; and
●	each person known by us to be the beneficial owner of 5% or more of our outstanding common stock.

The percentage ownership information after the Offering assumes the issuance of shares of common stock for the Maximum Offering amount in this Offering.

We have determined beneficial ownership in accordance with the rules of the Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable on or before the date which is 60 days after the date of this Offering Circular. These shares are deemed to be outstanding and beneficially owned by the person holding those options and warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner(1)	Class of Securities	# of Shares	% of Class	% of Voting Shares(2)

Brian Foote	Common	11,894,304	*	*
	Series A Preferred	7,000,000	100%	29.56%
	Series B Preferred	190,459	51.22%	8.04%

Jeffrey Hinshaw	Common	100,060,000	*	*
	Series B Preferred	30,263	8.14%	1.28%

Michele Rivera(1)	Common	60,620,000	*	*
	Series B Preferred	22,653	6.09%	*

Peter Schulte	Common	287,422	*	*

All Officers and Directors as a Group (4 persons)
Common		172,861,726	*	*
Series A Preferred		7,000,000	100%	29.56%
Series B Preferred		243,375	65.45%	10.28%

*Less than 1%.

(1)	Michele Rivera resigned as of June 9, 2023.

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MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market information

Our common stock is dealer quoted on the OTC Markets OTC Pink with the ticker symbol “HMBL”. As of the date of this Offering Circular, there were 393 stockholders of record of our common stock. The actual number of holders of our common stock is greater than the number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers or other nominees. The number of holders of record presented here also does not include stockholders whose shares may be held in trust by other entities.

The following table sets forth, for the periods indicated, the high and low closing sales prices of our common stock for fiscal years ended December 31, 2023, 2022, and 2021:

2023	High	Low
Quarter Ended December 31	$.001	$.0009
Quarter Ended September 30	$.0014	$.0009
Quarter Ended June 30	$.0085	$0.0023
Quarter Ended March 31	$0.0219	$0.0058

2022	High	Low
Quarter Ended December 31	$0.0318	$0.0081
Quarter Ended September 30	$0.1145	$0.0246
Quarter Ended June 30	$0.146	$0.045
Quarter Ended March 31	$0.0365	$0.087

2021	High	Low
Quarter Ended December 31	$0.823	$0.212
Quarter Ended September 30	$1.19	$0.652
Quarter Ended June 30	$3.85	$0.75
Quarter Ended March 31	$7.72	$0.5648

Transfer Agent

Pacific Stock Transfer Company, located at 6725 Via Austi Pkwy., #300, Las Vegas, Nevada 89119 and telephone number of (702) 361-3033 is the registrar and transfer agent for our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to increase our working capital and do not anticipate paying any cash dividends in the foreseeable future.

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DESCRIPTION OF CAPITAL STOCK

General

HUMBL, Inc. was incorporated in the state of Oklahoma on November 12, 2009. We were redomiciled on November 30, 2020 in the state of Delaware. Our authorized capital stock consists of 22,500,000,000 shares of common stock, par value of $0.00001, and 10,000,000 shares of preferred stock, par value of $0.00001, 7,000,000 of which are designated as Series A Preferred Stock, 570,000 of which are designated as Series B Preferred Stock, and 20,000 of which are designated as Series C Preferred Stock.

Common Stock

Immediately prior to this Offering, there are 12,961,676,233 shares of our common stock outstanding. Upon the completion of this Offering, assuming we raise the Maximum Offering amount, as a result of the issuance of 3,333,333,333 shares of common stock in this Offering, there will be 16,295,009,566 shares of our common stock issued and outstanding.

Each holder of our common stock is entitled to one vote per each share on all matters to be voted upon by the common shareholders, and there are no cumulative voting rights. Subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock shall be entitled to vote on all matters on which shareholders generally are entitled to vote. Subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of the, subject to the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock would be entitled to ratable distribution of our assets remaining after the payment in full of our liabilities.

Under the terms of our governing documents, the holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All currently outstanding shares of our common stock are fully paid and non-assessable. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our Articles of Incorporation authorize our board of directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized but unissued shares of preferred stock will be available for issuance without further action by our shareholders. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to fix and determine the designation, terms, preferences, limitations, and relative rights thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Without shareholder approval, we could issue preferred stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders may believe is in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.

Series A Preferred Stock

As of the date of this Offering Circular, there are 7,000,000 shares of Series A Preferred Stock issued and outstanding, all of which are beneficially owned by our Brian Foote, our President and CEO.

Designation. There are 7,000,000 shares of Series A Preferred Stock designated.

Dividends. Shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, on the same terms and conditions as that of holders of common stock, as may be declared by the Board of Directors.

Conversion. There are no conversion rights.

Redemption. Subject to certain conditions set forth in the Series A Certificate of Designation, in the event of a Change of Control (defined in the Series A Certificate of Designation as the time at which as a third party not affiliated with us or any holders of the Series A Preferred Stock shall have acquired, in one or a series of related transactions, equity securities representing more than 50% of the outstanding voting securities), we will have the option to redeem all or a portion of the outstanding Series A Preferred Stock in cash at a price per share of Series A Preferred Stock equal to 100% of the liquidation value.

Voting Rights. Holders of Series A Preferred Stock are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of 1,000 votes for every share of Series A Preferred Stock held.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the liquidation value of the Series A Preferred Stock before any distribution or payment shall be made to the holders of any junior securities, and if our assets are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Preferred Stock shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

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Series B Preferred Stock

As of the date of this Offering Circular, we have 371,843 shares of Series B Preferred Stock issued and outstanding, a majority of which are beneficially owned by our executive officers.

Designation. There are 570,000 shares of Series B Preferred Stock designated.

Dividends. Shares of Series B Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, on the same terms and conditions as that of holders of common stock, as may be declared by the Board of Directors.

Conversion. Each share of Series B Preferred Stock shall be convertible at the option of the holder thereof at any time after December 3, 2021 at our office or any transfer agent for such stock, into 10,000 fully paid and nonassessable shares of common stock subject to adjustment for any stock split or distribution of securities or subdivision of the outstanding shares of common stock. The Series B Preferred Stock is subject to the following restrictions on conversion: (a) no conversions from June 1, 2023 to September 30, 2023; (b) a maximum of 500 Series B shares may be converted per month from October 2023 through June 2024; and (c) a maximum of 1,000 Series B shares may be converted per month from July 2024 through December 2024.

Redemption. Subject to certain conditions set forth in the Series B Certificate of Designation, in the event of a Change of Control (defined in the Series B Certificate of Designation as the time at which as a third party not affiliated with us or any holders of the Series B Preferred Stock shall have acquired, in one or a series of related transactions, equity securities representing more than 50% of the outstanding voting securities), we, at our option, will have the right to redeem all or a portion of the outstanding Series B Preferred Stock in cash at a price per share of Series B Preferred Stock equal to 100% of the liquidation value.

Voting Rights. Holders of Series B Preferred Stock are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of 10,000 votes for every share of Series B Preferred Stock held.

Liquidation. Upon any liquidation, dissolution, or winding-up, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, an amount equal to the liquidation value of the Series B Preferred Stock before any distribution or payment shall be made to the holders of any junior securities, and if our assets are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Series C Preferred Stock

As of the date of this Offering Circular, there are 12,230 shares of Series C Preferred Stock issued and outstanding.

Designation. There are 20,000 shares of Series C Preferred Stock designated.

Dividends. The Series C Preferred Stock shall not be entitled to receive any dividend.

Conversion. The Series C Preferred Stock shall be convertible into Common Stock, as follows:

Automatic Conversion. Upon such time as our shares of common stock become listed for trading on a U.S. national securities exchange (an “Uplist”), the Series C Preferred Stock shall automatically convert into shares of Common Stock at a conversion rate equal to a 25% discount to the public offering price. In connection with such public offering, each holder consents to a cutback and/or lockup not to exceed 180 calendar days if required by the underwriter(s) of such public offering.

Voluntary Conversion. After the two year anniversary of the issuance of any share of Series C Preferred Stock, and provided that an Uplist has not been consummated, the holder may convert their shares of Series C Preferred Stock, at their sole and absolute discretion, into shares of Common Stock at the then Fair Market Value of the Common Stock.

Redemption. The Series C Preferred Stock shall not be subject to mandatory redemption.

Voting Rights. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series C Preferred Stock shall have no voting rights.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Common Stock, and after the distribution or payment to the Series A Preferred Stock and Series B Preferred Stock, in accordance with their respective terms, the holders of Series C Preferred Stock shall be entitled to receive an amount per share equal to the $1,000 (as adjusted for stock splits, stock dividends, recapitalizations, and similar transactions).

Stock Options

On July 21, 2021, we established the HUMBL, Inc. 2021 Stock Option Plan (the “2021 Stock Option Plan”) for a total issuance not to exceed 20,000,000 shares of common stock. The purpose of the 2021 Stock Option Plan is to promote our long-term growth and profitability by (i) providing key people with incentives to improve stockholder value and to contribute to our growth and financial success, and (ii) enabling us to attract, retain and reward the best-available persons.

The 2021 Stock Option Plan permits the granting of Stock Options (including incentive stock options qualifying under Code Section 422 and nonqualified stock options), Stock Appreciation Rights, restricted or unrestricted Stock Awards, Restricted Stock Units, Performance Awards, other stock-based awards, or any combination of the foregoing.

The following represents a summary of the option for the years ended December 31, 2023 and 2022:

	Year Ended December 31, 2023		Year Ended December 31, 2022
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	4,005,000	$0.1501	630,000	$0.70

Granted	-	-	8,660,000	0.0983
Exercised	-	-	-	-
Forfeited	(345,000)	-	(5,285,000)	-
Expired	-	-	-	-
Ending balance	3,660,000	$0.0983	4,005,000	$0.1501
Intrinsic value of options	$-		$-
Weighted Average Remaining Contractual Life (Years)	8.41		9.36

 As of December 31, 2023, 1,101,509,804 warrants are vested.

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Restricted Stock Units (RSUs)

The following represents a summary of the restricted stock units for the years ended December 31, 2022 and 2021:

	Year Ended December 31, 2023		Year Ended December 31, 2022
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	16,750,000	$0.1689	-	$-

Granted	-	-	26,800,000	0.1689
Exercised	-	-	-	-
Forfeited	-	-	(10,050,000)	-
Vested	(13,400,000)	-	-	-
Ending balance	3,350,000	$0.1689	16,750,000	$0.1689

Warrants

The following represents a summary of the warrants for the years ended December 31, 2022 and 2021:

	Year Ended December 31, 2023		Year Ended December 31, 2022
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	347,234,804	$0.26265	283,650,000	$0.32627

Granted	1,046,000,000	0.00745	151,176,470	0.02486
Exercised	(50,000,000)	-	(10,000,000)	0.20
Forfeited/Exchanged	(220,000,000)	-	(77,366,666)	-
Expired	(21,725,000)	-	(225,000)	-
Ending balance	1,101,509,804	$0.03257	347,234,804	$0.26265
Intrinsic value of warrants	$-		$-
Weighted Average Remaining Contractual Life (Years)	3.99		1.57

As of December 31, 2023, 1,101,509,804 warrants are vested.

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Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

-	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
-	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
-	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

-	any merger or consolidation involving the corporation and the interested stockholder;
-	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
-	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
-	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
-	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of our Company. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of stockholders.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without your approval. We may use additional shares for a variety of purposes, including future offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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PLAN OF DISTRIBUTION

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)I of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;
(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase the securities;
(iii)	You are an executive officer or general partner of the issuer or a director, executive officer, or general partner of the general partner of the issuer;
(iv)	You are a holder in good standing of the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65), each as issued by FINRA;
(v)	You are a corporation, limited liability company, partnership or are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation or similar business trust or a partnership, not formed for the specific purpose of acquiring our securities, with total assets in excess of $5,000,000;
(vi)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;
(vii)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;
(viii)	You are a trust with total assets in excess of $5,000,000, your purchase of our securities is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in our securities;
(ix)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000;
(x)	You are a Commission or state-registered investment adviser or a federally exempt reporting adviser;
(xi)	You are a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;
(xii)	You are an entity not listed above that that owns “investments,” in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered; or
(xiii)	You are an Investor certifies that (A) it is a “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (i) with at least $5 million in assets under management, (ii) not formed for the specific purpose of acquiring the securities offered and (iii) whose investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment or (B) that it is a “family client” as defined in Rule 202(a)(11)(G)-1, of a family office meeting the criteria specified above.

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Offering Period

We expect to commence the sale of the common stock within two business days after the Offering Statement of which this Offering Circular is a part has been qualified by the Commission (the “Qualification Date”). The Offering will terminate upon the earliest of (i) the date at which the Maximum Offering set forth above has been sold; (ii) three years from the Qualification Date; or (iii) the date this Offering is earlier terminated by us in our sole discretion (the “Offering Period”). At least every 12 months after the Qualification Date, we will file a post-qualification amendment to include our recent financial statements. The common stock is being offered in an amount that is reasonably expected to be offered and sold within two years from the Qualification Date and may not be sold more than three years from the Qualification Date.

Procedures for Subscribing

You will be able to make an investment in our common stock through an online investment platform. If you decide to subscribe for our securities offered in this Offering, you should:

1.	Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in our common stock is suitable for you.

2.	Review the Subscription Agreement and execute the completed Subscription Agreement via electronic signature.

3.	Before or after a Subscription Agreement is signed, an integrated online payment portal will facilitate your transfer of funds by ACH, direct payment or by credit card (credit card investment may result in incurrence of third-party fees and charges, interest obligations which will lower your expected investment returns and could exceed your actual returns) in an amount equal to the purchase price of your shares (as set out on the front page of your Subscription Agreement).

4.	We will review the completed subscription documentation. You may be asked to provide additional information. We will contact you directly, if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw the Offering at any time prior to Closing Date.

5.	Once the review is complete, we will inform you whether or not your application to subscribe for our shares is approved or denied and if approved, the number of shares for which you are entitled to subscribe. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded, without interest or deduction. We will accept subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.	If all or a part of your subscription is approved, then the number of shares you are entitled to subscribe will be issued to you upon the Closing.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement. We will rely on the information you provide in the Subscription Agreement and the supplemental information you provide in order for us to verify that you are qualified to invest in this offering. If any information about your status changes prior to you being issued shares, please notify us immediately using the contact details set out in the Subscription Agreement.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such Subscription Agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed Subscription Agreement and the funds required under the Subscription Agreement, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a Subscription Agreement, we will countersign the Subscription Agreement and issue the shares subscribed at closing provided, however, that we reserve the right to reject any subscription, in whole or in part, for any reason or for no reason. Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted Subscription Agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

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NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the securities.

In order to purchase the securities and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an Accredited Investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

Closings

Provided that the Offering Statement has been qualified by the Commission, upon the receipt of investors’ subscriptions and acceptance of such subscriptions by us, we may hold closings whereby investor funds will be deposited into our operating account and be available for use. There is no aggregate minimum Offering contingency requirement, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, and other uses as more specifically set forth in this Offering Circular. There is no escrow agent for this Offering.

No Minimum Offering Amount

There is no minimum Offering amount in this Offering and we may close on any funds that we receive. Potential investors should be aware that there can be no assurance that any other funds will be invested in this Offering other than their own funds.

No Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to us.

Transfer Agent and Registrar

Pacific Stock Transfer Company, located at 6725 Via Austi Pkwy., #300, Las Vegas, Nevada 89119 and telephone number of (702) 361-3033 is the registrar and transfer agent for our common stock.

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CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences to you of the acquisition, ownership, and disposition of shares of our common stock offered pursuant to this Offering Circular. This discussion is not a complete analysis of all of the potential United States federal income tax consequences relating thereto, and, except as otherwise specifically provided herein, it does not address any estate and gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other United States federal tax laws. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect as of the date of this Offering Circular. These authorities may change, possibly retroactively, resulting in United States federal income tax consequences different from those discussed below. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership, or disposition of the shares of our common stock, or that any such contrary position would not be sustained by a court.

This discussion is limited to holders who purchase shares of our common stock pursuant to this Offering Circular and who hold the shares of our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the United States federal income tax laws, including, without limitation:

●	financial institutions, banks, and thrifts;
●	insurance companies;
●	tax-exempt organizations;
●	“S” corporations, partnerships, or other pass-through entities;
●	traders in securities that elect to mark to market;
●	regulated investment companies and real estate investment trusts;
●	broker-dealers or dealers in securities or currencies;
●	United States expatriates;
●	persons subject to the alternative minimum tax;
●	persons holding our stock as a hedge against currency risks or as a position in a straddle; or
●	U.S. holders (as defined below) whose functional currency is not the United States dollar.

If a partnership (or other entity taxed as a partnership for United States federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, upon the activities of the partnership, and upon certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the specific United States federal income tax consequences to them.

Prospective investors should consult their tax advisors regarding the particular United States federal income tax consequences to them of acquiring, owning, and disposing of shares of our common stock, as well as any tax consequences arising under any state, local or foreign tax laws and any other united states federal tax laws.

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of our common stock who, for United States federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any state or in the District of Columbia;
●	an estate the income of which is subject to United States federal income taxation regardless of its source; or
●	a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust has a valid election in place to be treated as a United States person.

A “non-U.S. holder” is any beneficial owner of our common stock that is neither a “U.S. holder” nor an entity treated as a partnership for United States federal income tax purposes.

Taxation of U.S. Holders

Distributions on Shares of Our Common Stock. If we make cash or other property distributions on shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent of our current and accumulated earnings and profits, as determined under United States federal income tax principles. Subject to certain limitations, these distributions may be eligible for the dividends-received deduction in the case of U.S. holders that are corporations. Dividends paid to non-corporate U.S. holders generally will qualify for taxation at special rates as “qualified dividends” if such U.S. holder meets certain holding period and other applicable requirements. The special rate will not, however, apply to dividends received to the extent that the U.S. holder elects to treat dividends as “investment income,” which may be offset by investment expense.

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Amounts not treated as dividends for United States federal income tax purposes will constitute a return of capital and will first be applied against and reduce a U.S. holder’s tax basis in the shares of our common stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s tax basis in its shares of our common stock will be taxable as capital gain realized on the sale or other disposition of the shares of our common stock and will be treated as described under “—Sales or Other Taxable Dispositions of Shares of Our Common Stock” below.

Sale or Other Taxable Dispositions of Shares of Our Common Stock. If a U.S. holder sells or disposes of shares of our common stock, such U.S. holder generally will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the U.S. holder’s adjusted basis in the shares of our common stock for United States federal income tax purposes. This gain or loss generally will be long-term capital gain or loss if the U.S. holder has held the shares of our common stock for more than one year. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Information reporting will generally apply to U.S. holders with respect to payments of dividends on shares of our common stock and to certain payments of proceeds on the sale or other disposition of shares of our common stock. Certain U.S. holders may be subject to U.S. backup withholding on payments of dividends on shares of our common stock and certain payments of proceeds on the sale or other disposition of shares of our common stock unless the beneficial owner of shares of our common stock furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. holder’s United States federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the IRS.

Medicare Tax. A U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to an additional tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold. Net investment income generally includes dividends, and net gains from the disposition of common stock, unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our common stock.

Taxation of Non-U.S. Holders

Distributions on Shares of Our Common Stock. Distributions that are treated as dividends (see “Taxation of U.S. Holders—Distributions on Shares of Our Common Stock”) generally will be subject to United States federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits (and therefore whether the distribution will be treated as a dividend), we intend to withhold from the distribution at the rate applicable to dividends. A non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN (or applicable successor form) certifying such non-U.S. holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated as required by law. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds shares of our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the shares of our common stock are effectively connected with such non-U.S. holder’s United States trade or business (and if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will be exempt from United States federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form).

Any dividends paid on shares of our common stock that are effectively connected with a non-U.S. holder’s United States trade or business (and if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates in much the same manner as if such non-U.S. holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

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Distributions that we determine are in excess of our current and accumulated earnings and profits and that are in excess of a non-U.S. holder’s tax basis in its shares of our common stock will be treated as gain from the sale of common stock as described under “—Sales or Other Taxable Dispositions of Shares of Our Common Stock” below.

Sales or Other Taxable Dispositions of Shares of Our Common Stock. Subject to the discussion of backup withholding and withholding tax relating to foreign accounts below, a non-U.S. holder generally will not be subject to United States federal income tax for gain recognized on a sale or other disposition of common stock unless one of the following conditions is satisfied:

●	the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if an income tax treaty applies, is attributable to a permanent establishment maintained in the United States by such non-U.S. holder). The non-U.S. holder will, unless an applicable treaty provides otherwise, be taxed on its net gain derived from the sale or other disposition under regular graduated United States federal income tax rates. Effectively connected gains realized by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or a lower rate as may be specified by an applicable income tax treaty;
●	in the case of a non-U.S. holder who is an individual and holds the common stock as a capital asset, the holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions exist. Such gain will be subject to United States federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by United States source capital losses (even though the individual is not considered a resident of the United States); or
●	our common stock constitutes a USRPI within the meaning FIRPTA by reason of our status as a USRPHC for United States federal income tax purposes.

With respect to the third bullet point above, because of our holdings of United States real property interests, we believe that we are a USRPHC for United States federal income tax purposes. Because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and any foreign real property interests, it is possible that we may not remain a USRPHC in the future. As a USRPHC, if a class of our stock is regularly traded on an established securities market, such stock will be treated as a USRPI only with respect to a non-U.S. holder that actually or constructively holds more than 5% of such class of stock at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period for such stock. We anticipate that our common stock will be regularly traded on an established securities market following this Offering. However, no assurance can be given in this regard and no assurance can be given that our common stock will remain regularly traded in the future. If gain on the sale or other taxable disposition of shares of our common stock were subject to taxation under FIRPTA as a sale of a USRPI, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or other taxable disposition of shares of our common stock is subject to tax under FIRPTA, the purchaser of the stock would be required to withhold and remit to the IRS 10% of the purchase price unless an exception applies. A non-U.S. holder also will be required to file a United States federal income tax return for any taxable year in which it realizes a gain from the disposition of our common stock that is subject to United States federal income tax.

Non-U.S. holders should consult their tax advisors concerning the consequences of selling or otherwise disposing of shares of our common stock.

Backup Withholding Tax and Information Reporting. We must report annually to each non-U.S. holder of shares of our common stock and to the IRS the amount of payments on the shares of our common stock paid to such non-U.S. holder and the amount of any tax withheld with respect to those payments. These information reporting requirements apply even if no withholding was required because the payments were effectively connected with the non-U.S. holder’s conduct of a United States trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, however, generally will not apply to distribution payments to a non-U.S. holder of shares of our common stock provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax Relating to Foreign Accounts. The Foreign Account Tax Compliance Act (“FATCA”) provides that a 30% withholding tax will be imposed on certain payments (including dividends as well as gross proceeds from sales of stock giving rise to such dividends) made to a foreign financial institution (as specifically defined in the Code) and certain other foreign entities if such entity fails to satisfy certain new disclosure and reporting rules. FATCA generally requires that (i) in the case of a foreign financial institution, the entity identifies and provides information in respect of financial accounts with such entity held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities and (ii) in the case of a foreign non-financial institution, the entity identifies and provides information in respect of substantial U.S. owners of such entity. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

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LEGAL MATTERS

Certain legal matters in connection with this Offering, including the validity of the shares of our common stock offered hereby, will be passed upon for us by FitzGerald Kreditor Bolduc & Risbrough LLP, Irvine, California.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2022 and 2021, included in this Offering Circular have been so included in reliance on the report of BF Borgers CPA PC, an independent registered public accounting firm, given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission an Offering Statement on Form 1-A under Regulation A, with respect to the shares of our common stock being offered by this Offering Circular. This Offering Circular, which constitutes part of that Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules which are part of the Offering Statement. Some items included in the Offering Statement are omitted from the Offering Circular in accordance with the rules and regulations of the Commission. For further information with respect to us and the common stock offered in this Offering Circular, we refer you to the Offering Statement and the accompanying exhibits.

A copy of the Offering Statement and the accompanying exhibits and any other document we file may be inspected without charge at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the Offering Statement may be obtained from this office upon the payment of the fees prescribed by the Commission. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the Commission at 1-800-SEC-0330. Our filings with the Commission are available to the public from the Commission’s website at www.sec.gov.

Upon the completion of this Offering, we will be subject to certain information and periodic reporting requirements under Regulation A. In accordance therewith, we will file current reports, semi-annual reports, annual reports, and other information with the Commission. All documents filed with the Commission are available for inspection and copying at the public reference room and website of the Commission referred to above. We maintain a website at www.humbl.com. You may access our reports and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this Offering Circular.

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PART F/S

HUMBL, INC. AND SUBSIDIARIES

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of HUMBL, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of HUMBL, Inc. as of December 31, 2023 and 2022, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company’s auditor since 2021

Lakewood, CO

March 28, 2024

F-2

HUMBL, INC

CONSOLIDATED BALANCE SHEETS (IN US$)

DECEMBER 31, 2023 AND 2022

	DECEMBER 31,	DECEMBER 31,
	2023	2022

ASSETS

Current Assets:
Cash	$368,480	$483,251
Assets related to user cryptocurrencies safeguarding obligation	34,217	665,738
Accounts receivable	36,048	73,974
Inventory, net	289,940	1,038,816
Intangible assets - digital assets, current portion	-	6,609
Prepaid expenses and other current assets	106,082	22,719
Current assets of discontinued operations	-	559,202

Total Current Assets	834,767	2,850,309

Non-Current Assets:
Fixed assets, net of depreciation	12,526	20,549
Intangible assets, net of amortization	655,046	803,380
Intangible assets - digital assets, net of current portion	-	147,823
Non-current assets of discontinued operations	-	3,936

Total Non-Current Assets	667,572	975,688

TOTAL ASSETS	$1,502,339	$3,825,997

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$1,367,797	$3,805,410
Obligation to issue common shares	-	903,936
User cryptocurrencies safeguarding obligation	34,217	665,738
Contingent consideration	565,815	2,829,075
Derivative liabilities	63,316	-
Current portion of notes payable - bank	5,022	4,380
Current portion of notes payable	-	440,000
Current portion of notes payable - related parties	233,685	10,341,320
Convertible notes payable - related parties, net of current portion	1,381,830	7,500,000
Current portion of convertible notes payable, net of discount	1,873,885	2,636,411
Current liabilities of discontinued operations	-	1,132,726

Total Current Liabilities	5,525,567	30,258,996

Long-Term Liabilities:
Notes payable - bank, net of current portion	2,511	6,569
Notes payable - related parties, net of current portion	100,000	8,700,000
Non-current liabilities of discontinued operations	-	150,000

Total Long-Term Liabilities	102,511	8,856,569

Total Liabilities	5,628,078	39,115,565

Commitments and contingency	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock, 7,000,000 shares Series A Preferred stock authorized, 570,000 Series B Preferred stock authorized and 20,000 Series C Preferred stock authorized

Series A Preferred, par value $0.00001, 7,000,000 and 7,000,000 shares issued and outstanding, respectively	70	70
Series B Preferred, par value $0.00001, 379,875 and 416,159 shares issued and outstanding, respectively	4	4
Series C Preferred, par value $0.00001, 12,280 and 0 shares issued and outstanding, respectively	-	-
Common stock, par value, $0.00001, 22,500,000,000 and 7,450,000,000 shares authorized, 11,263,429,223 and 2,182,343,775 issued and outstanding, respectively	112,634	21,823
Additional paid in capital	99,124,893	63,887,828
Accumulated deficit	(103,241,196)	(99,218,747)
Accumulated other comprehensive income (loss)	(122,144)	19,454

Total Stockholders’ Deficit	(4,125,739)	(35,289,568)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,502,339	$3,825,997

The accompanying notes are an integral part of these financial statements.

F-3

HUMBL, INC

CONSOLIDATED STATEMENTS OF OPERATIONS (IN US$)

YEARS ENDED DECEMBER 31, 2023 AND 2022

	YEARS ENDED
	DECEMBER 31,	DECEMBER 31,
	2023	2022

REVENUES	$1,005,856	$454,080

COST OF REVENUES	443,348	181,287

GROSS PROFIT	562,508	272,793

OPERATING EXPENSES
Development costs	188,930	2,363,225
Professional fees	2,770,689	4,280,249
Settlement	806,400	3,752,400
Impairment - inventory	797,089	-
Impairment - intangible assets including goodwill	-	7,246,260
Impairment - digital assets	151,409	1,606,784
General and administrative expenses	9,232,941	18,760,553

Total Operating Expenses	13,947,458	38,009,471

OPERATING LOSS	(13,384,950)	(37,736,678)

NON-OPERATING INCOME (EXPENSE)
Interest expense	(850,591)	(1,553,003)
Loss on sale of fixed assets	-	(57,318)
Amortization of debt discounts	(375,371)	(1,672,940)
Gain on sale of digital assets	24	297,895
Change in fair value of derivative liability	43,951	-
Derivative expense	(95,866)	-
Gain (loss) on conversion of convertible notes payable	(2,896,068)	(753,858)

Total Non-Operating Income (Expenses)	(4,173,921)	(3,739,224)

NET LOSS FROM CONTINUING OPERATIONS BEFORE DISCONTINUED OPERATIONS AND PROVISION FOR INCOME TAXES	(17,558,871)	(41,475,902)

DISCONTINUED OPERATIONS:
(Loss) income from discontinued operations	(149,223)	(7,092,036)
Gain on disposal of discontinued operations	13,685,645	-
Total discontinued operations	13,536,422	(7,092,036)

NET INCOME (LOSS) FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(4,022,449)	(48,567,938)

Provision for income taxes	-	-

NET INCOME (LOSS)	$(4,022,449)	$(48,567,938)

Other comprehensive income (loss)
Foreign currency translations adjustment	(141,598)	19,454
Comprehensive income (loss)	$(4,164,047)	$(48,548,484)

Net loss per share - basic and diluted
Continuing operations	$(0.00)	$(0.03)
Discontinued operations	$0.00	$(0.00)

Net loss per share - basic and diluted	$(0.00)	$(0.03)

Weighted average common shares outstanding - basic and diluted	5,372,286,668	1,573,812,883

The accompanying notes are an integral part of these financial statements.

F-4

HUMBL, INC

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) (IN US$)

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

											Accumulated
	Series A		Series B		Series C				Additional	Shares	Other
	Preferred		Preferred		Preferred		Common Stock		Paid-In	to be	Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Issued	Income (Loss)	Deficit	Total

Balance - January 1, 2022	7,000,000	$70	544,759	$5	-	$-	1,023,039,433	$10,230	$34,182,004	$-	$-	$(50,650,809)	$(16,458,500)

Stock issued for:
Cash	-	-	-	-	-	-	149,019,606	1,490	1,188,510		-	-	1,190,000
Services	-	-	1,062	-	-	-	6,741,250	68	577,226		-	-	577,294
Cancellation of shares	-	-	-	-	-	-	(825,000)	(9)	(187,241)		-	-	(187,250)
Acquisition - Ixaya	-	-	-	-	-	-	8,962,036	90	1,499,910		-	-	1,500,000
Acquisition - BizSecure	-	-	-	-	-	-	13,200,000	132	2,229,348		-	-	2,229,480
Shares to BizSecure rescinded	-	-	-	-	-	-	(13,200,000)	(132)	132		-	-	-
Exercise of warrants	-	-	-	-	-	-	10,000,000	100	1,999,900		-	-	2,000,000
Settlement	-	-	-	-	-	-	10,000,000	100	1,552,300		-	-	1,552,400
Exchange of notes payable and accrued interest	-	-	-	-	-	-	37,374,170	374	3,176,430		-	-	3,176,804
Conversion of convertible notes	-	-	-	-	-	-	141,412,280	1,414	2,642,298		-	-	2,643,712
Redemption of shares in settlement	-	-	-	-	-	-	(1,000,000)	(10)	(49,990)		-	-	(50,000)
Conversion of Series B Preferred to common shares	-	-	(79,762)	(1)	-	-	797,620,000	7,976	(7,975)		-	-	-
Shares canceled for no consideration	-	-	(49,900)	-	-	-	-	-	-		-	-	-
Contribution of capital - NFT	-	-	-	-	-	-	-	-	406,040		-	-	406,040
Contribution of capital - digital assets	-	-	-	-	-	-	-	-	500,000		-	-	500,000
Stock-based compensation - warrants	-	-	-	-	-	-	-	-	7,162,889		-	-	7,162,889
Stock-based compensation - options	-	-	-	-	-	-	-	-	436,467		-	-	436,467
Stock-based compensation - restricted stock grants	-	-	-	-	-	-	-	-	4,882,135		-	-	4,882,135
Amortization of contingent consideration - restricted stock units	-	-	-	-	-	-	-	-	1,697,445		-	-	1,697,445
Change in comprehensive income	-	-	-	-	-	-	-	-	-		19,454	-	19,454
Net loss for the period	-	-	-	-	-	-	-	-	-	-	-	(48,567,938)	(48,567,938)

Balance - December 31, 2022	7,000,000	$70	416,159	$4	-	$-	2,182,343,775	$21,823	$63,887,828	-	$19,454	$(99,218,747)	$(35,289,568)

Balance - January 1, 2023	7,000,000	$70	416,159	$4	-	$-	2,182,343,775	$21,823	$63,887,828	$-	$19,454	$(99,218,747)	$(35,289,568)

Stock issued for:
Services (including settlement of obligation to issue common shares)	-	-	-	-	-	-	751,317,338	7,514	2,281,203		-	-	2,288,717
Acquisition - BM Authentics (to settle obligation to issue common shares)	-	-	-	-	-	-	90,000,000	900	899,100		-	-	900,000
Cash	-	-	-	-	1,005	-	147,500,000	1,475	1,363,575		-	-	1,365,050
Settlement of Tickeri sale	-	-	-	-	-	-	5,433,656	54	47,762		-	-	47,816
Conversion of convertible notes	-	-	-	-	-	-	7,375,294,454	73,753	16,227,499		-	-	16,301,252
Conversion of Series B Preferred to common shares	-	-	(36,284)	-	-	-	362,840,000	3,628	(3,628)		-	-	-
Shares issued in warrant and debt exchange	-	-	-	-	11,275	-	342,000,000	3,420	6,535,467		-	-	6,538,887
Vested RSUs	-	-	-	-	-	-	6,700,000	67	(67)		-	-	-
Contribution of capital	-	-	-	-	-	-	-	-	50,000		-	-	50,000
Derivative liability converted to common stock	-	-	-	-	-	-	-	-	315,425		-	-	315,425
Discount recorded on convertible notes	-	-	-	-	-	-	-	-	101,506		-	-	101,506
Stock-based compensation - warrants	-	-	-	-	-	-	-	-	3,828,624		-	-	3,828,624
Stock-based compensation - options	-	-	-	-	-	-	-	-	142,593		-	-	142,593
Stock-based compensation - restricted stock grants	-	-	-	-	-	-	-	-	1,184,746		-	-	1,184,746
Amortization of contingent consideration - restricted stock units	-	-	-	-	-	-	-	-	2,263,260		-	-	2,263,260
Change in comprehensive income	-	-	-	-	-	-	-	-	-		(141,598)	-	(141,598)
Net loss for the period	-	-	-	-	-	-	-	-	-	-	-	(4,022,449)	(4,022,449)

Balance - December 31, 2023	7,000,000	$70	379,875	$4	12,280	$-	11,263,429,223	$112,634	$99,124,893	-	$(122,144)	$(103,241,196)	$(4,125,739)

The accompanying notes are an integral part of these financial statements.

F-5

HUMBL, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS (IN US$)

YEARS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
CASH FLOW FROM OPERTING ACTIVIITES FROM CONTINUING OPERATIONS
Net loss	$(4,022,449)	$(48,567,938)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	8,023	16,186
Amortization	148,334	640,022
Impairment expense - inventory	797,089	-
Impairment expense - intangible assets including goodwill	-	7,246,260
Impairment expense - digital assets	151,409	1,606,784
(Gain) on sale of digital assets	(24)	(297,895)
Loss on conversion of convertible notes payable	2,896,068	753,858
Expenses paid for by digital assets	359	458,162
Fee added to convertible notes	58,850	18,000
Sales commission received in digital assets	-	(1,814)
Amortization of debt discounts	375,371	1,672,940
Foreign currency adjustment	(141,598)	19,454
Stock-based compensation	7,067,833	12,199,063
Gain on disposal of Tickeri	(11,577,247)	-
Gain on disposal of Monster	(2,108,398)	-
Derivative expense	95,866	-
Change in fair value of derivative liability	(43,951)	-
Settlement	806,400	3,752,400
Loss on sale of fixed assets	-	57,318
Changes in assets and liabilities, net of acquired amounts
Accounts receivable	37,926	(49,528)
Intangible assets - digital assets	-	(1,010,934)
Inventory	(48,213)	(28,816)
Prepaid expenses and other assets	(83,363)	14,118
Accounts payable and accrued expenses	1,122,137	2,744,223
Total adjustments	(437,129)	29,809,801

Net cash used in operating activities of continuing operations	(4,459,578)	(18,758,137)
Net cash provided by operating activities of discontinued operations	341,091	7,068,892
Net cash used in operating activities	(4,118,487)	(11,689,245)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	-	(8,510)
Purchase of intangible assets	-	(275,020)
Purchase of digital asset (non-fungible token)	-	(406,040)
Proceeds from the sale of assets	-	270,904
Cash paid in purchase of BM Authentics	-	(110,000)
Cash paid in purchase of Ixaya, net of amounts received	-	(148,675)
Net cash used in investing activities	-	(677,341)

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds from the exercise of warrants	-	2,000,000
Proceeds from related party notes payable	1,075,365	8,700,000
Payments of related party notes payable	(100,000)	(186,514)
Payments of notes payable - bank	(3,416)	(2,930)
Payments of notes payable	(568,283)	(2,260,000)
Treasury shares repurchased	-	(50,000)
Contribution of capital CEO	50,000	406,040
Proceeds from notes payable	260,000	-
Proceeds from convertible notes payable	1,925,000	207,500
Proceeds from issuance of common and preferred stock for cash	1,365,050	1,190,000
Net cash provided by financing activities	4,003,716	10,004,096

NET (DECREASE) IN CASH AND RESTRICTED CASH	(114,771)	(2,362,490)

CASH AND RESTRICTED CASH - BEGINNING OF PERIOD	483,251	2,845,741

CASH AND RESTRICTED CASH - END OF PERIOD	$368,480	$483,251

CASH PAID DURING THE PERIOD FOR:
Interest expense	$-	$-

Income taxes	$-	$-

SUPPLEMENTAL INFORMATION - NON-CASH INVESTING AND FINANCING ACTIVITIES:

Settlement with Tickeri in disposal	$11,496,095	$-
Settlement with Monster in disposal	$1,848,459	$-
Conversion of preferred stock into common stock	$3,628	$7,976
Conversion of obligation to issue common stock into common stock	$903,936	$449,950
Conversion of convertible notes payable, derivative liability and accrued interest to common stock	$13,355,178	$5,066,658
Contribution of digital assets by CEO	$-	$500,000
Shares issued for vested RSUs	$67	$-
Settlement of accounts payable for digital assets	$2,688	$-
Reclassification of fixed assets to assets held for sale	$-	$328,222
Vesting of contingent consideration	$2,263,260	$1,697,445
Reclassification of convertible notes payable to derivative liability	$422,692	$-
Series C Preferred Stock issued for debt and warrant exchanges	$6,505,402	$-
Conversion of derivative liability to common stock	$315,425	$-
Discount recorded on convertible debt	$101,506	$-
Changes in SAS 121 recognition of assets and liabilities	$631,521	$-

Acquisition of Ixaya:
Accounts receivable	$-	$24,446
Goodwill	-	1,008,642
Intellectual property - software	-	650,000
Accounts payable and accrued expenses	-	(10,700)
Note payable - bank	-	(13,879)
Related party advances	-	(9,834)
	-	1,648,675
Common shares issued	-	(1,500,000)
Net cash paid in acquisition of Ixaya	$-	$148,675

Acquisition of BizSecure:
Customer relationship	$-	$275,000
Intellectual property - software	-	2,500,000
Goodwill	-	3,981,000
	-	6,756,000
Common shares issued	-	(2,229,480)
Contingent consideration	-	(4,526,520)
Net cash paid in acquisition of BizSecure	$-	$-

Acquisition of BM Authentics:
Inventory	$-	$1,010,000
Common shares issued (issued in January 2023, reflected as obligation at December 31, 2022)	-	(900,000)
Net cash paid in acquisition of BM Authentics	$-	$110,000

The accompanying notes are an integral part of these financial statements.

F-6

HUMBL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN US$)

DECEMBER 31, 2023 AND 2022

NOTE 1: NATURE OF OPERATIONS

HUMBL, Inc. (“Company” or “HUMBL”) was incorporated in the state of Oklahoma on November 12, 2009. The Company was redomiciled on November 30, 2020 to the state of Delaware.

On December 3, 2020, HUMBL, LLC (“HUMBL LLC”) merged into the Company in what is accounted for as a reverse merger. Under the terms of the Merger Agreement, HUMBL LLC exchanged 100% of their membership interests for 552,029 shares of newly created Series B Preferred Stock. The Series B Preferred shares were issued to the respective members of HUMBL LLC following the approval by FINRA of a one-for-four reverse stock split of the common shares and the increase in the authorized common shares to 7,450,000,000 shares, and 10,000,000 preferred shares. On July 27, 2023, the Company increased their authorized common stock to 12,500,000,000 shares. On January 26, 2024, the Company increased their authorized common stock to 22,500,000,000 shares.

The FINRA approval for both the increase in the authorized common shares and reverse stock split occurred on February 26, 2021. To assume control of the Company, the former CEO, Henry Boucher assigned his 7,000,000 shares of Series A Preferred Stock as well as 550,000,000 shares of common stock to Brian Foote, the President and CEO of HUMBL LLC for a $40,000 note payable. The Series A Preferred Stock is not convertible into common stock; however, it has voting rights of 10,000 votes per 1 share of stock. After the reverse merger was completed, HUMBL LLC ceased doing business, and all operations were conducted under Tesoro Enterprises, Inc. which later changed its name to HUMBL, Inc. (“HUMBL” or the “Company”).

On June 3, 2021 we acquired Tickeri, Inc. (“Tickeri”) in a debt and stock transaction totaling $20,000,000 following which Tickeri became a subsidiary of HUMBL. On January 31, 2023, the Company sold Tickeri back to the former owners and reflected the loss on disposal in the Consolidated Statement of Operations. For the full description of these transactions, refer to the Form 10-K for the year ended December 31, 2022 filed April 6, 2023.

On June 30, 2021, we acquired Monster Creative, LLC (“Monster”). Monster is a Hollywood production studio that specializes in producing movie trailers and other related content. As part of the acquisition we entered into certain debt instruments with the founders of Monster that are in default as they were due December 31, 2022. Effective June 30, 2023, the Company and Phantom Power, LLC (the entity that sold Monster to the Company two years earlier) entered into a Securities Purchase Agreement whereby the Company sold back the membership interest they held along with 115,000,000 five-year warrants priced at $0.05 in exchange for the cancellation of the remaining portion of the original $975,000 non-convertible note of which $300,000 remained outstanding, and the cancellation of $1,000,000 of the remaining $3,308,830 in convertible notes that remained outstanding. As part of the sale of the membership interest, Monster took back all assets and liabilities with respect to their company, and the intercompany advances between the Company and Monster were forgiven. The operations of Monster for 2023 and 2022 are reflected in discontinued operations, and the result of the disposal of Monster is reflected as a loss on disposal in the consolidated statements of operations. For the full description of Monster, refer to the Form 10-K for the year ended December 31, 2022 filed April 6, 2023.

On February 12, 2022, the Company entered into an asset purchase agreement with BizSecure, Inc. (“BizSecure”). The Company determined this was an acquisition of a business pursuant to the guidance provided in both ASC 805 and Rule 11-01(d) of Regulation S-X. BizSecure is not considered a significant subsidiary under Regulation S-X Rule 1-02(w). The Company acquired a customer relationship with the US Air Force and BizSecure’s Mobile ID technology. The Company had issued 13,200,000 common shares and 26,800,000 restricted stock units (“RSUs”) that vest quarterly commencing April 1, 2022 for a period of two years as part of this acquisition. On December 30, 2022, as a result of the Company’s failure to timely register the 13,200,000 shares of common stock issued February 12, 2022 BizSecure requested the cancellation of such shares and the 10,050,000 RSUs that vested during 2022. Pursuant to BizSecure’s request, the 13,200,000 shares of common stock and the 10,050,000 RSUs were rescinded effective December 30, 2022. The remaining 16,750,000 RSUs will continue to vest in accordance with the original terms. For the full description of this transaction, refer to the Form 10-K for the year ended December 31, 2022 filed April 6, 2023.

F-7

On March 3, 2022, the Company acquired Ixaya Business SA de CV, a Mexican corporation (“Ixaya”), under a Stock Purchase Agreement (“Ixaya SPA”). The acquisition of Ixaya was for $150,000 and 8,962,036 shares of common stock (a value of $1,500,000) for a total of $1,650,000. The Company accounted for this acquisition as a business combination under ASC 805, and Ixaya is not considered a significant subsidiary under Regulation S-X Rule 1-02(w).

On November 2, 2022, the Company acquired BM Authentics (“BM”), a provider of sports merchandise ranging from autographed jerseys, bats, balls, helmets, and photos for $110,000 in cash and 90,000,000 shares of common stock. These shares were issued on January 10, 2023.

On November 15, 2022 we entered into a Settlement Agreement and Mutual Release of Claims (the “Release Agreement”) with Forwardly, Inc. (“Forwardly”) under which we agreed to pay Forwardly $2,200,000 in five equal monthly payments of $440,000 commencing November 15, 2022 and ending March 15, 2023. The Company and Forwardly, amended the terms of the payments whereby the Company paid the January and February 2023 payments in December 2022, and Forwardly agreed to extend the last payment to June 15, 2023. The payment is being made in connection with a warrant (the “Warrant”) that Forwardly purchased from us for $200,000 in 2020 that provided for the purchase of up to 125 million shares of our common stock of which Forwardly purchased 10 million shares for $2,000,000 in 2021. Forwardly retained the 10 million shares under the Warrant in lieu of interest on the $2,000,000 it paid to exercise that number of our shares of common stock under the Warrant. Upon payment of the last $440,000, the remaining 115,000,000 warrants were cancelled.

On May 10, 2023, we entered into an Equity Financing Agreement (the “EFA”) and a Registration Rights Agreement (“Rights Agreement”) with Pacific Lion. Although we are not mandated to sell shares under the EFA, the EFA gives us the option to sell to Pacific Lion up to $20,000,000 worth of our common stock over the period beginning on May 10, 2023, the execution date of the EFA, and ending on September 30, 2024. All such sales of common stock to be made under the EFA to Pacific Lion shall be referred to in this prospectus as the “Equity Line”.

On May 10, 2023, we also entered into the Rights Agreement with Pacific Lion whereby we are obligated to (i) file a registration statement (the “Registration Statement”) to register all shares of common stock to be sold to Pacific Lion under the Equity Line with the Commission; and (ii) use our best efforts to have the Registration Statement declared effective by the Commission at the earliest possible date. We have agreed with Pacific Lion to delay the filing of the Registration Statement indefinitely.

Following effectiveness of the Registration Statement, and subject to certain limitations and conditions set forth in the EFA, the Company shall have the discretion to deliver put notices to Pacific Lion and Pacific Lion will be obligated to purchase shares of the Company’s Common Stock based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to Pacific Lion in each put notice may not exceed 150% of the average daily share volume of the Common Stock in the five (5) trading days immediately preceding the put notice, and may not be less than an aggregate value of $25,000 or greater than an aggregate value of $200,000, unless such limits are waived by Pacific Lion. Pursuant to the EFA, Pacific Lion and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s Common Stock to Pacific Lion that would result in Pacific Lion’ beneficial ownership of the Company’s outstanding Common Stock exceeding 4.99%. The price of each put share will be equal to eighty-five percent (85%) of the Market Price (as defined in the EFA). Following an up-list to the NASDAQ, NYSE or an equivalent national exchange by the Company, the per-share purchase price under the EFA will change to ninety percent (90%) of the Market Price, subject to a floor agreed upon by the parties at the time of the up-list, below which the Company may not deliver a put notice. Put notices may be delivered by the Company to Pacific Lion until the earlier of (i) the date on which Pacific Lion has purchased an aggregate of $20,000,000 worth of Common Stock under the terms of the EFA; (ii) the period beginning on the execution date of the EFA and ending on September 30, 2024; or (iii) written notice of termination delivered by the Company to Pacific Lion, subject to certain equity conditions set forth in the EFA.

On June 1, 2023, the Company amended their Certificate of Incorporation to amend the conversion terms of their Series B Preferred Stock as follows: (a) for the period beginning June 1, 2023 and ending on September 30, 2023, A Series B holder shall not have the right, whether by election, operation of law, or otherwise, to convert any shares of Series B Preferred Stock into common stock; (b) for each calendar month beginning October 2023 through June 2024, A Series B holder shall not have the right, whether by election operation of law or otherwise, to convert into common stock more than 500 shares of Series B Preferred Stock per month; and (c) for each calendar month beginning July 2024 through December 2024, A Series B holder shall not have the right, whether by election operation of law or otherwise, to convert into common stock more than 1,000 shares of Series B Preferred Stock per month.

F-8

On July 19, 2023, we entered into a Settlement Agreement (the “Settlement Agreement”) with BizSecure, Inc. (“BizSecure”). On February 12, 2022, we purchased substantially all of BizSecure’s assets pursuant to an Asset Purchase Agreement (the “APA”). Under the APA, we were obligated to register a certain number of shares for BizSecure with the Commission within 90 days. We failed to timely register those shares. Pursuant to the Settlement Agreement, BizSecure agreed to release its claims against us for failing to timely register the shares as well as all other claims it may have against us arising in connection with the APA. In exchange we agreed to issue 127,000,000 shares of our common stock to BizSecure, and release any claims we may have against BizSecure in connection with the APA.

On October 3, 2023, the Company signed a Securities Purchase Agreement (“SPA”) with Pacific Lion that will provide the Company with $2,040,000 in capital over the next six months. The Company received the first installment of $300,000 in financing from Pacific Lion under this new funding structure in the last week of September 2023 and the first week of October 2023. This financing necessitated the creation of a new Class C Preferred Stock that the Company achieved through a Certificate of Designation of the Series C Preferred Stock it filed October 24, 2023 with the Delaware Secretary of State.

Key features of the new Class C Preferred Stock include: (a) no voluntary conversion into common shares for two years; (b) automatic conversion at a 25% discount if listed on a national exchange; (c) prohibition on variable discount rate financings with any new investors; and (d) no voting rights.

To mitigate shareholder dilution, a 12-month lock-up / leak-out agreement will be implemented for Class C Preferred holders that will take effect subsequent to uplisting on a major national exchange and registration rights after conversion of the Series C Preferred Stock following an uplist to a national exchange.

In addition, the Company entered into a letter agreement dated October 9, 2023 providing Pacific Lion with a right of first refusal prior to issuing any shares of common stock in connection with debt consolidation efforts.

HUMBL is a Web 3, digital commerce platform built to connect consumers, businesses and governments in the digital economy. HUMBL provides simple tools and packaging for complex new technologies such as blockchain, in the same way that previous cycles of e-commerce and the cloud were more simply packaged by companies such as Facebook, Apple, Amazon and Netflix over the past several decades. The Company through their product offerings are looking to simplify and package the digital economy for consumers, corporations and government.

The goal of HUMBL is to provide ready built tools, and platforms for consumers and merchants to seamlessly participate in the digital economy. HUMBL is built on a patent-pending, decentralized technology stack that utilizes both core and partner technologies, to provide faster connections to the digital economy and each other.

The Company is organized into two divisions: a) HUMBL Consumer and b) HUMBL Commercial (HBS). These two divisions incorporate and expand the Company’s core products and services. The majority of the Company’s operations prior to 2022 were focused on the Consumer division.

HUMBL – A Verified Commerce Platform

HUMBL delivers a digital wallet and website as our core services. HUMBL provides customers with the ability to connect with consumers and merchants that have all been fully verified.

1.	HUMBL Wallet
2.	HUMBL.com
3.	HUMBL Commercial Services

F-9

HUMBL Wallet

The HUMBL Wallet is a 4.9-star application that is available for download on major app stores. The HUMBL Wallet is the centerpiece of the consumer experience on the HUMBL platform. The HUMBL Wallet consolidates a variety of services for customers in one place and helps us to verify customers and merchants.

-	Search Engine
-	Social Media
-	Marketplace
-	Digital Payments

The HUMBL Wallet is self-custodied by the individual; ensuring that the user has full control over their online identity, digital assets and private keys.

The HUMBL Wallet is also connected to the BLOCKS Registry, a product registry that allows customers to authenticate and track physical and digital items.

HUMBL Wallet customers have the obligation to perform their own tax record keeping; as well as backup of their private keys, to ensure the recoverability, data security and storage of their digital assets.

The HUMBL Wallet is equipped with 2-factor authentication; as well as biometric security features, which are handled by the handset and its manufacturer. We do not store or have access to any biometric information related to our verified users.

The HUMBL Wallet uses SumSub, Clear and Dojah, third-party service providers, to perform know-your-customer/know-your-business services and authenticate customers. We do not capture or store consumers’ information on our servers, except for their corresponding name, wallet address and email address for basic communications with the verified user. We do not resell our customers data.

The HUMBL Wallet is available in over 130 countries and is not available in any OFAC Countries. The HUMBL Wallet no longer allows customers to buy, sell or swap digital assets.

HUMBL.com

i. HUMBL Search Engine

The HUMBL Search Engine is available via the HUMBL Wallet and the HUMBL.com Platform. The HUMBL Search Engine allows customers to search for articles, news, images, videos and more. The search engine also serves as a discovery layer for consumers to search for verified merchandise and tickets.

ii. HUMBL Tickets

Primary - HUMBL is now the Official Technology Platform of the Arena Football League (AFL) through the 2028 season, and will be offering AFL tickets for sale, along with other major arena ticketing partners such as Ticketmaster and Seat Geek.

Secondary - HUMBL Tickets offers secondary (resale) tickets to thousands of live events across North America. HUMBL Tickets inventory listings and ticket fulfillment are provided by Ticket Evolution and we earn a commission for each sale through our website.

The ticketing content provided on HUMBL Tickets spans across major live music, sports, festivals, and events in multiple countries. HUMBL Tickets advertises its services primarily across social media, including its own HUMBL Social platform.

F-10

iii. HUMBL Authentics

HUMBL Authentics was designed to pair authenticated buyers and sellers in verified, digital commerce. HUMBL Authentics currently works with clients such as professional athletes, brands, and marketing and talent agencies, to provide sports merchandise ranging from autographed jerseys, bats, balls, helmets, photos, and more.

HUMBL Authentics mitigates forgeries by pairing physical merchandise with digital certificates of registration. Merchandise is made available on the HUMBL platform and is verified, registered, and cataloged on the blockchain.

We are a software platform and do not act as a broker, financial institution, or creditor for digital collectibles. We facilitate transactions between the buyer and seller in the auction/sale process, but we are not a party to any agreement between the buyer and seller or between any users.

We previously offered an NFT marketplace and in an effort to ensure compliance with applicable regulations, we have terminated its use. HUMBL customers may no longer buy or sell NFTs on our platform.

iv. HUMBL Social

HUMBL Social is one of the world’s first user-verified social media platforms. The social media platform is available via web browser and the HUMBL Wallet. The goal of HUMBL Social is to provide real people, real profiles, and real merchants with a place to connect on the worldwide web. HUMBL Social supports only verified user profiles, to ensure authenticity of the platform and enhance consumer protection.

HUMBL - Commercial Division (HBS)

Our digital wallet and website can also be used as a white label or “Powered by HUMBL” solution for commercial clients.

-	Government - HUMBL is one of the first government-approved digital wallets in the State of California. We are currently in the middle of rolling out a pilot program with the County of Santa Cruz, California, that will deliver a digital wallet for Santa Cruz County citizens to help them interact more effectively with County government in areas of record keeping such as applications, permits and licensing.

-	Sports Leagues and Arenas - HUMBL is the “Official Technology Platform” of the Arena Football League (AFL) through the 2028 season. HUMBL will be providing a digital wallet, website and ticketing services for all 16 teams of this sports league, alongside other major ticketing providers such as Ticketmaster and Seat Geek.

Going Concern

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

During the past two years, we devoted a substantial amount of capital to build out our platform and as a result our working capital deficit and accumulated deficit have increased significantly. In addition, we have incurred significant debt from both unrelated and related parties to assist in supporting our operations.

As of December 31, 2023, we had $368,480 in cash. During the last two years we built our platform and grew our operations by acquiring companies to support what we have just recently consolidated into HUMBL.com. The acquisitions increased our debt and our common shares issued as we spent very little cash in these acquisitions. The impact of COVID-19, supply chain issues, challenges in the cryptocurrency market and recent bank failures have had a minimal impact on the Company’s operations.

F-11

We had a working capital deficit of $4,690,800 and $27,408,687 as of December 31, 2023 and 2022, respectively. The majority of our current liabilities is in the form of long-term debt and notes payable, and accounts payable and accrued expenses. The decrease in working capital is the direct result of the settlement with Tickeri and Monster resulting in over $11,400,000 in reductions of notes payable, accrued interest and accrued expenses. This reduction was offset by some increases in accounts payable as we continue the development of our mobile wallet. A majority of the Company’s operating expenses in the past two years was the result of non-cash charges such as impairment of intangible assets including goodwill, settlement and stock-based compensation. The actual monthly cash burn of the Company is approximately $345,000 per month at this time and as our core products come online, this is likely to decrease upon our technology being completed. The Company in the year ended December 31, 2023 received net proceeds of approximately $3,260,365 from various debt financings and has received $1,365,050 in purchases of common and preferred stock and warrants. However, as a result of the operating losses and working capital deficit, management has determined that there is substantial doubt about the Company’s ability to continue as a going concern.

In January 2023 and June 2023, we recognized a gain on disposal of $13,685,645 when we settled all claims with the former owners of Tickeri and Monster and sold them back their companies.

We expect that the consolidation of our platform into HUMBL.com as well as our arrangement with the AFL will bring about revenue producing operations to improve the liquidity of the Company moving forward. However, going forward, the effect of our industry on the capital markets may limit our ability to raise additional capital on the terms acceptable to us at the time we need it, if at all. The additional post-COVID challenges related to remote work and travel restrictions that we as a smaller company have faced in striving to meet our disclosure obligations in a timely manner while taking the steps to protect the health and safety of our employees have impacted, and may continue to further impact, our ability to raise additional capital.

The consolidated financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

Impact of COVID-19

The COVID-19 pandemic previously had a profound effect on the U.S. and global economy and may continue to affect the economy and the industries in which we operate, depending on the vaccine rollouts and the emergence of virus mutations.

COVID-19 did not have a material effect on the Consolidated Statements of Operations or the Consolidated Balance Sheets.

Our ability to access the capital markets and maintain existing operations is unknown during the COVID-19 pandemic. Any such limitation on available financing and how we conduct business with our customers and vendors would adversely affect our business.

Because the federal government and some state and local authorities are reacting to the many variants of COVID-19, it is creating uncertainty on whether these actions could disrupt the operation of the Company’s business and have an adverse effect on the Company. The extent to which the COVID-19 outbreak may impact the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

F-12

Impact of Cryptocurrency Bankruptcies

In November 2022, both FTX Trading and BlockFi filed for bankruptcy protection under Chapter 11. These bankruptcies have impacted several companies either directly or indirectly. Customers of the HUMBL Wallet use our platform to hold their cryptocurrency. Assets related to user cryptocurrencies safeguarding obligation and the user cryptocurrencies safeguarding obligation represent the Company’s obligation to safeguard customers’ crypto assets in digital wallets on the Company’s platform. The Company safeguards these assets for customers and is obligated to safeguard them from loss, theft, or other misuse. The Company recognizes the users cryptocurrencies liabilities and corresponding assets related to the users cryptocurrencies, on initial recognition and at each reporting date, at fair value of the crypto assets. Any loss, theft, or misuse would impact the measurement of users crypto assets. We removed the HUMBL Pay app from the Apple App Store and Google Play store on January 31, 2023 and have migrated all customers from HUMBL Pay to the HUMBL Wallet. HUMBL Wallet users maintain their own private digital wallets where the cryptocurrency is held and HUMBL has no access to those wallets. In addition, Wyre informed us they will no longer accept any cryptocurrency in our platform effective July 31, 2023. Any funds that remain as of that date will be considered unclaimed funds, and we expect no SAB 121 amounts to be reflected in the future.

We do not, nor have we ever used either of these exchanges to conduct business. We have not been impacted by these bankruptcies. And we continue to monitor the industry and protect our customers’ assets.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and the rules and regulations of the United States Securities and Exchange Commission (the “Commission” or the “SEC”). It is management’s opinion that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. All significant accounting policies related to Tickeri and Monster have been removed. We refer you to the Form 10-K for the year ended December 31, 2022 we filed with the SEC on April 6, 2023 for a discussion of those policies.

Principles of Consolidation

The consolidated financial statements include the accounts of HUMBL, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. HUMBL, Inc. holds 100% of Ixaya, and BM Authentics. The Company formed additional subsidiaries that are inactive and have no activity for future use. All operations of Tickeri and Monster are reflected in discontinued operations as these entities were sold back to the original owners on January 31, 2023 and June 30, 2023, respectively.

The Company applies the guidance of Topic 805 Business Combinations of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

For BizSecure, Ixaya, and BM Authentics, the Company accounted for these acquisitions as business combinations and the difference between the consideration paid and the net assets was applied to goodwill as there were no identifiable intangible assets acquired.

Reclassification

The Company has reclassified certain amounts in the 2022 financial statements to comply with the 2023 presentation. These principally relate to classification of certain expenses and liabilities. The reclassifications had no impact on total net loss or net cash flows for the year ended December 31, 2022.

F-13

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for permanent and temporary differences related to income taxes, liabilities to accrue, estimates of the fair value of goodwill and determination of the fair value of stock awards. Actual results could differ from those estimates.

Cash

Cash consists of cash and demand deposits with an original maturity of three months or less. The Company holds no cash equivalents as of December 31, 2023 and 2022, respectively. The Company maintains cash balances in excess of the FDIC insured limit at a single bank.

In 2022, the Company established a service to their HUMBL Pay app users. The service enables HUMBL Pay app users the ability through a Company maintained digital asset wallet with Wyre (“Wyre”) to purchase digital assets (cryptocurrency). As it can take 5 to 8 business days to physically settle funds in the Wyre wallet, there may be delays in digital assets being received by customers and the delivery of BLOCKS in a BitGo wallet (“BitGo”). BitGo is a third-party custodian service that provides the custody for the customers’ BLOCKS.

The BitGo account is not the Company’s account; however, it represents the pool of all BLOCKS held by and allocated to HUMBL Pay users accounts. The users may choose to transfer the purchased BLOCKS to their individual wallets outside of HUMBL.

The services related to Wyre and BitGo are no longer being offered as we have shut down our HUMBL Pay app. We currently hold no digital assets.

Safeguarding Obligation

Assets related to user cryptocurrencies safeguarding obligation and the user cryptocurrencies safeguarding obligation represent the Company’s obligation to safeguard customers’ crypto assets in digital wallets on the Company’s platform. The Company safeguards these assets for customers and is obligated to safeguard them from loss, theft, or other misuse. The Company recognizes the users’ cryptocurrencies liabilities and corresponding assets related to the users’ cryptocurrencies, on initial recognition and at each reporting date, at fair value of the crypto assets. Any loss, theft, or misuse would impact the measurement of users’ crypto assets.

Wyre informed us they will no longer custody any cryptocurrency for our customers on their platform effective July 31, 2023. Any funds that remain as of that date will be considered unclaimed funds, and we expect no SAB 121 amounts to be reflected in the future upon BLOCKS being removed from the HUMBL platform, which is not accepted in Wyre.

Fixed Assets and Long-Lived Assets

ASC 360 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted Accounting Standard Update (“ASU”) 2017-04 Intangibles – Goodwill and Other (Topic 350), Simplifying the Test for Goodwill Impairment.

The Company reviews recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

F-14

Fixed assets and intangible assets with finite useful lives are stated at cost less accumulated amortization and impairment. Intangible assets with infinite lives, such as digital currency are valued at costs and reviewed for indicators of impairment at least annually, or more depending on circumstances.

The Company assesses the impairment of identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1. Significant underperformance relative to expected historical or projected future operating results;

2. Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of intangibles may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Revenue Recognition

The Company accounts for revenues based on the verticals in which they were earned. The three principal verticals in which the Company operates today are HUMBL Mobile Wallet, HUMBL Marketplace, and HUMBL Blockchain Services.

HUMBL Mobile Wallet (formerly HUMBL Pay)

The Company is anticipated to earn transaction revenues primarily from fees charged to consumers and merchants on a transaction basis through the Company’s mobile application. These fees may have a fixed and/or variable component. The variable component is generally a percentage of the value of the payment amount and is known at the time the transaction is processed. For a portion of our transactions, the variable component of the fee is eligible for reimbursement when the underlying transaction is approved for a refund. The Company may estimate the amount of fee refunds that will be processed each quarter and record a provision against the net revenues. The volume of activity processed on the platform, which results in transaction revenue, is referred to as Total Payment Volume (“TPV”).

The Company may earn revenues from other value-added services, which are comprised primarily of revenue earned through partnerships, referral fees, subscription fees, gateway fees, ticketing, peer-to-peer payments, and other services that will be provided to merchants and consumers. These contracts typically have one performance obligation which is provided and recognized over the term of the contract.

The transaction price is generally fixed and known at the end of each reporting period; however, for some agreements, it may be necessary to estimate the transaction price using the expected value method. The Company is expected to record revenue earned in revenues from other value-added services on a net basis when they are considered the agent with respect to processing transactions.

HUMBL Search Engine

Revenues are derived principally from the sale of advertisements, classifieds fees, and revenue sharing arrangements. Advertising revenue is derived principally from the sale of online advertisements which are based on “impressions” (i.e., the number of times that an advertisement appears in pages viewed by users of our platforms) or “clicks” (which are generated each time users on our platforms click through our advertisements to an advertiser’s designated website) delivered to advertisers.

F-15

The Company uses the output method and apply the practical expedient to recognize advertising revenue in the amount to which they have a right to invoice. For contracts with target advertising commitments with rebates, estimated payout is accounted for as a variable consideration to the extent it is probable that a significant reversal of revenue will not occur.

HUMBL Tickets

The Company recognizes revenues from HUMBL Tickets primarily from service fees. Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we receive in exchange for those goods or services. For service fees and payment processing fees, revenue is recognized when the ticket is sold.

We evaluate whether it is appropriate to recognize revenue on a gross or net basis based upon our evaluation of whether we obtain control of the specified goods or services by considering if we are primarily responsible for fulfillment of the promise, have inventory risk, and have the latitude in establishing pricing and selecting suppliers, among other factors.

For the payment processing service, we determined that we are the principal in providing the service as we responsible for fulfilling the promise to process the payment and we have discretion and latitude in establishing the price of our service. Based on our assessment, we record revenue on a net basis related to our ticketing service and on a gross basis related to our payment processing service. As a result, costs incurred for processing the transactions are included in cost of net revenues in the consolidated statements of operations.

Revenue is presented net of indirect taxes, value-added taxes, creator royalties and reserves for customer refunds, payment chargebacks and estimated uncollectible amounts. If an event is cancelled by a creator, then any obligations to provide refunds to event attendees are the responsibility of that creator.

If a creator is unwilling or unable to fulfill their refund obligations, we may, at our discretion, provide attendee refunds. Revenue is also presented net of the amortization of creator signing fees when applicable. The benefit we receive by securing exclusive ticketing and payment processing rights with certain creators from creator signing fees is inseparable from the customer relationship with the creator and accordingly these fees are recorded as a reduction of revenue in the consolidated statements of operations.

HUMBL Marketplace

The Company recognizes revenue when they transfer control of promised goods or services to customers in an amount that reflects the consideration to which is expected to be entitled in exchange for those goods or services. Revenue is recognized net of any taxes collected, which are subsequently remitted to governmental authorities.

Net transaction revenues

The net transaction revenues will primarily include final value fees, feature fees, including fees to promote listings, and listing fees from sellers in our Marketplace. The net transaction revenues will also include store subscription and other fees often from large enterprise sellers. The net transaction revenues are reduced by incentives provided to customers.

The Company has identified one performance obligation to sellers on the Marketplace platform, which is to connect buyers and sellers on the secure and trusted Marketplace platforms. Final value fees are recognized when an item is sold on a Marketplace platform, satisfying this performance obligation. There may be additional services available to Marketplace sellers, mainly to promote or feature listings, that are not distinct within the context of the contract.

Accordingly, fees for these additional services are recognized when the single performance obligation is satisfied. Promoted listing fees are recognized when the item is sold and feature and listing fees are recognized when an item is sold, or when the contract expires.

F-16

Further, to drive traffic to the platform, the Company will provide incentives to buyers and sellers in various forms including discounts on fees, discounts on items sold, coupons and rewards. Evaluating whether a promotion or incentive is a payment to a customer may require significant judgment. Promotions and incentives which are consideration payable to a customer are recognized as a reduction of revenue at the later of when revenue is recognized or when the incentive is paid or promise to be paid. Promotions and incentives to most buyers on our Marketplace platforms, to whom there is no performance obligation, are recognized as sales and marketing expense. In addition, there may be credits provided to customers when certain fees are refunded. Credits are accounted for as variable consideration at contract inception when estimating the amount of revenue to be recognized when a performance obligation is satisfied to the extent that it is probable that a significant reversal of revenue will not occur and updated as additional information becomes available.

HUMBL Blockchain Services

The Company disaggregates revenue from contracts with customers into product revenues and services revenues.

Product revenue related contracts with customers begin upon contract inception when a purchase order for a specific customer order of a product to be delivered in the near term. These purchase orders are short-term in nature. Product revenue is recognized at a point in time upon shipment or upon customer receipt of the product, depending on shipping terms. The Company determined that this method best represents the transfer of goods as transfer of control typically occurs upon shipment or upon customer receipt of the product.

Service revenues primarily consist of revenues derived from maintenance support and the use of the Company’s service platforms and application programming interface (“APIs”) on a subscription basis. The Company generates this revenue from fees for maintenance and support, monthly active user fees, SaaS fees, and hosting and storage fees. In most cases, the subscription or transaction arrangement is a single performance obligation comprised of a series of distinct services that are substantially the same and that have the same pattern of transfer (i.e., distinct days of service). The Company applies a time-based measure of progress to the total transaction price, which results in ratable recognition over the term of the contract. The Company determined that this method best represents the transfer of services as the customer obtains equal benefit from the service throughout the service period.

The Company accounts for individual goods and services separately if they are distinct performance obligations, which often requires significant judgment based upon knowledge of the products and/or services, the solution provided and the structure of the sales contract. In SaaS agreements, the Company provides a service to the customer that combines the software functionality, maintenance and hosting into a single performance obligation. In product-related contracts, a purchase order may cover different products, each constituting a separate performance obligation.

Accounts Receivable and Concentration of Credit Risk

An allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized. Past-due status is based on contractual terms. The Company does not charge interest on accounts receivable. As of December 31, 2023 and 2022, there was no allowance necessary.

Inventory

Inventory consisted of sports merchandise and memorabilia ranging from autographed jerseys, bats, balls, helmets, and photos being sold in the HUMBL Marketplace. Inventory is valued at the lower of cost or net realizable value. Management evaluates quantities on hand and physical condition as these characteristics may be impacted by anticipated customer demand for current products.

F-17

Income Taxes

Income taxes are accounted under the asset and liability method. The current charge for income tax expense is calculated in accordance with the relevant tax regulations applicable to the entities. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Differences between statutory tax rates and effective tax rates relate to permanent tax differences.

Uncertain Tax Positions

The Company follows ASC 740-10 Accounting for Uncertainty in Income Taxes. This requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates their tax positions on an annual basis.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Share-Based Compensation

The Company follows ASC 718 Compensation – Stock Compensation and has adopted ASU 2017-09 Compensation – Stock Compensation (Topic 718) Scope of Modification Accounting. The Company calculates compensation expense for all awards granted, but not yet vested, based on the grant-date fair values. Share-based compensation expense for all awards granted is based on the grant-date fair values. The Company policy is to recognize these compensation costs, on a pro rata basis over the requisite service period of each vesting tranche of each award for service-based grants, and as the criteria is achieved for performance-based grants, when such grants are made. For stock options and warrants, the Company uses the Black-Scholes model to estimate the value of those grants. The Company has not had any forfeitures of these grants, and these estimates of value will include a percentage of forfeitures when that percentage is able to be estimated.

The Company adopted ASU 2016-09 Improvements to Employee Share-Based Payment Accounting. Cash paid when shares are directly withheld for tax withholding purposes will be classified as a financing activity in the statement of cash flows.

Fair Value of Financial Instruments

ASC 825 Financial Instruments requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company’s financial instruments: The carrying amount of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued liabilities, and amounts payable to related parties, approximate fair value because of the short-term maturity of those instruments. The Company does not utilize derivative instruments.

Leases

The Company follows ASC 842 Leases in accounting for leased properties, when they exceed a one-year term. When the Company enters into leases with a term in excess of one year, they will recognize a lease liability and right of use asset in accordance with the provisions of ASC 842.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (“EPS”) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants.

F-18

Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only the basic weighted average number of common shares are used in the computations.

Currency Translation

Ixaya’s functional currency is the Mexican Peso and Humbl Chile SpA’s functional currency is the Chilean Peso. Their reporting currencies are both the United States dollar. Transactions denominated in the functional currency are converted into United States dollars using the exchange rate in effect at the date of the transaction or the average rate for the period in the case of revenue and expense transactions. Monetary assets and liabilities are re-valued into the reporting currency at each balance sheet date using the exchange rate in effect at the balance sheet date, with any resulting exchange gains or losses being credited or charged to accumulated other comprehensive income (loss). Non-monetary assets and liabilities are recorded in the reporting currency using the exchange rate in effect at the date of the transaction and are not revalued for subsequent changes in exchange rates.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. Management evaluates all of the Company’s financial instruments, including convertible notes and warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives.

The Company generally uses a Black-Scholes model, as applicable, to value the derivative instruments at inception and subsequent valuation dates when needed. The classification of derivative instruments, including whether such instruments should be recorded as liabilities, is remeasured at the end of each reporting period.

Digital Assets

The Company no longer owns any digital assets or non-fungible tokens. Digital assets were initially recorded at cost and are subsequently remeasured at cost, net of any impairment losses on our consolidated balance sheets. We assigned costs to digital asset transactions on a first-in, first-out basis. Gains or losses were not recorded until realized upon sale(s).

We determined the fair value of our digital assets on a nonrecurring basis, based on quoted prices on the active exchange(s) that we have determined is the principal market for such assets (Level 1 inputs). We performed a quarterly, or more frequent review to identify whether events or changes in circumstances, principally decreases in the quoted prices on active exchanges on any day during the quarter, indicate that it is more likely than not that our digital assets are impaired.

The cost basis of digital assets were not adjusted upward for subsequent increases in fair value. Such impairment in the value of digital assets is recorded as a component of other operating expenses in our consolidated statements of operations. We recorded an impairment loss of approximately $151,409 (including $147,823 related to our non-fungible token) and $1,606,784 related to digital assets during the years ended December 31, 2023 and 2022, respectively. On June 30, 2023, we transferred the remaining digital assets out of our account to repay advances from related parties.

Fair Value Measurements

ASC 820 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

F-19

Segment Reporting

The Company follows the provisions of ASC 280-10 Segment Reporting. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions.

Commencing January 1, 2022, the Company simplified their business model to segment their business into two distinct divisions: Consumer and Commercial.

All of the Company’s sales are from North America, therefore the Company has determined that segment reporting by geographic location was not necessary. In the future, the Company will continue to monitor their activity by region to determine if it is feasible to report segment information by location.

Recent Accounting Pronouncements

On March 31, 2022, the SEC added Staff Accounting Bulletin (“SAB”) No. 121 (“SAB 121”) into Section FF to Topic 5. The interpretations in this SAB express views of the staff regarding the accounting for entities that have obligations to safeguard crypto-assets held for their platform users. In connection with these services, these entities and/or their agents may safeguard the platform users’ crypto-assets and also maintain the cryptographic key information necessary to access the crypto-asset. The obligations associated with these arrangements involve unique risks and uncertainties not present in arrangements to safeguard assets that are not crypto-assets, including technological, legal, and regulatory risks and uncertainties.

These risks can have a significant impact on the entity’s operations and financial condition. The staff believes that the recognition, measurement, and disclosure guidance in this SAB will enhance the information received by investors and other uses of financial statements about these risks, thereby assisting them in making investment and other capital allocation decisions.

This guidance should be applied no later than the financial statements covering the first interim or annual report ending after June 15, 2022, with retroactive application as of the beginning of the fiscal year to which the interim or annual period relates. Upon adoption of this guidance, the Company has reflected the asset and liability related to the user cryptocurrencies safeguarded on the Company’s platform. We do not have any ownership or custody of the digital assets maintained on our platform. We engage the services of Wyre and BitGo to act as the custodians of the digital assets held on our platform. Wyre informed us they will no longer accept any cryptocurrency in our platform effective July 31, 2023. Any funds that remain other than the BLOCKS that is not accepted in Wyre as of that date will be considered unclaimed funds, and we expect no SAB 121 amounts to be reflected in the future.

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3: DISCONTINUED OPERATIONS

BLOCK ETX

Effective February 28, 2022, the Company elected to suspend offering the BLOCK ETX products pending further legal analysis regarding how to offer the BLOCK ETXs in a fully compliant manner with the evolving laws and regulatory treatment of such novel products. The Company will continue to monitor the regulatory environment with respect to these products. Per ASC 205-20-50-1(a), the timing of the disposal was February 28, 2022. The Company met the criteria for the BLOCK ETX operations to be classified as held for sale at that time.

F-20

All subscription revenues recognized in January and February 2022, were refunded to the subscribers. The only amounts reflected as discontinued operations in 2022 relate to the direct expenses attributable to the BLOCK ETX product line that include direct payroll and direct subcontractor costs. These amounts are reflected in the loss for discontinued operations as noted in the chart below.

2022
Revenue	$-
Cost of revenue	-
Gross (loss)	-

Operating and non-operating expenses	7,945
Loss from discontinued operations	$(7,945)

The Company paid the refunds to the subscribers in the year ended December 31, 2022, and had no expenses related to the BLOCK ETX product line after February 28, 2022. For a full description of the BLOCK ETX/HUMBL Financial, refer to the Form 10-K for the year ended December 31, 2022 filed April 6, 2023.

NON-RESIDENTIAL PROPERTY

On June 30, 2022, the Company determined to sell their non-residential property, and listed this property for sale in July 2022. This represented a strategic shift for future operations and the Company as a result reclassified the net value on this property of $328,222 as a non-current asset held for sale in accordance with ASC 205-20-45-1E. On September 16, 2022, the Company sold the property for $270,905 and recognized a loss of $57,318 on disposal.

TICKERI

On January 31, 2023, the Company entered into a Settlement Agreement (the “Settlement Agreement”) with Javier Gonzalez (“Javier”) and Juan Luis Gonzalez (“Juan”). Under the terms of the Settlement Agreement, Tickeri was transferred back to Javier and Juan, free of any encumbrances and including all of Tickeri’s intellectual property, since the Company was in default of the promissory notes for $5,000,000 to each of them with a maturity date of December 3, 2022 (the “Notes”) owed to Javier and Juan as a portion of the consideration paid by the Company under the agreement to acquire Tickeri. Javier and Juan will receive 4,672,897 shares of the Company’s common stock owed to them under the acquisition agreement. Under the terms of the Settlement Agreement, the Notes were cancelled, and the parties agreed to a mutual release of claims. As a result of this settlement, the Company has reclassified the assets, and liabilities of Tickeri as held for sale, and the operations as discontinued operations as of and for the year ended December 31, 2022.

Per ASC 205-20-50-1(a), the timing of the disposal was January 31, 2023, but the Company had made the decision to dispose of this business in December 2022, and it represented a strategic shift in the business of the Company. The Company met the criteria for the Tickeri operations to be classified as held for sale at that time. In addition to the assets and liabilities reflected as discontinued operations, the settlement with Tickeri resulted in the forgiveness of the two promissory notes totaling $10,000,000, accrued interest of $789,041 (as of January 31, 2023) and accrued liabilities of $700,000 that are part of the Company’s liabilities as of January 31, 2023.

Current assets as of December 31, 2023 and 2022 – Discontinued Operations:

	December 31,	December 31,
	2023	2022
Cash	$-	$154,159
Accounts receivable	-	40,313

	$-	$194,472

F-21

Current liabilities as of December 31, 2023 and 2022 – Discontinued Operations:

	December 31,	December 31,
	2023	2022
Accounts payable and accrued expenses	$-	$99,342

	$-	$99,342

Non-current liabilities as of December 31, 2023 and 2022 – Discontinued Operations:

	December 31,	December 31,
	2023	2022
Long-term debt	$-	$150,000

	$-	$150,000

The Company reclassified the following operations to discontinued operations for the years ended December 31, 2023 and 2022, respectively.

	2023	2022
Revenue	$59,180	$1,502,953
Operating expenses	137,934	5,111,485
Other non-operating expenses	2,398	2,191
Net loss from discontinued operations	$(81,152)	$(3,610,723)

The Company reflected the following gain on disposal for the year ended December 31, 2023 related to the sale of Tickeri:

	2023	2022
Common shares issued	$(47,816)	$-
Forgiveness of related party notes	10,000,000	-
Forgiveness of accrued expenses	1,489,041	-
Cash	(163,879)	-
Accounts receivable	(39,457)	-
Accounts payable and accrued expenses	189,358	-
Other (income) loss	150,000	-

Net gain on disposal	$11,577,247	$-

MONSTER

Effective June 30, 2023, the Company and Phantom Power, LLC (the entity that sold Monster to the Company two years earlier) entered into a Securities Purchase Agreement whereby the Company sold back the membership interest they held along with 115,000,000 five-year warrants priced at $0.05 in exchange for the cancellation of the remaining portion of the original $975,000 non-convertible note of which $300,000 remained outstanding, and the cancellation of $1,000,000 of the remaining $3,308,830 in convertible notes that remained outstanding. As part of the sale of the membership interest, Monster took back all assets and liabilities with respect to their company, and the intercompany advances between the Company and Monster were forgiven. The operations of Monster for the years ended December 31, 2023 and 2022 are reflected in discontinued operations, and the result of the disposal of Monster is reflected as a gain on disposal in the consolidated statements of operations.

Current assets as of December 31, 2023 and 2022 – Discontinued Operations:

	December 31,	December 31,
	2023	2022
Cash	$-	$133,699
Accounts receivable	-	224,275
Prepaid expenses and other current assets	-	6,756

	$-	$364,730

F-22

Non-current assets as of December 31, 2023 and 2022 – Discontinued Operations:

	December 31,	December 31,
	2023	2022
Fixed assets	$-	$3,936

	$-	$364,730

Current liabilities as of December 31, 2023 and 2022 – Discontinued Operations:

	December 31,	December 31,
	2023	2022
Accounts payable and accrued expenses	$-	$370,574
Due to seller	-	314,619
Current portion of related party notes payable	-	348,191

	$-	$1,033,384

The Company reclassified the following operations to discontinued operations for the years ended December 31, 2023 and 2022, respectively.

	2023	2022
Revenue	$498,945	$1,798,585
Operating expenses	561,667	5,355,642
Other non-operating expenses	5,349	13,817
Net loss from discontinued operations	$(68,071)	$(3,481,313)

The Company reflected the following gain on disposal for the year ended December 31, 2023 related to the sale of Monster:

	2023	2022
Forgiveness of related party notes	$1,072,361	$-
Forgiveness of accrued expenses	656,619	-
Cash	(18,541)	-
Accounts receivable	(414,412)	-
Prepaid expenses and other current assets	(40,835)	-
Fixed assets	(3,093)	-
Accounts payable and accrued expenses	541,680	-
Due to seller	314,619	-
Net gain on disposal	$2,108,398	$-

NOTE 4: BUSINESS COMBINATIONS

For all acquisitions prior to January 1, 2022, refer to the Form 10-K for the year ended December 31, 2022 filed April 6, 2023.

F-23

BizSecure

On February 12, 2022, the Company entered into an asset purchase agreement with BizSecure, Inc. (“BizSecure”). The Company determined this was an acquisition of a business pursuant to the guidance provided in both ASC 805 and Rule 11-01(d) of Regulation S-X. BizSecure is not considered a significant subsidiary under Regulation S-X Rule 1-02(w). The Company acquired a customer relationship with the US Air Force and BizSecure’s Mobile ID technology. The Company had issued 13,200,000 common shares and 26,800,000 restricted stock units (“RSUs”) that vest quarterly commencing April 1, 2022 for a period of two years as part of this acquisition. On December 30, 2022, as a result of the Company’s failure to timely register the 13,200,000 shares of common stock issued February 12, 2022 BizSecure requested the cancellation of such shares and the 10,050,000 RSUs that vested during 2022. Pursuant to BizSecure’s request, the 13,200,000 shares of common stock and the 10,050,000 RSUs were cancelled effective December 30, 2022. The remaining 16,750,000 RSUs will continue to vest in accordance with the original terms. For the full description of this transaction, refer to the Form 10-K for the year ended December 31, 2022 filed April 6, 2023.

Customer relationships	$275,000
Intellectual property - software	2,500,000
Goodwill	3,981,000
$6,756,000

The consideration paid for the acquisition of assets of BizSecure was as follows:

Common stock	$2,229,480
Contingent consideration (RSUs)	4,526,520
Total consideration	$6,756,000

The Acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The excess of the purchase price over the total of the estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. The Company has estimated the preliminary purchase price allocations based on historical inputs and data as of February 12, 2022.

The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuation of the fair values and useful lives of tangible assets acquired; (ii) the finalization of the valuations and useful lives for the intangible assets acquired; and (iii) finalization of the fair value of non-cash consideration.

The Company had up to one-year from the date of acquisition to adjust any of the acquired assets and liabilities for information obtained during this measurement period. If new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of additional assets or liabilities as of the acquisition date or a re-allocation of assets and liabilities is necessary, the Company will adjust these figures.

The Company has determined that the preliminary purchase price allocation did not need to be revised.

Effective December 31, 2022, the Company impaired the $3,981,000 in goodwill and the remaining $2,256,618 in intellectual property and customer relationships, for total impairment of $6,237,618.

F-24

On July 19, 2023, the Company entered into a Settlement Agreement and Mutual Release dated July 19, 2023 (the “Settlement Agreement”) with BizSecure, Alfonso Arana, Alfonso Rodriquez-Arana and Clement Danish to resolve matters arising under the Asset Purchase Agreement dated February 12, 2022 between the Company and BizSecure in which the Company purchased the assets of BizSecure. Under the terms of the Settlement Agreement, the Company agreed as follows: (i) within three (3) business days of the execution date, the Company will issue and deliver 127,000,000 restricted shares of its common stock (the “Shares”) (which were issued July 25, 2023) that the Company will register on SEC Form S-1 within 60 calendar days of the execution date of the Settlement Agreement; (ii) if, prior to and including the effective date of the Form S-1, and through the end of the 12th month following such effective date, the value per Share falls below $0.003, then the Company shall file an amendment to the initial Form S-1 filing to increase the number of Shares issued to BizSecure and the aggregate offering price of the Shares being registered (“|the “Registered Shares”), reflecting the public market value of the Shares within three (3) business days of the execution date, but in no event shall the Shares be valued less than $0.003 per share; (iii) if the Company fails to register the Shares, then the Company agrees to immediately pay BizSecure the cash equivalent of the public market value of the Shares based on (a) the value of the price of the Company’s common stock on the day the Company was obligated to register the Shares, multiplied by 127,000,000 or (b) $0.003 multiplied by 127,000,000 whichever is higher;.(iv) the public market value of the Shares on the execution date shall be equal to the number of Shares multiplied by $.0026 (the “Share Value”); (v) on the last day of the first year following the execution date (the “Anniversary Date”), the Share Value shall be no less than the per share value of the Shares on the Anniversary Date based on the closing price of the Registered Shares on the Anniversary Date (the “Anniversary Value”) (as may be adjusted pursuant to any reverse split). To the extent the Anniversary Value is lower than the Share Value, which in no event will be less than $0.003, the Company will register and issue and deliver additional shares to BizSecure equal to the amount necessary for the public market value of the total number of Shares issued to the Stockholders in accordance with this Agreement to equal the Anniversary Value; and (vi) the Company will transfer ownership of and title to the Vibe Board Pro 75 to BizSecure.

Ixaya

On March 3, 2022, the Company acquired the assets and liabilities of Ixaya noted below in in accordance with ASC 805. Based on the fair values at the effective date of acquisition the purchase price was recorded as follows:

Cash	$1,325
Accounts receivables	24,446
Goodwill	1,008,642
Intellectual property - software	650,000
Accounts payable and accrued expenses	(10,700)
Payable – officer	(9,834)
Note payable - bank	(13,879)
$1,650,000

The consideration paid for the acquisition of Ixaya was as follows:

Cash	$150,000
Common stock	1,500,000
Total consideration	$1,650,000

The Acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The excess of the purchase price over the total of the estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. The Company has estimated the preliminary purchase price allocations based on historical inputs and data as of March 3, 2022. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuation of the fair values and useful lives of tangible assets acquired; (ii) the finalization of the valuations and useful lives for the intangible assets acquired; (iii) finalization of the valuation of accounts payable and accrued expenses; and (iv) finalization of the fair value of non-cash consideration.

F-25

The Company had up to one-year from the date of acquisition to adjust any of the acquired assets and liabilities for information obtained during this measurement period. If new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of additional assets or liabilities as of the acquisition date or a re-allocation of assets and liabilities is necessary, the Company will adjust these figures. The Company has performed an analysis on the purchase price allocation and has determined that there are no adjustments to be made from the original allocation. During the year ended December 31, 2022, the Company impaired $1,008,642 of the goodwill.

The Company has determined that the preliminary purchase price allocation did not need to be revised.

The goodwill was not expected to be deductible for tax purposes.

BM Authentics

On November 2, 2022, the Company acquired the assets and liabilities of BM Authentics noted below in accordance with ASC 805. Based on the fair values at the effective date of acquisition the purchase price was recorded as follows:

Inventory	$1,010,000

The consideration paid for the acquisition of BM Authentics was as follows:

Cash	$110,000
Common stock	900,000
Total consideration	$1,010,000

The Acquisition has been accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total acquisition consideration price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The excess of the purchase price over the total of the estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. The Company has estimated the preliminary purchase price allocations based on historical inputs and data as of November 2, 2022. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuations and useful lives for the intangible assets acquired; (ii) finalization of the valuation of accounts payable and accrued expenses; (iii) finalization of the valuation of the inventory; and (iv) finalization of the fair value of non-cash consideration.

The Company had up to one-year from the date of acquisition to adjust any of the acquired assets and liabilities for information obtained during this measurement period. If new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of additional assets or liabilities as of the acquisition date or a re-allocation of assets and liabilities is necessary, the Company will adjust these figures. The Company has performed an analysis on the purchase price allocation and has determined that there are no adjustments to be made from the original allocation.

The Company has determined that the preliminary purchase price allocation did not need to be revised. The Company issued the shares owed (90,000,000 common shares) on January 10, 2023.

The goodwill was not expected to be deductible for tax purposes.

F-26

The following table shows the unaudited pro-forma results for the year ended December 31, 2022 as if the acquisitions had occurred on January 1, 2022. These unaudited pro forma results of operations are based on the historical financial statements and related notes of BizSecure, Ixaya, BM Authentics and the Company for 2022.

Year Ended
December 31, 2022
(Unaudited)
Revenues	$1,693,950
Net loss	$(3,994,683)
Net loss per share	$(0.00)

NOTE 5: REVENUE

On July 14, 2023, the Company entered into Technology Services Agreement dated July 15, 2023 (the “Agreement”) with Arena Football League Management, LLC (“AFL”). Under the terms of the Agreement, the Company will serve as, and be acknowledged in AFL’s marketing efforts as, the official technology ticketing platform for all AFL events. AFL is a professional indoor football league in the United States. The Company has agreed to allocate $10,000 per month to promote the AFL and AFL venues leading to the 2024 indoor football league season.

Under the compensation terms of the Agreement, the Company will receive a service fee of $5.00 that will increase by $1.00 each year through 2028 (plus the credit card fee charged in connection with the transaction by the credit card company) from which it will pay AFL $1.00 on all tickets sold and processed exclusively through the HUMBL Tickets platform. The service fee received by the Company from AFL for any venues that do not accept HUMBL Tickets as the exclusive provider will be reduced to $2.00 in 2024, $3.00 in 2025, $4.00 in 2026, $4.50 in 2027 and $5.00 in 2028.

The Company has agreed to issue shares of its common stock to AFL as follows: (a) 15,000,000 upon completion of the 2024 AFL football season; (b) 15,000,000 shares upon completion of the 2025 AFL football season; and (c) 15,000,000 shares upon completion of the 2026 AFL football season. If AFL sells more than $30,000,000 in tickets under the Agreement during the 2024 AFL football season, then the Company will issue 15,000,000 shares of its common stock to AFL. The Company also agreed to pay the following stock compensation to AFL based on the number of new customers that download the HUMBL Wallet and purchase an AFL ticket during calendar year 2024: (x) 10,000,000 shares of common stock for at least 250,000 but less than 500,000 HUMBL Wallet downloads; (y) 15,000,000 shares of common stock for at least 500,000 but less than 1,000,000 HUMBL Wallet downloads; or (z) 25,000,000 shares of common stock for 1,000,000 or more HUMBL Wallet downloads. The share numbers set forth above will automatically be adjusted in the event of a reverse split or other similar event.

The following table disaggregates the Company’s revenue by major source for the years ended December 31, 2023 and 2022:

	Years Ended December 31,
	2023	2022
Revenue:
Services - Ixaya	$582,351	$303,368
Merchandise	338,233	108,282
Software	50,000	-
Tickets	23,102	19,529
NFTs	-	1,814
Rental income	-	18,864
Other	12,170	2,223
	$1,005,856	$454,080

There were no significant contract asset or contract liability balances for all periods presented. The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed. The Company has $10,000 in deferred revenue as of December 31, 2023.

Collections of the amounts billed are typically paid by the customers within 30 to 60 days.

F-27

NOTE 6: INVENTORY

On November 2, 2022, in the acquisition of BM Authentics, the Company acquired $1,010,000 in inventory. Inventory consisted of sports merchandise and memorabilia ranging from autographed jerseys, bats, balls, helmets, and photos. As of December 31, 2023 and 2022, inventory is valued at $289,940 and $1,038,816, respectively. In the year ended December 31, 2023, the Company impaired $797,089 in inventory.

NOTE 7: FIXED ASSETS

As of December 31, 2023 and 2022, the Company has the following fixed assets:

	2023	2022
Equipment – 5 year-life	$14,282	$14,282
Furniture and fixtures – 5 year-life	16,308	16,308
Accumulated depreciation	(18,064)	(10,041)
	$12,526	$20,549

In June 2021, the Company purchased some equipment and furniture as well as a commercial property in the form of a suite at a luxury hotel. The Company is the owner of this suite and entered into a long-term rental agreement with the hotel to manage the property. The Company has use of the suite for 28 calendar days a year and will receive their proportionate income for the other days the suite is being used. The suite with a net value of $328,222 was reclassified to a non-current asset held for sale on June 30, 2022.

Depreciation expense for the years ended December 31, 2023 and 2022 was $8,023 and $16,186, respectively.

NOTE 8: INTANGIBLE ASSETS AND GOODWILL

As of December 31, 2023 and 2022, the Company has the following intangible assets:

	2023	2022
Intellectual property - software – 5 year-life	$3,150,000	$3,150,000
Customer relationship – 5 year-life	275,000	275,000
Domain names – 15 year-life	275,020	275,020
Accumulated amortization - software	(2,738,333)	(2,608,333)
Accumulated amortization – customer relationship	(275,000)	(275,000)
Accumulated amortization - domain names	(31,641)	(13,307)
	$655,046	$803,380

In February 2022, the Company acquired intangible assets from BizSecure valued at $2,775,000, in March 2022 in the acquisition of Ixaya acquired intangible assets valued at $650,000. On December 31, 2022, the Company impaired $2,256,618 in intellectual property related to BizSecure.

Amortization expense for the years ended December 31, 2023 and 2022 was $148,334 and $640,022, respectively.

Amortization expense for the next five years and in the aggregate is as follows:

2024	$148,335
2025	148,335
2026	148,335
2027	137,502
2028	40,002
Thereafter	32,537
$655,046

As of December 31, 2023 and 2022, the Company has recorded goodwill as follows for our continuing operations:

	December 31, 2023	December 31, 2022
Balance – beginning of the period	$-	$-
Acquisition of BizSecure	-	3,981,000
Acquisition of Ixaya	-	1,008,642
Impairment for the period	-	(4,989,642)
	$-	$-

As of December 31, 2023, the Company had no remaining goodwill recorded.

The Company evaluated ASC 350-20-50 for the goodwill associated with their acquisitions.

F-28

NOTE 9: INTANGIBLE ASSETS – DIGITAL ASSETS

In March 2022, the Company purchased an NFT for $406,046. The Company had evaluated the fair value of this NFT for impairment and recognized impairment of $258,217 through March 31, 2023. The value of the NFT as of March 31, 2023 is $147,823. The NFT will not be amortized as it is considered a non-statutory based digital asset. The NFT is considered a non-current asset while the other digital assets held by the Company are considered current assets. On May 3, 2022, the Company’s CEO contributed capital to pay for this NFT.

In the year ended December 31, 2022, the Company purchased $1,010,934 in digital currency expensed $458,162 in the digital currency for future endeavors and for payment of expenses, received commissions on sales of NFTs of $1,814, reflected $1,348,567 in impairment of the intangible asset for digital currency, and recognized a gain on sale of digital assets of $297,895. The Company’s CEO contributed $500,000 worth of BLOCKS to the Company that was included in the digital assets owned by HUMBL prior to using.

In the three months ended March 31, 2023, the Company expensed $359 in the digital currency for future endeavors and for payment of expenses, reflected $1,995 in impairment of the intangible asset for digital currency, and recognized a gain on sale of digital assets of $24.

In the three months ended June 30, 2023, the Company reflected $149,414 in impairment of the intangible asset for digital currency and the non-fungible token of $147,823. The remaining $2,688 was transferred to a related party in repayment of the Company’s obligation on June 30, 2023. The Company no longer owns any digital assets.

The value of the digital assets as of December 31, 2023 and 2022 is $0 and $154,432 (of which the value of the non-fungible token of $147,823 is considered a non-current asset), respectively.

The following tables present additional information about the Company’s digital asset holdings during the years ended December 31, 2023 and 2022:

Digital Assets Owned By HUMBL:

Year Ended December 31, 2023	ETH	BLOCKS	BTC	WETH	DAI	USDC/USDT	Total
Balance – January 1, 2023	$114	$6,064	$201	$-	$-	$230	$6,609
Advertising expenses	(132)	-	-	-	-	(227)	(359)
Transfer	(6)	(2,502)	(177)	-	-	(3)	(2,688)
Impairment – digital assets	-	(3,562)	(24)	-	-	-	(3,586)
Gain (loss) on disposal of digital assets	24	-	-	-	-	-	24
Balance – December 31, 2023	$-	$-	$-	$-	$-	$-	$-

Year Ended December 31, 2022	ETH	BLOCKS	BTC	WETH	DAI	USDC/USDT	Total
Balance – January 1, 2022	$2,664	$-	$28	$-	$-	$3	$2,695
Contribution by CEO	-	500,000	-	-	-	-	500,000
Purchases of digital assets	983,890	24,860	-	-	-	2,184	1,010,934
Purchases of digital assets by customers in the HUMBL Pay App	-	-	-	-	-	1,775,233	1,775,233
Purchases of BLOCKS for HUMBL Pay users and NFT purchase	(521,758)	(14,586)	-	(23,590)	(14,094)	(1,201,205)	(1,775,233)
Transfers	343,842	184,073	5,191	20,192	14,852	(568,150)	-
NFT commissions	1,814	-	-	-	-	-	1,814
Consulting	-	(15,478)	-	-	-	-	(15,478)
Contract labor	-	(325,061)	-	-	-	-	(325,061)
Exchange fees	(105)	-	-	-	-	-	(105)
Advertising expenses	(95,945)	(302)	(4,719)	-	-	(6,902)	(107,868)
Conferences	(9,650)	-	-	-	-	-	(9,650)
Impairment – digital assets	(791,226)	(553,339)	(327)	(1,972)	(770)	(933)	(1,348,567)
Gain (loss) on disposal of digital assets	86,588	205,897	28	5,370	12	-	297,895
Balance – December 31, 2022	$114	$6,064	$201	$-	$-	$230	$6,609
Digital Assets held at December 31, 2022	0.105302	6,314,558	0.011343	-	0.422881	129.648397

Digital Assets Owned By HUMBL Pay Users (SAB 121 disclosure):

Under SAB 121, companies are required to present the asset and liability at fair value for any crypto-assets and obligations to safeguard crypto-assets. The Company earns no revenue from providing this service to their customers. It is simply an added benefit that HUMBL Pay customers receive for using the app. The “Buy Crypto, Earn Rewards” service enables HUMBL Pay app users the ability through a Company maintained digital asset wallet with Wyre to purchase digital assets (cryptocurrency) and earn rewards. These rewards are not paid by the Company, but by Wyre itself. As it can take 5 to 8 business days to physically settle funds in Wyre, there may be delays in digital assets being received by customers and the delivery of BLOCKS to a BitGo. BitGo is a third-party custodian service that provides the custody for the customers’ BLOCKS.

F-29

Upon adoption of this guidance, the Company has reflected the asset and liability related to the user cryptocurrencies safeguarded on the Company’s platform. We do not have any ownership or custody of the digital assets maintained on our platform. We engage the services of Wyre and BitGo to act as the custodians of the digital assets held on our platform. Wyre informed us they will no longer accept any cryptocurrency in our platform effective July 31, 2023. Any funds that remain as of that date, will be considered unclaimed funds, and we expect no SAB 121 amounts to be reflected in the future.

NOTE 10: NOTE PAYABLE - BANK

On March 3, 2022 with the acquisition of Ixaya, the Company assumed a loan with Citibanamex. The loan is due in monthly payments of $7,110 MXN (approximately $350 US$) inclusive of interest and matures in July 2025. As of December 31, 2023 and 2022, the Company has $7,533 and $10,949 outstanding under the loan. As of December 31, 2023, the Company has included $5,022 in current liabilities, and the balance of $2,511 in long-term liabilities.

NOTE 11: NOTES PAYABLE

The Company entered into notes payable as follows as of December 31, 2023 and 2022. The chart below does not include notes payable that were repaid or converted during 2022, or notes payable that were reclassified to liabilities of discontinued operations or disposed of. Refer to the Form 10-K for the year ended December 31, 2022 filed April 6, 2023 for a full description of those notes:

	December 31, 2023	December 31, 2022

Note payable entered into February 8, 2023 with a maturity date of February 8, 2024 at 12% interest per annum	$-	$-
Note payable entered into May 11, 2023, with a maturity date of February 23, 2025 at 4% interest per annum (acquired from a related party lender (see Note 12))	-	-
Note payable entered into November 15, 2022 with a company pursuant to a settlement agreement and mutual release of claims, payments due in 5 equal payments on November 15, 2022, December 15, 2022, January 15, 2023, February 15, 2023 and June 15, 2023 (previously March 15, 2023) (January 2023 and February 2023 payments were made on December 30, 2022 to extend the final payment to June 15, 2023); upon satisfaction of the note payable, the Company will receive back 115,000,000 warrants. In lieu of interest, the company will keep 10,000,000 shares previously issued in exercise of warrants	-	440,000

Total	-	440,000
Less: Discounts	-	-
Less: Current portion	-	(440,000)
Long-term debt	$-	$-

Interest expense for the years ended December 31, 2023 and 2022 was $20,698 and $5,833, respectively. There was $144,888 in accrued interest as of December 31, 2023 as this was acquired along with the $2,700,000 related party note. The lender of the purchased note converted the $2,700,000 of the note for 1,335,308,441 shares of common stock which resulted in a $289,018 loss on conversion.

F-30

NOTE 12: NOTES PAYABLE – RELATED PARTIES

The Company entered into notes payable – related parties as follows as of December 31, 2023 and 2022. The chart below does not include notes payable that were repaid or converted during 2022, or notes payable that were reclassified to liabilities of discontinued operations or disposed of. Refer to the Form 10-K for the year ended December 31, 2022 filed April 6, 2023 for a full description of those notes:

	December 31, 2023	December 31, 2022

Notes payable ($435,000 and $65,000), at 5% interest, originally maturing April 1, 2022, extended to October 1, 2022 for the acquisition of Monster (see Note 4) with the two principals of Monster; payments due at maturity (increased note balance by $18,000 to the two noteholders for the extension which did not constitute a material modification of a debt instrument). In connection with the sale of the membership interests back to the former owners effective June 30, 2023, $300,000 of these notes were cancelled and the remaining $33,000 were exchanged for 20,000,000 warrants.	$-	$333,000

Notes payable to the sellers of Tickeri ($5,000,000 each for a total of $10,000,000) at 5% interest due December 3, 2022 (not considered in default by noteholders as this was settled on January 31, 2023)	-	10,000,000

Notes payable ($271,250 and $215,000), at 3% interest, maturing December 31, 2022, with family relatives of the two principals of Monster; payments due at maturity. These notes are now reflected in liabilities of discontinued operations at December 31, 2022 and have been sold back to the former owners as part of the sale effective June 30, 2023	-	-

Note payable with a company whose managing member is related to an officer and director of the Company, at 4% interest, maturing February 22, 2025, payment due at maturity ($300,000 of this note was converted and the remaining $2,700,000 was sold to a third party (see Note 11)	-	3,000,000

Note payable with a company whose managing member is related to an officer and director of the Company, at 4% interest, maturing March 31, 2025, payment due at maturity. The balance of $1,150,000 long with accrued interest was exchanged for Series C preferred stock in October 2023.	-	1,500,000

Note payable with a company whose managing member is related to an officer and director of the Company, at 5% interest, maturing July 26, 2025, payment due at maturity. The balance of $2,000,000 long with accrued interest was exchanged for Series C preferred stock in October 2023.	-	2,000,000

Note payable with a company whose managing member is related to an officer and director of the Company, at 6% interest, maturing July 3, 2024, payment due at maturity. The balance of $200,000 long with accrued interest was exchanged for Series C preferred stock in October 2023.	-	-

Note payable with a company whose managing member is related to an officer and director of the Company, at 5% interest, maturing November 15, 2024, payment due at maturity (represents four draws of the line of credit ($440,000 each) and one draw for $450,000 entered into on November 15, 2022). The balance of $2,650,000 long with accrued interest was exchanged for Series C preferred stock in October 2023.	-	2,200,000

Note payable with a company whose managing member is related to an officer and director of the Company, at 6% interest, maturing March 23, 2024, payment due at maturity. The balance of $250,000 long with accrued interest was exchanged for Series C preferred stock in October 2023.	-	-

Note payable with a company whose managing member is related to an officer and director of the Company, at 6% interest, maturing July 11, 2024, payment due at maturity. The balance of $50,000 long with accrued interest was exchanged for Series C preferred stock in October 2023.	-	-

Note payable with a company whose managing member is related to an officer and director of the Company, at 6% interest, maturing September 14, 2024, payment due at maturity. The balance of $100,000 long with accrued interest was exchanged for Series C preferred stock in October 2023.	-	-

Note payable with a company controlled by a senior member of management dated August 1, 2023 for a period of eighteen months; $100,000 due within 45 days of the note; $200,000 due in one-year and the remaining $100,000 due at maturity. The initial payment was not made within 45 days however the company did provide the Company additional time to make the payment without being in default.	300,000	-

Advance – officer – Ixaya, on demand, no interest	33,685	8,320

Total	333,685	19,041,320
Less: Current portion	(233,685)	(10,341,320)
Long-term debt	$100,000	$8,700,000

F-31

Maturities of notes payable – related parties as of December 31 is as follows:

2024	$233,685
2025	100,000
$333,685

Interest expense for the years ended December 31, 2023 and 2022 was $326,068 and $732,729, respectively. There is no accrued interest at December 31, 2023.

On January 31, 2023, in the sale back to the former owners of Tickeri, the $10,000,000 in related party notes along with $789,041 in accrued interest were included in the settlement and are no longer payable.

On April 28, 2023, $300,000 of a related party note was exchanged for 50,000,000 shares of common stock.

On July 13, 2023, $350,000 of a related party note was exchanged for 132,827,324 shares of common stock resulting in a loss on conversion of $61,765.

On October 24, 2023, the Company exchanged $6,150,000 in related party notes payable and $355,402 in accrued interest into 8,775 shares of Series C preferred stock.

NOTE 13: CONVERTIBLE PROMISSORY NOTES

The Company entered into notes payable – related parties as follows as of December 31, 2023 and 2022. The chart below does not include notes payable – related parties that were repaid or converted during 2022. Refer to the Form 10-K for the year ended December 31, 2022 filed April 6, 2023 for a full description of those notes:

	December 31, 2023	December 31, 2022

Convertible note at 10% interest, maturing July 14, 2022, extended to June 30, 2023 convertible into common shares	$-	$1,410,146

Convertible note at 8% interest, maturing March 17, 2023 convertible into common shares at $1.00 per share.	80,000	1,020,000

Convertible note at 2.5% interest, maturing March 1, 2024 convertible into common shares at $0.012 per share	-	-

Convertible note at 9% interest, maturing February 8, 2024 convertible into common shares at 70% of the Market Price as defined in the convertible note agreement (this note is reclassified to “Derivative Liabilities”)	-	-

Convertible note at 9% interest, maturing March 6, 2024 convertible into common shares at 70% of the Market Price as defined in the convertible note agreement (a portion of this note is reclassified to “Derivative Liabilities”)	-	-

Convertible note at 8% interest, maturing October 25, 2023, net of discount convertible into common shares at $0.0099 per share	-	-

Convertible note due November 23, 2023 convertible into shares at 70% of the Market Price as defined in the convertible note agreement in an amount up to $1,100,000. Company received the first tranche of $110,000, net of discount on February 23, 2023 and the second tranche of $55,000 on April 5, 2023. No interest unless there is an event of default (this note is reclassified to “Derivative Liabilities”)	-	-

Convertible note due March 31, 2024, net of discount convertible into common shares at $0.008 per share	-	-

Convertible note at 9% interest, maturing April 5, 2024 convertible into common shares at 70% of the Market Price as defined in the convertible note agreement (this note is reclassified to “Derivative Liabilities”)	-	-

Convertible notes due July 26, 2024 into common shares equal to the lowest closing trade price of the common stock in the 10 days following the issuance date.	375,000	-

Convertible note due April 28, 2024, net of discount convertible into common shares at $0.008, no interest unless there is an event of default	-	-

Convertible note payable entered into April 10, 2023, with a maturity date of April 10, 2024, no interest charged unless in default	20,230	-

Convertible note in the amount of $400,000 purchased from another convertible note holder (see above, formerly had a balance of $1,020,000)	-	-

Convertible note up to $800,000 at 6% entered into May 10, 2023 maturing May 10, 2024. Balance automatically converts upon an uplisting to a nationally recognized exchange (NYSE/NASDAQ) at 80% of the volume weighted average price of the common stock on the Senior Exchange during the first five trading days following the uplisting	585,000	-

Convertible note at 9% interest, maturing August 24, 2024 convertible into common shares at 70% of the Market Price as defined in the convertible note agreement	60,000	-

Convertible note, maturing September 7, 2024 convertible into common shares at 70% of the Market Price as defined in the convertible note agreement	55,000	-

Convertible note payable entered into November 6, 2023, with a maturity date of August 15, 2024, one time interest charge assessed upon issuance	155,870	-

Convertible note payable entered into November 15, 2023, with a maturity date of November 15, 2024, one time interest charge assessed upon issuance	205,978	-

Convertible note payable entered into November 20, 2023, with a maturity date of November 20, 2024, one time interest charge assessed upon issuance	62,150	-

Convertible note payable entered into December 14, 2023, with a maturity date of December 14, 2024 one time interest charge assessed upon issuance	242,000	-

Convertible note payable entered into December 19, 2023, with a maturity date of December 19, 2024, one time interest charge assessed upon issuance	242,000	-

Convertible note at 8% interest, maturing September 8, 2023 convertible into common shares at $0.012 per share, net of discount	-	222,000
	2,083,228	2,652,146
Less: Current portion	(1,873,885)	(2,636,411)
Less: Discounts	(209,343)	(15,735)
Long-term debt	$-	$-

On April 14, 2021 we received bridge financing in the form of a loan in the principal amount of $3,300,000 from Brighton Capital Partners, LLC (“Brighton Capital” or “BCP”) for which we issued them a convertible promissory note due originally on July 14, 2022. The note has since been extended to June 30, 2023 for no consideration and thus it was deemed to not be a material modification to the debt instrument. The note has been fully converted as of June 30, 2023.

F-32

BCP has been converting this note and accrued interest since August 16, 2022. In addition, they sold a portion of the note ($300,000) to a third-party, which has also been converted. The Company issued 493,668,676 shares of common stock, which includes 86,000,000 issued to a third party that purchased $300,000 of this note in the six months ended June 30, 2023 in conversions of the BCP note. The Company recognized a loss on conversions of BCP (and third parties that purchased portions of this note) in the amount of $1,672,555.

On May 17, 2021, the Company issued a convertible promissory note to an investor for $1,020,000 with an original issue discount of $20,000, for a term of twenty-two months maturing March 17, 2023. The Company recognized a $20,000 original issue discount at inception of this convertible note. A total of $940,000 of this note was purchased by third parties who in turn converted the entire $940,000, leaving a remaining balance of $80,000 on the original note.

On December 8, 2022, the Company entered into an 8% convertible redeemable note in the amount of $222,000 with an original issue discount of $14,500, for a term of nine months due September 8, 2023. From the $207,500 in proceeds received, $7,500 was deducted to pay for legal fees of the issuer. The Company received net proceeds of $200,000. The note is convertible into shares of common stock at $0.012 per share. Should the Company be in default of this note, the conversion price would be equal to the lower of (a) $0.012 or (b) 70% of the lowest trading price for the fifteen prior trading days including the day upon which a conversion notice is received by the Company. In addition, the Company was required to reserve with the transfer agent, 74,000,000 shares of common stock for this note. The entire amount of this note was converted in six tranches in July and August 2023.

On January 25, 2023, the Company entered into an 8% convertible redeemable note in the amount of $138,750 with an original issue discount of $9,000, for a term of nine months due October 25, 2023. From the $129,750 in proceeds received, $4,750 was deducted to pay for legal fees of the issuer. The Company received net proceeds of $125,000. The note is convertible into shares of common stock at $0.0099 per share, as long as the note is not in default. Should the Company be in default of this note, the conversion price would be equal to the lower of (a) $0.0099 or (b) 70% of the lowest trading price for the fifteen prior trading days including the day upon which a conversion notice is received by the Company. In addition, the Company was required to reserve with the transfer agent, 57,000,000 shares of common stock for this note. This note was fully converted in July 2023.

On February 8, 2023, the Company entered into a 9% convertible promissory note in the amount of $77,500 with an original issue discount of $9,000, for a term of twelve months due February 8, 2024. From the $77,500 in proceeds received, $2,500 was deducted to pay for legal fees of the issuer. The Company received net proceeds of $75,000. The note is convertible into shares of common stock at 70% of the lowest trading price for the twenty prior trading days ending on the latest complete Trading Day prior to the Conversion Date. In addition, the Company was required to reserve with the transfer agent, 76,884,920 shares of common stock for this note. This note was reclassified to Derivative Liabilities, See Note 15, as the conversion option qualified as a derivative instrument under ASC 815. This note was fully converted in three tranches in August 2023.

On February 23, 2023, the Company entered into a convertible promissory note in the amount up to $1,100,000. On February 23, 2023, the Company received the first tranche of this note in the amount of $110,000, including $10,000 in original issue discount for net proceeds of $100,000. On April 4, 2023, the Company received the second tranche of this note of $55,000, with a $5,000 original issue discount. On September 7, 2023, the Company received a third tranche of $55,000, with a $5,000 original issue discount. The note is convertible into shares of common stock at 70% of the lowest trading price for the twenty prior trading days. In addition, the Company was required to reserve with the transfer agent, the amount of common shares equal to three times the number of common shares needed to convert any of the outstanding amounts received. At September 30, 2023, the reserve equals 175,000,000 shares of common stock for this note. This note was reclassified to Derivative Liabilities, See Note 15, as the conversion option qualified as a derivative instrument under ASC 815. As of December 31, 2023, two of the three notes have been fully converted with tranche three still outstanding.

On March 1, 2023, a noteholder sold $2,925,000 of their outstanding related party note to a third party. The entire note has been converted into 243,750,000 shares of common stock.

On March 6, 2023, the Company entered into a 9% convertible promissory note in the amount of $59,250, for a term of twelve months due March 6, 2024. From the $59,250 in proceeds received, $4,250 was deducted to pay for legal fees of the issuer. The Company received net proceeds of $55,000. The note is convertible into shares of common stock at 70% of the lowest trading price for the twenty prior trading days ending on the latest complete Trading Day prior to the Conversion Date. In addition, the Company was required to reserve with the transfer agent, 61,335,403 shares of common stock for this note. This note was reclassified to Derivative Liabilities, See Note 15, as the conversion option qualified as a derivative instrument under ASC 815. This note was fully converted in August 2023.

On March 31, 2023, the Company entered into a Convertible Promissory Note in the amount of $150,000 with an original issue discount of $12,500 and a $12,500 interest charge assessed at closing, and a term of twelve months due March 31, 2024. The Company received net proceeds of $125,000. The note is convertible into shares of common stock at $0.008 per share. Beginning on September 30, 2022, the investor has the right to cause note in cash or common stock. If the Company pays in common stock, it may do so at 70% of the lowest trading price for the twenty prior trading days ending on the latest complete Trading Day prior to the Conversion Date. In addition, the Company was required to reserve with the transfer agent, 50,000,000 shares of common stock for this note. This note was fully converted in November 2023.

On April 10, 2023, the Company entered into a Promissory Note in the amount of $59,675, with a term of twelve months due April 10, 2024, and an original issue discount of $5,425. From the $54,250 in proceeds received, $4,250 was deducted to pay for legal and due diligence fees. The Company received net proceeds of $50,000. Following an event of default, the note is convertible into shares of common stock at 70% of the lowest trading price for the twenty prior trading days ending on the latest complete Trading Day prior to the Conversion Date. A one-time interest charge of $7,757 was added upon the issuance of the note. Beginning on May 30, 2023 and for the next nine months thereafter, the Company is required to make monthly amortization payments of $6,743.20. In addition, the Company was required to reserve with the transfer agent, 52,346,491 shares of common stock for this note.

F-33

On April 28, 2023, we issued a convertible promissory note in the amount of $60,000, including a $5,000 original issue discount and a $5,000 interest charge. The Company received net proceeds of $50,000. The note is convertible at the lender’s option at $0.008 per share. After six months, the lender has the right to cause the Company to redeem the note. After receiving a redemption notice from the lender, the Company has the right to pay the redemption amount in cash or common stock. If we elect to pay in common stock, the conversion price will be 70% of lowest closing trade price of the common stock in the previous 20 trading days. The note may be prepaid at any time subject to a 15% premium. This note was fully converted in November 2023.

On May 10, 2023, the Company issued a convertible promissory note in the amount of up to $800,000 to Pacific Lion LLC (“Pacific Lion”). The amount of the initial tranche funded under the note was $100,000. The lender has the right at its option to fund up to an additional $700,000 under the note. The note bears interest at 6% per annum and is due on May 10, 2024. Upon completion of an uplisting to a senior stock exchange, the note will automatically convert into common stock at 80% of the uplisting offering price. In the event an uplisting does not occur by the maturity date or upon an event of default, the note will become convertible at 80% of the average of the closing trade prices during the five trading days preceding the date of conversion. The principal amount of the note may be prepaid at any time without penalty. The foregoing description of the note does not purport to be complete and is qualified in its entirety by reference to the note which is filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. In addition to the note, the Company also issued a Warrant to Purchase Shares of Common Stock to Pacific Lion on May 10, 2023. The warrant is exercisable for 500,000 shares for a period of five years at $0.10 per share. The Company valued the warrant at $2,145. In the event that an uplisting to a senior stock exchange does not occur within nine months of the issuance date, the warrant will automatically be cancelled.

On July 26, 2023, the Company entered into Securities Purchase Agreements with three different investors (the “Purchase Agreements”). Pursuant to the Purchase Agreements, the Company issued three convertible promissory notes in the original principal amount of $125,000 and three warrants to purchase 187,500,000 shares of its common stock for a total purchase price of $375,000. The notes are due in 12 months from the issuance date, bear interest at the rate of 10% per annum and have a fixed conversion price equal to the lowest closing trade price of the common stock in the 10 days following the issuance date. The warrants are exercisable for a period of five years, have a cashless exercise provision and an exercise price of $0.002 per share.

On August 24, 2023, the Company entered into a 9% convertible promissory note in the amount of $60,000, for a term of twelve months due August 24, 2024. The note is convertible into shares of common stock at 70% of the lowest trading price for the twenty prior trading days ending on the latest complete Trading Day prior to the Conversion Date.

On November 6, 2023, the Company entered into a Promissory Note in the amount of $178,250, due August 15, 2024, and an original issue discount of $23,250. The Company received net proceeds of $155,000. Following an event of default, the note is convertible into shares of common stock at 70% of the lowest trading price for the twenty prior trading days ending on the latest complete Trading Day prior to the Conversion Date.

On November 15, 2023, the Company entered into a Promissory Note in the amount of $187,253, due November 15, 2024. A one-time interest charge of $18,725 was added to the note, and an original issue discount of $17,023 was reflected that provided net proceeds of $170,230 to a vendor of the Company to pay outstanding invoices owed to them.

On November 20, 2023, the Company entered into a Promissory Note in the amount of $62,150, due November 20, 2024, and an original issue discount of $7,150. The Company received net proceeds of $55,000. Following an event of default, the note is convertible into shares of common stock at 70% of the lowest trading price for the twenty prior trading days ending on the latest complete Trading Day prior to the Conversion Date.

On December 14, 2023, the Company entered into a Promissory Note in the amount of $220,000, due December 14, 2024. A one-time interest charge of $22,000 was added to the note, and an original issue discount of $20,000 was reflected that provided net proceeds of $200,000 to the Company.

F-34

On December 19, 2023, the Company entered into a Promissory Note in the amount of $220,000, due December 19, 2024. A one-time interest charge of $22,000 was added to the note, and an original issue discount of $20,000 was reflected that provided net proceeds of $200,000 to the Company.

All of the convertible promissory notes as of December 31, 2023 are due in the next fiscal year, and therefore all current.

The Company evaluated the terms of the convertible notes and determined that there were derivative liabilities to be recorded at inception of the notes as there were sufficient shares to net share settle the notes at the discounted values.

Interest expense for the years ended December 31, 2023 and 2022 was $223,678 and $434,245, respectively. Amortization of debt discount, and original issue discount was $375,371 and $422,413 for the years ended December 31, 2023 and 2022, respectively. Accrued interest at December 31, 2023 was $232,428.

The Company recognized a loss on conversion of notes of $2,896,068 and $753,858 for the years ended December 31, 2023 and 2022, respectively.

NOTE 14: CONVERTIBLE PROMISSORY NOTES – RELATED PARTIES

The Company entered into convertible notes payable – related parties as follows as of December 31, 2023 and 2022. The chart below does not include convertible notes payable – related parties that were repaid or converted during 2022. Refer to the Form 10-K for the year ended December 31, 2022 filed April 6, 2023 for a full description of those notes:

	December 31, 2023	December 31, 2022
Monster Creative purchase – June 30, 2021	$1,381,830	$7,500,000
Less: Current portion	(1,381,830)	(7,500,000)
Long-term debt	$-	$-

All of the convertible promissory notes – related parties are in default and reflected in current liabilities as of December 31, 2023.

On June 30, 2021, the Company acquired Monster Creative, LLC. The Monster Purchase Price included: (a) a convertible note to Phantom Power, LLC in the amount of $6,525,000 that bears interest at 5% per annum, and was to mature December 31, 2022, convertible into the Company’s common stock; and (b) a convertible note to Kevin Childress in the amount of $975,000 that bears interest at 5% per annum, and was to mature December 31, 2022, convertible into the Company’s common stock. During the six months ended June 30, 2023, the Company converted $361,413 of the $975,000 note and sold the remaining $613,587 to a third party, who since converted the entire amount. Of the $5,525,000 note, the noteholder sold $2,925,000 to a third party who since converted the entire amount and converted $900,000 of this note. In the securities purchase agreement entered into effective June 30, 2023, $1,000,000 of the remaining balance of the note was cancelled, leaving a balance of $2,308,830. Of this amount $225,000 was sold to a third party and converted in August 2023, $702,000 was sold to a third party and converted in October 2023, leaving a balance outstanding of $1,381,830.

The Company evaluated the terms of the convertible notes and determined that there were no terms that would necessitate the recognition of any derivative liabilities.

Interest expense for the years ended December 31, 2023 and 2022 was $162,085 and $375,000, respectively.

NOTE 15: DERIVATIVE LIABILITIES

The Company entered into several convertible notes payable during the nine months ended September 30, 2023, that terms include variable conversion prices (see Note 13). The Company evaluated these terms and determined that the conversion option on the convertible notes payable contained characteristics that required the Company to classify them as derivative liabilities. The Derivative Instruments have been accounted for utilizing ASC 815 “Derivatives and Hedging.” The Company has incurred a liability for the estimated fair value of Derivative Instruments. The estimated fair value of the Derivative Instruments has been calculated using the Black-Scholes fair value option-pricing model with key input variables provided by management, as of the date of issuance, with changes in fair value recorded as gains or losses on revaluation in other income (expense).

F-35

The Company identified embedded features in some of the agreements which were classified as liabilities. These embedded features included a variable conversion price that would convert those instruments into a variable number of common shares. The accounting treatment of derivative financial instruments requires that the Company treat the instrument as liability and record the fair value of the instrument as derivatives as of the inception date of the instrument and to adjust the fair value of the instrument as of each subsequent balance sheet date.

The Company determined the derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes pricing model to calculate the fair value as of December 31, 2023. The Black-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate.

Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each warrant is estimated using the Black-Scholes valuation model. The following assumptions were used on December 31, 2023 and at inception:

	Year Ended December 31, 2023	Inception
Expected term	0.20 – 1.00 years	0.75 – 1.00 years
Expected volatility	118 - 156%	120% – 125%
Expected dividend yield	-	-
Risk-free interest rate	4.85 – 5.55%	4.85%
Market price	$0.0007 – $0.013	$0.0078 - $0.013

The Company’s derivative liabilities as of December 31, 2023 and inception associated with the offerings are as follows.

	December 31, 2023	December 31, 2022	Inception
Fair value of conversion option on February 8, 2023 note (see Note 13)	$-	-	$122,025
Fair value of conversion option on February 23, 2023 note (see Note 13)	-		127,100
Fair value of conversion option on March 6, 2023 note (see Note 13)	-	-	47,919
Fair value of conversion option on April 5, 2023 note (see Note 13)	-	-	59,133
Fair value of conversion option on September 7, 2023 note (see Note 13)	63,316	-	66,515
	$63,316	$-	$422,692

Activity related to the derivative liabilities for the year ended December 31, 2023 is as follows:

Beginning balance as of December 31, 2022	$-
Bifurcation of conversion option on convertible notes payable	422,692
Reclassification to equity upon conversion of convertible notes payable	(315,425)
Change in fair value of derivative liabilities	(43,951)
Ending balance as of December 31, 2023	$63,316

There were no derivative liabilities in the year ended December 31, 2022.

F-36

NOTE 16: STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

As of December 31, 2023 and 2022, the Company has 10,000,000 shares of Preferred Stock authorized, designated as follows: 7,000,000 shares of Series A Preferred Stock authorized, 570,000 shares of Series B Preferred Stock, and 20,000 shares of Series C Preferred Stock authorized. All shares of preferred stock have a par value of $0.00001.

Series A Preferred Stock

Dividends. Shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, on the same terms and conditions as that of holders of common stock, as may be declared by the Board of Directors.

Conversion. There are no conversion rights.

Redemption. Subject to certain conditions set forth in the Series A Certificate of Designation, in the event of a Change of Control (defined in the Series A Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series A Preferred Stock shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series A Preferred Stock in cash at a price per share of Series A Preferred Stock equal to 100% of the liquidation value.

Voting Rights. Holders of Series A Preferred Stock are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of one thousand (1,000) votes for every share of Series A Preferred Stock held.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation value of the Series A Preferred Stock before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company is insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Preferred Stock shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

The 7,000,000 shares were issued to a former officer of the Company and assigned to the new CEO at the time of the reverse merger of HUMBL.

Series B Preferred Stock

Prior to the amendment of the Certificate of Incorporation on October 29, 2021, the criteria established for the Series B Preferred Stock was as follows:

Dividends. Shares of Series B Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, on the same terms and conditions as that of holders of common stock, as may be declared by the Board of Directors.

Conversion. Each share of Series B Preferred Stock shall be convertible at the option of the holder thereof at any time after December 3, 2021 at the office of the Company or any transfer agent for such stock, into ten thousand (10,000) fully paid and nonassessable shares of common stock subject to adjustment for any stock split or distribution of securities or subdivision of the outstanding shares of common stock.

F-37

Redemption. Subject to certain conditions set forth in the Series B Certificate of Designation, in the event of a Change of Control (defined in the Series B Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series B Preferred Stock shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series B Preferred Stock in cash at a price per share of Series B Preferred Stock equal to 100% of the liquidation value.

Voting Rights. Holders of Series B Preferred Stock are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of ten thousand (10,000) votes for every share of Series B Preferred Stock held.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation value of the Series B Preferred Stock before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company is insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B Preferred Stock shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

HUMBL exchanged 100% of their membership interests for 552,029 shares of newly created Series B Preferred Stock. The Series B Preferred shares were issued to the respective members of HUMBL following the approval by FINRA of the one-for-four reverse stock split of the common shares and the increase in the authorized common shares to 7,450,000,000 shares. The FINRA approval for both the increase in the authorized common shares and reverse stock split occurred on February 26, 2021. These shares that were issued in the reverse merger had a value of $39,967.

These shares have a lock-up provision that prevents the holders to convert into common stock for a period of one-year from the date of the merger of December 3, 2020, with the exception of those held by the CEO who had a two-year lock up provision. In addition, officers and directors that received these shares are subject to strict selling limitations, where the number of shares sold within the preceding three months cannot exceed the greater of: (a) 1% of the total outstanding common shares; and (b) the average weekly reported trading volume for the previous four weeks.

On February 26, 2021, the Company issued 493 shares of Series B Preferred Stock for services rendered that were cancelled. On April 15, 2021, the Company revised their issuances and issued with an effective date of March 31, 2021, 2,272 Series B Preferred shares for services rendered. Of the 2,272 shares issued, 528 are vested immediately, 1,219 are vested over one year, and 525 are vested over two years. The vesting period commenced January 1, 2021. All of the Series B Preferred Shares issued have one-year lock up provisions to convert into common stock from the date of the merger of December 3, 2020. These shares have been fully expensed as of December 31, 2022.

Between May 3 and May 6, 2021, the Company’s CEO converted 79,625,000 shares of common stock into 7,962 Series B Preferred shares. These shares are subject to a lock-up provision whereby the CEO has agreed not to convert these Series B shares to common for a period of two years.

On July 6, 2021, the CEO of the Company cancelled 9,350 shares of Series B Preferred Stock (93,500,000 if converted into common stock) for no consideration.

On November 19, 2021, the Company paid $215, to redeem 215 Series B Preferred Shares.

In December 2021, there were 7,939 Series B Preferred shares converted into 79,390,000 common shares.

On March 17, 2022, the CEO of the Company cancelled 4,900 shares of Series B Preferred Stock (49,000,000 if converted into common stock) and on September 21, 2022, the Company’s CEO cancelled 45,000 Series B Preferred shares (the equivalent of 450,000,000 common shares) for no consideration.

During the year ended December 31, 2022, there were 79,762 shares of Series B Preferred Stock converted into 797,620,000 common shares.

F-38

For the three months ended March 31, 2023, there were 15,984 shares of Series B Preferred Stock converted into 159,840,000 common shares.

For the three months ended June 30, 2023, there were 9,795 shares of Series B Preferred Stock converted into 97,950,000 common shares.

There was no activity in the three months ended September 30, 2023.

For the three months ended December 31, 2023, there were 10,505 shares of Series B Preferred Stock converted into 105,050,000 common shares.

As of December 31, 2023, the Company has 379,875 shares of Series B Preferred Stock issued and outstanding.

On June 1, 2023, the Company amended their Certificate of Incorporation to amend the conversion terms of their Series B Preferred Stock as follows: (a) for the period beginning June 1, 2023 and ending on September 30, 2023, A Series B holder shall not have the right, whether by election, operation of law, or otherwise, to convert any shares of Series B Preferred Stock into common stock; (b) for each calendar month beginning October 2023 through June 2024, A Series B holder shall not have the right, whether by election operation of law or otherwise, to convert into common stock more than 500 shares of Series B Preferred Stock per month; and (c) for each calendar month beginning July 2024 through December 2024, A Series B holder shall not have the right, whether by election operation of law or otherwise, to convert into common stock more than 1,000 shares of Series B Preferred Stock per month.

Series C Preferred Stock

On October 24, 2023, the Company filed a Certificate of Designation with the State of Delaware to designate 20,000 shares to be authorized for Series C Preferred Stock.

The criteria established for the Series C Preferred Stock was as follows:

Dividends. Shares of Series C Preferred Stock shall not be entitled to receive any dividend.

Conversion. (a) Automatic Conversion – upon such time the Company shall become listed on a national securities exchange, the Series C Preferred stock shall automatically convert into shares of the Company’s common stock at a conversion price equal to a 25% discount to the public offering price, if the uplist occurs in connection with an underwriters effective registration statement registering the offer and sale of the Company’s common stock, or, in the event that the uplist occurs without a public offering, then the conversion rate shall be a 25% discount to the opening trading price on such national securities exchange. In connection with a public offering, each holder hereby consents to a cutback and/or lockup not to exceed 180 calendar days of its as-converted common stock if such cutback and/or lockup is required by the underwriter of the public offering; and (b) Voluntary Conversion – after the two year anniversary of the issuance of any share of Series C Preferred Stock, and provided that an uplist has not been consummated, the holder may convert their shares of Series C Preferred Stock, at their sole and absolute discretion into shares of common stock at the then fair market value of the common stock.

Redemption. The Series C Preferred Stock shall not be subject to mandatory redemption.

Voting Rights. Holders of Series C Preferred Stock shall have no voting rights.

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (“Liquidation Event”), before any distribution or payment shall be made to the holders of the Series C Preferred Stock, and after the distribution or payment to the Series A Preferred Stock and Series B Preferred Stock, in accordance with their respective terms, the holders of the Series C Preferred Stock shall be entitled to receive an amount per share equal to the sum of the initial issuance price applicable to such Series C Preferred Stock for each outstanding share of Series C Preferred Stock plus any declared but unpaid dividends on such share. The initial issuance price shall mean $1,000 per share (as adjusted for stock splits, stock dividends, recapitalizations, and similar transactions). If upon, any Liquidation Event, the assets of the Company shall be insufficient to make payment in full to the holders of the Series C Preferred Stock of the applicable Liquidation Preference, then such assets shall be distributed among the holders of the Series C Preferred Stock at the time outstanding, ratably in proportion to the full preferential amounts to which they would otherwise be entitled.

In the period October 24, 2023 through December 31, 2023, the Company issued 12,280 shares of Series C Preferred Stock for cash, exchange of debt and exchange of warrants. The 12,280 shares are outstanding as of December 31, 2023.

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Common Stock

The Company has 22,500,000,000 shares of common stock, par value $0.00001, authorized. The Company has 11,263,429,223 and 2,182,343,775 shares issued and outstanding as of December 31, 2023 and 2022, respectively. On May 26, 2023 the Board of Directors agreed to increase the number of common shares authorized from 7,450,000,000 shares to 12,500,000,000 shares. The stockholders approved this action on May 29, 2023. This action became effective on July 27, 2023. On January 26, 2024, the Board of Directors agreed to increase the authorized common shares to 22,500,000 shares.

In the three months ended March 31, 2022, the Company: (a) issued 4,000,000 shares in a settlement; (b) 10,000,000 shares in the exercise of warrants; (c) 13,200,000 shares in the asset purchase of BizSecure (also granted 26,800,000 restricted stock units in this acquisition); (d) 8,962,036 shares in the acquisition of Ixaya; (e) 675,000 shares for services rendered; (f) 37,374,170 shares issued for the exchange of notes payable and accrued interest; and (g) 220,640,000 shares issued in conversion of 22,064 Series B Preferred stock. In addition, the Company cancelled 825,000 shares.

During the three months ended March 31, 2022, the Company expensed $1,440,464 related to shares issued to consultants and advisors for services as noted above, leaving $4,626,417 of stock-based compensation yet to be expensed as of March 31, 2022. The Company has reduced their obligation to issue common stock by 1,120,176 shares and as of March 31, 2022 has an obligation to issue 198,750 shares valued at $26,831. These shares were issued in April 2022.

In the three months ended June 30, 2022, the Company: (a) issued 198,750 shares for services rendered; and (b) issued 224,510,000 shares in conversion of 22,451 Series B Preferred stock.

During the three months ended June 30, 2022, the Company expensed $1,216,115 related to shares issued to consultants and advisors for services as noted above, leaving $3,410,302 of stock-based compensation yet to be expensed as of June 30, 2022. The Company has reduced their obligation to issue common stock by 198,750 shares and as of June 30, 2022 has an obligation to issue 198,750 shares valued at $10,236. These shares were issued in July 2022.

In the three months ended September 30, 2022, the Company: (a) issued 11,698,750 shares for services rendered; (b) issued 208,010,000 shares in conversion of 20,801 Series B Preferred stock; (c) 30,338,978 shares for conversion of notes payable valued at $800,000, and recognized a loss on conversion of these shares in the amount of $305,967; and (d) the Company redeemed 1,000,000 shares of common stock in a settlement. In September 2022, the Company received $425,000 from three investors as part of a total of $575,000 for 38,333,333 shares and 76,666,666 warrants with a strike price of $0.03 and $0.04 (38,333,333 each). The remaining $150,000 was received in October 2022 and the shares were issued in October 2022. The Company has included the $425,000 in additional paid in capital as of September 30, 2022.

During the three months ended September 30, 2022, the Company expensed $1,192,808 related to shares issued to consultants and advisors for services as noted above, leaving $2,217,494 of stock-based compensation yet to be expensed as of September 30, 2022. The Company has reduced their obligation to issue common stock by 198,750 shares and as of September 30, 2022 has an obligation to issue 198,750 shares valued at $4,969. These shares were issued in October 2022.

In the three months ended December 31, 2022, the Company: (a) issued 168,750 shares for services rendered; (b) issued 144,460,000 shares in conversion of 14,446 Series B Preferred stock; (c) 111,073,302 shares for conversion of notes payable valued at $1,537,745, and recognized a loss on conversion of these shares in the amount of $753,858; and (d) the Company issued 72,352,940 shares of common stock with 11 different investors for $615,000, and issued 76,666,666 shares of common stock for $575,000.

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During the three months ended December 31, 2022, the Company expensed $1,032,748 related to shares issued to consultants and advisors for services as noted above, leaving $1,184,746 of stock-based compensation yet to be expensed as of December 31, 2022. The Company has reduced their obligation to issue common stock by 198,750 shares and as of December 31, 2022 has an obligation to issue 168,750 shares valued at $1,585. These shares were issued in January 2023.

In the three months ended March 31, 2023, the Company: (a) issued 40,418,750 shares for services rendered; (b) issued 159,840,000 shares in conversion of 15,984 Series B Preferred stock; (c) 527,274,658 shares for conversion of notes payable valued at $4,855,141, and recognized a loss on conversion of these shares in the amount of $427,740; (d) the Company issued 90,000,000 shares of common stock in the acquisition of BM Authentics; and (e) 5,433,656 shares of common stock in settlement with Tickeri on the disposal of that entity.

During the three months ended March 31, 2023, the Company expensed $1,135,579 related to shares issued to consultants and advisors for services as noted above, leaving $49,167 of stock-based compensation yet to be expensed as of March 31, 2023. The Company has reduced their obligation to issue common stock by 90,418,750 shares and as of March 31, 2023 has no obligation to issue shares. In addition, the Company recognized $206,032 in BCF discounts on convertible notes and the Company’s CEO contributed $50,000 during the three months ended March 31, 2023.

In the three months ended June 30, 2023, the Company: (a) issued 250,000 shares for services rendered valued at $1,925; (b) issued 97,950,000 shares in conversion of 9,795 Series B Preferred stock; (c) 776,645,700 shares for conversion of notes payable and accrued interest valued at $3,219,683, and recognized a gain on conversion of these shares in the amount of $799,573; (d) sold 147,500,000 shares of common stock for $360,050; (e) exchanged 38,333,333 warrants for 76,666,666 shares of common stock for no consideration and recognized a charge to the consolidated statement of operations equal to the value of the common shares of $460,000; and (f) issued 3,350,000 shares of common stock for vested RSUs to BizSecure.

During the three months ended June 30, 2023, the Company expensed $36,875 related to shares issued to consultants and advisors for services as noted above, leaving $12,292 of stock-based compensation yet to be expensed as of June 30, 2023.

In the three months ended September 30, 2023, the Company: (a) issued 428,631,922 shares for services rendered valued at $861,100; (b) 2,460,231,239 shares for conversion of notes payable and accrued interest valued at $4,198,292, and recognized a loss on conversion of these shares in the amount of $897,257; (c) 127,000,000 shares of common stock in a settlement with BizSecure for $406,400; and (d) issued 3,350,000 shares of common stock for vested RSUs to BizSecure.

During the three months ended September 30, 2023, the Company expensed $12,292 related to shares issued to consultants and advisors for services as noted above, leaving $0 of stock-based compensation yet to be expensed as of September 30, 2023.

In the three months ended December 31, 2023, the Company: (a) issued 78,350,000 shares for services rendered valued at $175,355; (b) 3,611,142,857 shares for conversion of notes payable and accrued interest valued at $4,027,643 that includes a loss on conversion of these shares in the amount of $2,420,643; (c) 342,000,000 shares of common stock in a cashless exchange of warrants; and (d) issued 105,050,000 shares of common stock in conversion of 10,505 Series B Preferred shares.

Stock Incentive Plan

On July 21, 2021, the Company established the HUMBL, Inc. 2021 Stock Incentive Plan (the “Plan”) for a total issuance not to exceed 20,000,000 shares of common stock. The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best-available persons.

The Plan permits the granting of Stock Options (including incentive stock options qualifying under Code Section 422 and nonqualified stock options), Stock Appreciation Rights, restricted or unrestricted Stock Awards, Restricted Stock Units, Performance Awards, other stock-based awards, or any combination of the foregoing.

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Warrants

Warrants issued in 2023 and 2022 consisted of the following:

On September 29, 2022, the Company entered into subscription agreements with investors whereby the Company issued 38,333,333 shares of common stock (issued in October 2022) and granted three-year warrants expiring September 29, 2025 for 38,333,333 warrants at $0.03 per share and 38,333,333 warrants at $0.04 per share. The Company received $425,000 in proceeds as of September 30, 2022 with the remaining $150,000 in proceeds received in October 2022. These warrants were cancelled on December 14, 2022.

Between November 7, 2022 and ending November 13, 2022 with 11 different investors issued warrants to purchase 36,176,471 shares of its common stock. The Warrants are exercisable for a period of three years, have a cashless exercise provision and have an exercise price of $0.017 per share.

On December 14, 2022 with 4 different investors issued warrants to purchase 38,333,333 shares of its common stock. The Warrants are exercisable for a period of three years, have a cashless exercise provision and have an exercise price of $0.012 per share.

On May 10, 2023, the Company issued 500,000 warrants with a term of five years at an exercise price of $0.10. The warrants were immediately vested and valued at $2,145.

On May 15, 2023, the Company issued 125,000,000 warrants with a five-year term and $0.005 exercise price in connection with a common share issuance.

On June 30, 2023, the Company issued 115,000,000 warrants with the former partners of Monster to settle all claims upon the sale of Monster back to the original owners. These warrants have a five year term and an exercise price of $0.05 per share.

On July 26, 2023, the Company entered into Securities Purchase Agreements with three different investors (the “Purchase Agreements”). Pursuant to the Purchase Agreements, the Company issued three convertible promissory notes in the original principal amount of $125,000 and three warrants to purchase 187,500,000 shares of its common stock for a total purchase price of $375,000. The notes are due in 12 months from the issuance date, bear interest at the rate of 10% per annum and have a fixed conversion price equal to the lowest closing trade price of the common stock in the 10 days following the issuance date. The warrants are exercisable for a period of five years, have a cashless exercise provision and an exercise price of $0.002 per share.

On November 17, 2023, the Company issued 43,000,000 warrants with an exercise price of $0.0011 that expire December 31, 2027 in exchange for the cancellation of 105,000,000 warrants issued on December 4, 2020 and the issuance of 2,500 Series C Preferred shares valued at $33,485.

On December 14, 2023, the Company issued 100,000,000 warrants with a strike price of $0.001 that expire December 14, 2026 in the issuance of a note payable in the amount of $220,000.

On December 19, 2023, the Company issued 100,000,000 warrants with a strike price of $0.001 that expire December 19, 2026 in the issuance of a note payable in the amount of $220,000.

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The following represents a summary of the warrants:

	Year Ended December 31, 2023		Year Ended December 31, 2022
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	347,234,804	$0.26265	283,650,000	$0.32627

Granted	1,046,000,000	0.00745	151,176,470	0.02486
Exercised	(50,000,000)	-	(10,000,000)	0.20
Forfeited/Exchanged	(220,000,000)	-	(77,366,666)	-
Expired	(21,725,000)	-	(225,000)	-
Ending balance	1,101,509,804	$0.03257	347,234,804	$0.26265
Intrinsic value of warrants	$-		$-
Weighted Average Remaining Contractual Life (Years)	3.99		1.57

As of December 31, 2023, 1,101,509,804 warrants are vested.

For the years ended December 31, 2023 and 2022, the Company incurred stock-based compensation expense of $3,828,624 and $7,162,889, respectively for the warrants in accordance with ASC 718-10-50-1 and ASC 718-10-50-2. The fair value of the grants were calculated based on the black-scholes calculation using the assumptions reflected in the chart below for both the service-based grants and the performance-based grants.

As of December 31, 2023, there remains unrecognized stock-based compensation expense related to these warrants of $9,142,095 comprising of service-based grants through June 30, 2026.

Options

Options issued in 2023 and 2022 consisted of the following:

On May 26, 2022, the Company granted 8,660,000 stock options to employees. These options have a term of 10 years and are exercisable into shares of common stock at a price of $0.0983 per share.

As of December 31, 2023, 5,000,000 of the May 26, 2022 options as well as 630,000 options issued in 2021 have been forfeited. As of December 31, 2023, 3,036,667 options are exercisable.

	Year Ended December 31, 2023		Year Ended December 31, 2022
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	4,005,000	$0.1501	630,000	$0.70

Granted	-	-	8,660,000	0.0983
Exercised	-	-	-	-
Forfeited	(345,000)	-	(5,285,000)	-
Expired	-	-	-	-
Ending balance	3,660,000	$0.0983	4,005,000	$0.1501
Intrinsic value of options	$-		$-
Weighted Average Remaining Contractual Life (Years)	8.41		9.36

For the year ended December 31, 2023 and 2022, the Company incurred stock-based compensation expense of $142,592 and $436,467, respectively for the options in accordance with ASC 718-10-50-1 and ASC 718-10-50-2. The fair value of the grants were calculated based on the black-scholes calculation using the assumptions reflected in the chart below for the service-based grants.

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Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each option/warrant is estimated using the Black-Scholes valuation model. The following assumptions were used for the periods as follows:

	Year Ended December 31, 2023	Year Ended December 31, 2022
Expected term	-	10
Expected volatility	-%	120%
Expected dividend yield	-	-
Risk-free interest rate	-%	2.74%

Restricted Stock Units (RSUs)

On February 12, 2022, the Company granted 26,800,000 RSUs in the acquisition of the asserts of BizSecure that was recorded as contingent consideration. These RSUs commenced vesting on April 1, 2022.

	Year Ended December 31, 2023		Year Ended December 31, 2022
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Beginning balance	16,750,000	$0.1689	-	$-

Granted	-	-	26,800,000	0.1689
Exercised	-	-	-	-
Forfeited	-	-	(10,050,000)	-
Vested	(13,400,000)	-	-	-
Ending balance	3,350,000	$0.1689	16,750,000	$0.1689

On December 30, 2022, the Company and BizSecure negotiated a settlement of all claims resulting from the Company’s inability to timely register the 13,200,000 shares of common stock issued February 12, 2022 and 10,050,000 RSUs that vested during 2022. As a result, the 13,200,000 shares of common stock and the 10,050,000 RSUs were rescinded effective December 30, 2022. The remaining 16,750,000 RSUs will continue to vest in accordance with the original terms and the Company will continue the process to get those RSUs registered for resale and re-negotiate the terms of the common shares to be issued to BizSecure. For the year ended December 31, 2023, 13,400,000 RSUs vested. In 2023 6,700,000 of these shares were issued for the vested RSUs.

For the years ended December 31, 2023 and 2022, the Company amortized $2,263,260 and $1,697,445, of the contingent consideration to additional paid in capital, respectively for the RSUs.

NOTE 17: RELATED-PARTY TRANSACTIONS

In March 2022, the Company’s CEO cancelled 4,900 Series B Preferred shares and in September 2022, the Company’s CEO cancelled 45,000 Series B Preferred shares. These shares are the equivalent of 499,000,000 common shares. The cancellations were done for no consideration.

In May 2022, the Company’s CEO contributed $406,040 to pay for the purchase of the NFT that is reflected as a non-current asset on the Company’s consolidated balance sheet, as well as contributed 100 million BLOCKS valued at $500,000. In the six months ended June 30, 2023, the Company’s CEO contributed $50,000.

On October 24, 2023, the Company exchanged $6,150,000 in related party notes payable and $355,402 in accrued interest into 8,775 shares of Series C preferred stock.

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NOTE 18: COUNTRY RIGHTS OPTION

Aurea Group

On March 15, 2021 we entered into a Securities Purchase Agreement with HUMBL CL SpA (“HUMBL CL”), an affiliate of Aurea Group Ventures (“Aurea Group”), a Chilean multi-family office, under which Aurea Group purchased shares of our common stock in return for exclusive country rights to Chile of our HUMBL products for a purchase price of up to $7,500,000.

Under the terms of the Securities Purchase Agreement, HUMBL CL agreed to purchase 437,500 shares of our common stock for $1,000,000. The payment for these shares was due on or before March 30, 2021 but as a result of restrictions imposed due to COVID-19 was paid in two tranches of $500,000 each on April 5, 2021 and April 6, 2021. In addition, HUMBL CL also received the right to purchase 1,562,500 shares of HUMBL common stock for $6,500,000 by December 31, 2021 and to receive a 35% equity interest in a Chilean subsidiary HUMBL intends to form to conduct its operations in Chile.

The Securities Purchase Agreement provides that if HUMBL CL exercises its right to purchase the subsidiary interest, it will receive 35% of the profits from operations of the HUMBL family of products in Chile. In addition, HUMBL CL also received a right of first refusal with respect to regional or country rights sales in Latin America.

On January 3, 2022, the Company entered into a Settlement Agreement with HUMBL CL whereby HUMBL issued HUMBL CL 4,000,000 shares of common stock and HUMBL CL agreed to waive its right to purchase the Latin America territory rights.

NOTE 19: SEGMENT REPORTING

The Company follows the provisions of ASC 280-10 Disclosures about Segments of an Enterprise and Related Information. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making operating decisions.

The following represents segment reporting for continuing operations only:

Year Ended December 31, 2022	Consumer	Commercial	Total
Segmented operating revenues	$150,363	$303,717	$454,080
Cost of revenues	83,176	98,111	181,287
Gross profit	67,187	205,606	272,793
Total operating expenses net of depreciation, amortization and impairment	26,658,877	1,841,342	28,500,219
Depreciation, amortization and impairment	1,472,649	8,036,603	9,509,252
Other expenses (income)	3,766,929	(27,705)	3,739,224
(Loss) from continuing operations	$(31,831,268)	$(9,644,634)	$(41,475,902)

Segmented assets as of December 31, 2022
Property and equipment, net	$20,549	$-	$20,549
Intangible assets	$261,713	$541,667	$803,380
Intangible assets – digital assets	$6,609	$147,823	$154,432
Capital expenditures	$8,510	$-	$8,510

Year Ended December 31, 2023	Consumer	Commercial	Total
Segmented operating revenues	$373,505	$632,351	$1,005,856
Cost of revenues	288,267	155,081	443,348
Gross profit	85,238	477,270	562,508
Total operating expenses net of depreciation, amortization and impairment	11,401,320	1,459,060	12,860,380
Depreciation, amortization and impairment	939,301	147,777	1,087,078
Other expenses (income)	4,168,841	5,080	4,173,921
(Loss) from continuing operations	$(16,424,224)	$(1,134,647)	$(17,558,871)

Segmented assets as of December 31, 2023
Property and equipment, net	$12,526	$-	$12,526
Intangible assets	$243,379	$411,667	$655,046
Capital expenditures	$-	$-	$-

The HUMBL Financial sector as well as the operations of Tickeri and Monster are reflected in discontinued operations on the consolidated statement of operations for the years ended December 31, 2023 and 2022.

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NOTE 20: LEGAL PROCEEDINGS

On May 19, 2022, we were named as a defendant in a putative shareholder derivative class action lawsuit filed in the United States District Court for the Southern District of California styled Matt Pasquinelli and Bryan Paysen v. HUMBL, LLC, Brian Foote, Jeffrey Hinshaw and George Sharp, Case No. 22CV0723 AJB BLM. The complaint alleges federal securities law violations by the Company, including false or misleading statements regarding our business and operations, that the HUMBL Pay App did not have the functionality that it promised to investors and that several international business partnerships had a low chance of contributing material revenues to our bottom line, and sales of unregistered securities through our BLOCK Exchange Traded Index products, which plaintiffs allege caused a decline in the market value of our shares of common stock. Plaintiffs seek unspecified monetary damages. On July 7, 2023, the United States District Court for the Southern District of California granted our Motion to Transfer Venue and transferred the case to the District Court of Delaware. On October 30, 2023, we filed a Motion to Dismiss the lawsuit with the District Court of Delaware which the parties have fully briefed and which motion is presently pending for resolution before the court. We intend to vigorously defend the actions of the defendants and contest what we believe are baseless claims.

On July 14, 2022, we were named as ae defendant in a putative shareholder derivative class action lawsuit filed in the Delaware Chancery Court styled Mike Armstrong, derivatively on behalf of HUMBL, Inc. v. Brian Foote, Jeffrey Hinshaw, George Sharp, Michele Rivera, and William B. Hoagland (Case No. 2022-0620). This case alleges the same claims as the Pasquinelli litigation described above and also seeks unspecified monetary damages. The case is currently stayed by agreement of the parties. We intend to vigorously defend the actions of the defendants and contest what we believe are baseless claims.

NOTE 21: COMMITMENTS

On May 10, 2023, we entered into an Equity Financing Agreement (“EFA”) and a Registration Rights Agreement (“Rights Agreement”) with Pacific Lion. Pursuant to the EFA, the Company has the right, subject to certain conditions, to sell up to $20,000,000 in shares of its common stock to Pacific Lion. Pursuant to the Rights Agreement, HUMBL agreed to file a registration statement to register the common stock issuable under the EFA. Following the registration of the securities under the EFA, HUMBL has the right to cause Pacific Lion to purchase its common stock at 85% of the lowest closing trade price in the previous 10 trading days by submitting a put notice to Pacific Lion. HUMBL may choose the dollar amount of each put notice; provided, however, the maximum dollar amount of any put cannot exceed 150% of HUMBL’s average daily trading volume in the previous 10 trading days. In addition, the amount of the put notice must not be less than $10,000 or greater than $200,000, unless otherwise agreed to by the parties. HUMBL may only deliver one put notice to Pacific Lion in any given 10 trading day period. Following an uplist to Nasdaq, NYSE or an equivalent national exchange, the conversion rate would increase from 85% to 90%. The amount of HUMBL shares owned by Pacific Lion cannot exceed 4.99% of the issue and outstanding shares of HUMBL common stock following the purchase by Pacific Lion of HUMBL shares under a put notice. We have agreed with Pacific Lion to delay the filing of the registration statement indefinitely.

On August 1, 2023, the Company entered into a Master Consulting Agreement (the “Agreement”) and Promissory Note (“Note”) with BRU, LLC (“BRU”). Under the terms of the Agreement, BRU will provide information technology support to the Company for a three-year term. The Company has agreed to pay compensation in common stock and cash. The initial stock consideration is 389,000,000 shares of common stock as compensation for past due invoices owed to BRU’s predecessor in interest with a 24-month price floor of $0.003 so that additional shares of common stock will be issued to BRU if the aggregate value of the common stock is less than $0.003 per share on the applicable measurement dates.

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Additional shares of common stock will be issued to BRU based on milestones to be mutually agreed to by the Company and BRU by August 11, 2023. The Company will issue 120,000,000 shares of its common stock (the “Additional Shares”) upon completion of the milestones that shall not be more than two years after execution of the Agreement. The value of the Additional Shares shall be equal to the number of Additional Shares multiplied by $0.003 (the “Additional Share Value”). On each anniversary of the execution date (the “Anniversary Date”) until the milestones are met, but in no event more than two years from the execution date, the Additional Share Value shall equal the value of the common stock on the Anniversary Date, based on the closing price of the Company’s common stock on the Anniversary Date (the “Anniversary Value”) (as may be adjusted for any reverse split). To the extent the Anniversary Value is lower than the public market value of the Company’s common stock, the Company will issue additional shares to BRU equal to the amount necessary for the total number of common stock and Additional Shares issued under the Agreement to equal the Anniversary Share Value that in no event will be less than $0.003 per share, or, at the Company’s election, pay in cash the difference between the public market value of the Company’s common stock and the Anniversary Share Value.

The Company has agreed to make two cash payments to BRU: $100,000 within 10 days following the execution of the Agreement and $400,000 through a Note with an 18-month term that bears no interest unless there is an event of default. The $400,000 cash payments under the Note are due and payable as follows: $100,000 within 45 days after the execution date; (b) $200,000 on the date that is one year from the execution date; and (c) $100,000 on or before the maturity date. The Company will also pay BRU $41,666.67 a month for the term of the agreement (subject to annual inflation adjustments) for ongoing technology development services provided by BRU.

NOTE 22: INCOME TAXES

The following table summarizes the significant differences between the U.S. Federal statutory tax rate and the Company’s effective tax rate for financial statement purposes for the years ended December 31, 2023 and 2022:

	2023	2022
Federal income taxes at statutory rate	21.00%	21.00%
State income taxes at statutory rate	9.00%	8.90%
Permanent differences	0.00%	0.00%
Stock compensation	82.60%	70.30%
Debt discounts	8.56%	5.36%
Change in valuation allowance	(121.16)%	(105.56)%
Totals	0.00%	0.00%

The following is a summary of the net deferred tax asset as of December 31, 2023 and 2022:

	As of December 31, 2023	As of December 31, 2022
Deferred tax assets (liabilities):
Net operating losses	$6,786,867	$7,157,555
Stock compensation	6,779,371	5,588,007
Debt discounts	235,750	123,139
Other expense	-	-
Total deferred tax assets	13,801,988	12,868,701
Less: Valuation allowance	(13,801,988)	(12,868,701)

Net deferred tax assets (liabilities)	$-	$-

Section 382 of the Internal Revenue Code provides an annual limitation on the amount of federal NOLs and tax credits that may be used in the event of an ownership change. The Company had a net operating loss carryforward totaling approximately $38,940,790 at December 31, 2023.

The Company classifies accrued interest and penalties, if any, for unrecognized tax benefits as part of income tax expense. The Company did not accrue any penalties or interest as of December 31, 2023 and 2022.

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The provision (benefit) for income taxes for continuing operations for the year ended December 31, 2023 and 2022 is as follows and represents minimum state taxes:

Current	$-	$-
Deferred	-	-

Total	$-	$-

NOTE 23: SUBSEQUENT EVENTS

Between January 1, 2024 and March 28, 2024, the Company issued 1,698,247,010 shares of common stock as follows: 1,174,627,010 shares in conversion of debt, 50,000,000 shares for services rendered, 393,300,000 shares in exchange of warrants, and 80,320,000 shares of common stock in conversion of 8,032 shares of Series B preferred stock.

On January 4, 2024, the Company entered into a Convertible Promissory Note in the amount of $55,000, due October 30, 2024. The note accrues interest at 9%, and an original issue discount of $5,000 was reflected that provided net proceeds of $50,000 to the Company. The note is convertible at a 35% discount to the lowest trade price of the common stock in the previous 10 trading days.

On February 22, 2024, the Company entered into a Promissory Note in the amount of $220,000, due February 22, 2025. A one-time interest charge of $22,000 was added to the note, and an original issue discount of $20,000 was reflected that provided net proceeds of $200,000 to the Company. In connection with this note, the Company issued a Warrant to Purchase Shares of Common Stock for 100,000,000 shares. The warrant is exercisable for three years and has an exercise price of $0.001.

On February 12, 2024, the Company entered into a Promissory Note in the amount of $55,000, due February 12, 2025. A one-time interest charge of $5,500 was added to the note, and an original issue discount of $5,000 was reflected that provided net proceeds of $50,000 to the Company. In connection with this note, the Company issued a Warrant to Purchase Shares of Common Stock for 25,000,000 shares. The warrant is exercisable for three years and has an exercise price of $0.001.

On February 14, 2024, the Company entered into a Promissory Note in the amount of $66,000, due November 15, 2024. A one-time interest charge of $9,900 was added to the note, and an original issue discount of $11,000 was reflected that provided net proceeds of $50,000 to the Company.

On February 23, 2024, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Avrio Worldwide, PBC (“Avrio”). Pursuant to the Purchase Agreement, the Company sold the assets associated with its HUMBL Financial product line, including all BLOCK ETXs and BLOCK Indexes (but not including any active trading algorithms or strategies) to Avrio. In exchange for selling such assets, HUMBL received: (1) 1,920,000 shares of Avrio’s Class A Common Stock that has one vote per share (representing a 10% stake in Avrio); and (2) 2.5% of the net revenues generated by Avrio from its sales of the acquired assets. The revenue share terminates upon the earlier of five years from the date of the Purchase Agreement or Avrio completing an initial public offering. The Company will also receive a seat on Avrio’s Board of Directors as part of the transaction, the initial designee being Brian Foote, CEO of the Company. The Company is currently evaluating the consideration received from Avrio in the determination of the value of the investment.

On March 13, 2024, the Company entered into a Promissory Note in the amount of $121,000, due March 13, 2025. A one-time interest charge of $12,100 was added to the note, and an original issue discount of $11,000 was reflected that provided net proceeds of $110,000 to the Company. In connection with this note, the Company issued a Warrant to Purchase Shares of Common Stock for 55,000,000 shares. The warrant is exercisable for three years and has an exercise price of $0.001.

On March 26, 2024, the Company entered into a Promissory Note in the amount of $121,000, due March 26, 2025. A one-time interest charge of $12,100 was added to the note, and an original issue discount of $11,000 was reflected that provided net proceeds of $110,000 to the Company. In connection with this note, the Company issued a Warrant to Purchase Shares of Common Stock for 55,000,000 shares. The warrant is exercisable for three years and has an exercise price of $0.001.

F-48

3,333,333,333 Shares of Common Stock

HUMBL, Inc.

OFFERING CIRCULAR

April 18, 2024

PART III. EXHIBITS.

EXHIBIT INDEX

Exhibit No.	Description	Form	Exhibit	Filing Date	Filed Herewith

2.1	Plan of Merger and Securities Exchange Agreement dated as of December 2, 2020 by and between Tesoro Enterprises, Inc. and HUMBL LLC	10-K	2.1	04/06/2023
2.2	Certificate of Merger of Tesoro Enterprises, Inc. and HUMBL LLC dated December 3, 2020.	10-K	2.2	04/06/2023
3.1	Certificate of Incorporation of Tesoro Enterprises, Inc.	10-K	3.1	04/06/2023
3.2	Amendment to Certificate of Incorporation of Tesoro Enterprises, Inc.	10-K	3.2	04/06/2023
3.3	Amendment to Certificate of Incorporation of HUMBL Inc.	10-K	3.3	04/06/2023
3.4	Certificate of Withdrawal – Series C Preferred Stock	10-K	3.4	04/06/2023
3.5	Certificate of Amendment to Certificate of Incorporation- Increasing Authorized Stock				X
3.6	Certificate of Designation of Series C Preferred Stock				X
3.7	Bylaws of the Registrant	10-K	3.5	04/06/2023
4.1	Form of Subscription Agreement				X
6.1	Asset Purchase Agreement, dated November 2, 2022 with Brian Meltzer and Robin Burns	8-K	10.1	11/08/2022
6.2	Form of Securities Purchase Agreement and Common Stock Purchase Warrant	8-K	10.1	11/14/2022
6.3	Line of Credit Agreement, dated November 15, 2022 with Sartorii, LLC	8-K	10.1	11/18/2020
6.4	Settlement Agreement and Mutual Release of Claims, dated November 15, 2022 with Forwardly, Inc.	8-K	10.2	11/18/2022
6.5	Equity Financing Agreement, dated December 12, 2022 with GHS Investments, LLC	8-K	10.1	12/14/2022
6.6	Registration Rights Agreement, dated December 12, 2022 with GHS Investment, LLC	8-K	10.2	12/14/2022
6.7	8% Convertible Note in favor of GS Capital Partners, LLC, dated December 8, 2023	8-K	10.3	12/14/2022
6.8	Settlement Agreement, dated January 31, 2023, with Javier and Juan Luis Gonzalez	8-K	10.1	02/03/2023
6.9	Employment Agreement with Brian Foote	1-A	6.9	08/22/2023
6.10	Employment Agreement with Jeff Hinshaw	1-A	6.10	08/22/2023
6.11	Service Provider Agreement between HUMBL and SumSub	1-A	6.11	08/22/2023
6.12	Sublease Agreement				X
11.1	Consent of BF Borgers CPA PC				X
11.2*	Consent of FitzGerald Kreditor Bolduc Risbrough LLP (included in Exhibit 12.1)
12.1*	Opinion of FitzGerald Kreditor Bolduc Risbrough LLP
17.1	List of Subsidiaries	1-A	17.1	08/22/2023

* To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the San Diego, State of California, on April 18, 2024.

HUMBL, Inc.

By:	/s/ Brian Foote
Brian Foote
President and Chief Executive Officer (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Brian Foote as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Offering Statement on Form 1-A (including all pre-qualification and post-qualification amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, as amended, this Offering Statement on Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Foote	President, Chief Executive Officer, and Director	April 18, 2024
Brian Foote	(Principal Executive Officer)

/s/ Jeffrey Hinshaw	Chief Financial Officer and Chief Operations Officer	April 18, 2024
Jeffrey Hinshaw	(Principal Financial Officer and Principal Accounting Officer)

/s/ Peter Schulte	Director	April 18, 2024
Peter Schulte

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